As filed with the Securities and Exchange Commission on November 3, 1999
                                                      Registration No.__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                          FIDELITY D & D BANCORP, INC.
             (Exact name of Registrant as specified in its charter)

          Pennsylvania                    6712                  23-3017653
-----------------------------  -------------------------   ------------------
      (State or other              (Primary Standard       (I.R.S. Employer
jurisdiction of incorporation  Industrial Classification   Identification No.)
     or organization)                Code Number)

                          FIDELITY D & D BANCORP, INC.
                           Blakely and Drinker Streets
                           Dunmore, Pennsylvania 18512
                                 (570) 342-8281
                   -------------------------------------------
                   (Address, including ZIP Code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                               Michael F. Marranca
                      President and Chief Executive Officer
                          FIDELITY D & D BANCORP, INC.
                           Blakely and Drinker Streets
                           Dunmore, Pennsylvania 18512
                                 (570) 342-8281
                   -------------------------------------------
                     (Name, address, including ZIP Code, and
                        telephone number, including area
                           code, of agent for service)

                                 With a Copy to:
                          Nicholas Bybel, Jr., Esquire
                            Cheryl A. Zeman, Esquire
                             SHUMAKER WILLIAMS, P.C.
                   P.O. Box 88, Harrisburg, Pennsylvania 17108
                                 (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of Each Class           Amount              Proposed          Proposed Maximum      Amount of
of Securities to              to be               Offering Price    Aggregate             Registration
be Registered                 Registered          Per Share(1)      Offering Price(1)     Fee(2)
------------------------------------------------------------------------------------------------------
Common Stock, without
par value                    1,901,472 shares   $   18.39           $34,968,070.08        $9,722

------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(2), upon the book value of the 897,736.20888 outstanding shares of common stock of The Fidelity Deposit and Discount Bank, par value $1.5625 , of $36.78 per share as of September 30, 1999, and estimated based upon the issuance of a maximum of 1,901,472 shares of Registrant's common stock, without par value, in the reorganization of The Fidelity Deposit and Discount Bank as a subsidiary of Registrant. Registrant will issue 2 shares of common stock in exchange for each share of bank common stock. The 1,901,472 shares include 100,000 shares to be reserved for issuance under the bank's Independent Directors Stock Option Plan and Stock Incentive Plan, which Registrant will assume.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROXY STATEMENT/PROSPECTUS

                          FIDELITY D & D BANCORP, INC.
                 Prospectus for 1,901,472 Shares of Common Stock

                     THE FIDELITY DEPOSIT AND DISCOUNT BANK
                                 Proxy Statement

      This document is a prospectus of Fidelity D & D Bancorp, Inc., a Pennsylvania business corporation and the proposed holding company for The Fidelity Deposit and Discount Bank. Fidelity D & D Bancorp proposes to issue approximately 1,801,472 shares of its common stock to the shareholders of the bank as part of a reorganization of the bank as the holding company's wholly-owned subsidiary, and to reserve an additional 100,000 shares for issuance under stock option plans the holding company will assume from the bank. The proposed holding company does not have an operating history. We anticipate that its common stock will trade on a very limited basis in the local over-the-counter market.

      This document is also a proxy statement of The Fidelity Deposit and Discount Bank for its Special Meeting of Shareholders to be held on __________, December ____, 1999, at ______ ___.m., Eastern Standard Time. At the meeting, shareholders will vote on a proposal to approve and adopt the Plan of Reorganization and Plan of Merger, providing for the reorganization of the bank as the wholly owned subsidiary of Fidelity D & D Bancorp and the automatic exchange of each whole share of common stock of the bank for 2 shares of common stock of the holding company. The proposed reorganization and related matters that shareholders will vote on at the meeting are described in this document. The bank's common stock trades on the OTC Bulletin Board under the symbol "FDDB."

      The proposed reorganization involves elements of risk, including certain anti-takeover strategies, which are described under "Risk Factors" on pages beginning on page 9.

      Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, the Pennsylvania Securities Commission nor any other state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

      The shares of Fidelity D & D Bancorp common stock offered in this proxy statement/ prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. There can be no assurance that the trading price of the common stock being offered will not decrease at any time.

      The date of this proxy statement/prospectus is November ____, 1999.

      You should rely only on the information contained or referred to in this document or any supplement. Neither Fidelity D & D Bancorp nor the bank has authorized anyone else to provide you with different or additional information.

      This document does not constitute an offer of securities in any jurisdiction in which or to any person to whom, it is not permitted. You should not assume that the information in this document or any supplement is accurate as of any other date than the date indicated on those documents.

      This proxy statement/prospectus does not cover resales of shares of Fidelity D & D Bancorp common stock after completion of the proposed reorganization, and no person is authorized to make use of this document in connection with any resale.

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
SUMMARY  ..............................................................................1
    Basic Information..................................................................1
             Address/Telephone Number..................................................1
             Type of Organization/Description of Business..............................1
    Information about the Special Meeting of The Fidelity Deposit and Discount
    Bank and Voting Procedure..........................................................2
             Date     .................................................................2
             Time and Place............................................................2
             Who is entitled to attend and vote at the meeting.........................2
             What will constitute a quorum at the meeting..............................2
             How do I vote.............................................................2
             What is the effect if I do not vote.......................................2
             May I change my vote after I have mailed my signed proxy form.............3
             What vote is required to approve each proposal............................3
             What percentage of the outstanding shares do the directors and executive officers of the bank hold.......................................3
    Information about the Proposed Transaction.........................................3
             What are you proposing....................................................3
             Why are you forming a bank holding company................................4
             What will happen to my stock..............................................4
             How will the 2-for-1 exchange affect the value of my stock................4
             Will I have to turn in my stock certificates..............................5
             Does formation of a holding company affect my federal income taxes........5
             Will the management of the bank change after the reorganization...........5
             What will happen to my stock options......................................6
             What will happen to the bank's dividend reinvestment plan.................6
             If the shareholders approve the reorganization, when will it occur........6
             How will you treat the reorganization for accounting purposes.............6
             Does the proposed transaction carry risks for shareholders................6
             What rights will I have under Pennsylvania law if I vote against the
             Plan of Reorganization and Plan of Merger.................................7

RISK FACTORS...........................................................................9
    Risks Relating to the Reorganization...............................................9
             The holding company's articles of incorporation and by-laws have anti-takeover defenses that could delay or prevent an acquisition and could adversely affect the price of the common stock......9
             Certain strong anti-takeover defenses of the Pennsylvania Business
             Corporation Law will also apply to the holding company and could delay or prevent an acquisition..........................................12
             The holding company's issuance of additional shares of common stock or preferred stock could dilute or depress the value of your shares of the holding company's common stock..........................................12
             The issuance of preferred stock could limit the holding company's ability to pay dividends to common stock shareholders..........................13
             Upon the dissolution or winding up of the holding company, the claims of others, including the holders of preferred stock,  may limit your ability recover your investment in the holding company.................................13
             Reorganizing the bank into a holding company structure will add an additional layer of government regulation which will result in additional costs..........................................................................14
    Risks Shared by the Bank and the Holding Company........................................14
             We may be unable to retain or replace members of the board of directors or senior management or to hire and retain other skilled personnel................15
             Our future success is dependent on our ability to compete effectively in the highly competitive banking industry........................................15
             The banking industry is highly susceptible to economic change..................15
             Increases in interest rates could make us less profitable......................16
             Our allowance for loan losses may prove to be insufficient to absorb potential losses in our loan portfolio.........................................16
             Changes in real estate values may adversely impact our loans that are secured by real estate.........................................................16
             Federal and state governmental entities extensively regulate and supervise the banking industry.................................................17
             Changes in the law and regulations may affect our ability to do business, our costs, and our profits.....................................................17
             Regulatory restrictions on dividend payments from the bank may affect our ability to pay dividends to our shareholders...............................18
             You will have a minimal influence on shareholder decisions.....................18
             The market for the bank's common stock is not active...........................19
             Our computer systems, and the systems of our customers and suppliers, may not properly process date information after December 31, 1999, which could disrupt our business and increase our costs........................19
             The by-laws of the holding company provide for the indemnification of directors, officers and employees and limit the liability of directors......20
             The forward-looking statements we make in this document are inherently uncertain...........................................................20

SUMMARY FINANCIAL INFORMATION...............................................................21

PER SHARE PRICE INFORMATION.................................................................22

INFORMATION ABOUT THE SPECIAL MEETING.......................................................23
         Time and Place of Special Meeting..................................................23
         Purpose of the Special Meeting.....................................................23
         Voting Rights, Quorum and Vote Required............................................23


         Solicitation of Proxies.......................................................24
         Voting by Proxy and Revocation of Proxies.....................................24
         Information about Beneficial Ownership of the Bank's Common Stock by
         Significant Shareholders, Directors and Executive Officers....................25

INFORMATION ABOUT THE PROPOSED REORGANIZATION..........................................29
         Description of Reorganization Procedure.......................................29
         Amendment or Termination of the Plan of Reorganization and Plan of Merger.....29
         Exchange of Stock, 2-for-1 Exchange Ratio.....................................30
         Stock Options and Stock Option Plans..........................................30
         Dividend Reinvestment Plan....................................................31
         Exchange of Stock Certificates................................................31
         Failure to Surrender Stock Certificates.......................................32
         Reasons for the Proposed Reorganization.......................................32
                  Financing............................................................32
                           Authorized Capital..........................................32
                           Debt Financing..............................................34
                           Trust Preferred Stock.......................................34
                  Non-Banking Activities...............................................35
                  Protection Against an Unfriendly Takeover............................35
                  Flexibility in Responding to Changes in Law..........................35
                  Bank Acquisitions....................................................36
         Dissenters' Rights of Appraisal...............................................36
                  General  ............................................................36
                  Fair Value...........................................................36
                  Notice of Intention to Dissent.......................................36
                  Notice to Demand Payment.............................................37
                  Failure to Comply with Notice to Demand Payment, etc.................37
                  Payment of Fair Value of Shares......................................37
                  Estimate by Dissenter of Fair Value of Shares........................37
                  Valuation Proceeding.................................................38
                  Costs and Expenses...................................................38
         Material Conditions...........................................................38
         Closing Date..................................................................40
         Tax Consequences..............................................................40
         Accounting Treatment..........................................................42
         Trading and Resale of Holding Company Common Stock............................42

DESCRIPTION OF THE HOLDING COMPANY.....................................................43
         Organization and Description of Business......................................43
         Properties....................................................................44
         Management....................................................................44
         Executive and Director Compensation...........................................44

         Information about Beneficial Ownership of Significant Shareholders,
         Directors and Executive Officers..................................................45
         Certain Relationships and Related Transactions....................................45
         Directors' and Officers' Indemnification and Limits on Liability..................45
         Supervision and Regulation of the Holding Company.................................46
                  The Securities Act of 1933 -The Offer and Sale of Securities.............46
                  The Securities Exchange Act of 1934 - Periodic Reporting Requirements....46
                  The Bank Holding Company Act of 1956 - Supervision by the Federal
                  Reserve Board............................................................46
                           General Supervision by the Federal Reserve Board................46
                           Restrictions on Acquiring Control of other Banks and Companies..46
                           Anti-Tie-In Provisions..........................................47
                           Restrictions on Extensions of Credit by Banks to their
                           Holding Companies...............................................47
                           Risk-Based Capital Guidelines...................................48
                           Capital Leverage Ratio Requirements.............................48
                           Restrictions on Control Changes.................................48
                  The Pennsylvania Banking Code of 1965 - Supervision by the
                  Pennsylvania Department of Banking.......................................48
                  The Riegle-Neal Interstate Banking and Branching Efficiency
                  Act of 1994 - Interstate Banking.........................................49
         Permitted Activities..............................................................49

DESCRIPTION OF THE BANK....................................................................54
         History  .........................................................................54
         Offices  .........................................................................54
         Description of Business...........................................................54
         Properties........................................................................57
         Supervision and Regulation of the Bank............................................58
                  Pennsylvania Banking Law.................................................58
                  Federal Banking Law......................................................59
                           Capital Adequacy Guidelines.....................................59
                           FDIC Insurance Assessments......................................60
                           Meeting the Needs of the Community..............................61
                           Truth-In-Savings................................................61
                           Restrictions on Control Changes.................................62
                           Suspicious Activities Reports...................................62
                           Interstate Banking..............................................62
                  Securities Regulation....................................................62
                  New Legislation..........................................................62
         Legal Proceedings.................................................................62
         Directors.........................................................................63
         Principal Officers................................................................64
         Executive Compensation............................................................64

         Stock Option Awards...............................................................65
         Compensation of Directors.........................................................66
         Certain Relationships between Officer and Directors and Certain Transactions between Officer and Directors and the Bank........................................66
                  Family Relationships.....................................................66
                  Indebtedness of Management...............................................66
         Year 2000 Computer Problem........................................................67
                  Description of the Problem...............................................67
                  The Bank's State of Readiness............................................67

FINANCIAL INFORMATION ABOUT THE REORGANIZATION.............................................69
         Capitalization....................................................................69
         Other Financial Information.......................................................71

DESCRIPTION OF THE BANK'S CAPITAL SECURITIES...............................................71
         Common Stock......................................................................71
                  Voting Rights............................................................71
                  Preemptive Rights........................................................71
                  Liquidation..............................................................71
                  Liability for Further Assessments........................................71
                  Sinking Fund Provision...................................................71
                  Redemption Provision.....................................................72
                  Capital Requirements under State Banking Law.............................72
                  Dividends................................................................72
         Comparative Market Prices.........................................................72
         Trade Price High's and Low's......................................................73
         Stock Option Plans................................................................73
                  1998 Independent Directors Stock Option Plan.............................74
                  1998 Stock Incentive Plan................................................76
         Dividend Reinvestment Plan........................................................78

DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES....................................78
         Common Stock......................................................................78
                  Voting Rights............................................................78
                  Preemptive Rights........................................................78
                  Liquidation..............................................................78
                  Liability for Further Assessments........................................79
                  Sinking Fund Provision...................................................79

                  Redemption or Conversion Rights..........................................79
                  Dividends................................................................79
                  Stock Option Plans.......................................................79
         Preferred Stock...................................................................80

                  Voting Rights............................................................80
                  Preemptive Rights........................................................80
                  Liquidation..............................................................80
                  Liability for Further Assessments........................................80
                  Sinking Fund Provision...................................................80
                  Redemption or Conversion Rights..........................................80
                  Dividends................................................................80
         Issuance of Additional Securities.................................................81
         Legal Opinion.....................................................................81
         Anti-Takeover Provisions in Articles and By-laws..................................81
                  Authorized Capital.......................................................81
                  Classified Board.........................................................81
                  No Cumulative Voting.....................................................82
                  Supermajority Vote for Approval of Extraordinary Transactions............82
                  Authorization to Consider Various Factors in Tender Offers...............82
                  Supermajority Vote for Amendment of By-laws..............................83
                  Supermajority Vote for Amendment of Certain Articles.....................83
         Anti-takeover Provisions Applicable to Registered Corporations....................83

COMPARISON OF SHAREHOLDER RIGHTS...........................................................88

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION and QUANTITATIVE AND QUALITATIVE
DISCLOSURES ABOUT MARKET RISK..............................................................90

INDEPENDENT AUDITORS.......................................................................90

SHAREHOLDER PROPOSALS......................................................................91

OTHER MATTERS..............................................................................91

Where You Can Find More Information........................................................92
         The Holding Company's Registration Statement......................................92
         Prior Annual Reports Sent to Shareholders and Information Filed with the FDIC.....92
         Periodic Reports and Information Filed with the SEC Following the Reorganization..93

INDEX TO FINANCIAL STATEMENTS.............................................................F-1

ANNEX A           PLAN OF REORGANIZATION AMONG THE FIDELITY DEPOSIT AND
                  DISCOUNT BANK, THE FIDELITY DEPOSIT AND DISCOUNT INTERIM BANK, AND FIDELITY D & D BANCORP, INC., WITH EXHIBIT A, PLAN OF MERGER BETWEEN THE FIDELITY DEPOSIT AND DISCOUNT BANK AND THE FIDELITY DEPOSIT AND DISCOUNT INTERIM BANK

ANNEX B AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FIDELITY D & D BANCORP, INC.

ANNEX C           BY-LAWS OF FIDELITY D & D BANCORP, INC.

ANNEX D           STATUTES REGARDING DISSENTING SHAREHOLDERS' RIGHTS

                            Anti-Takeover Provisions

      Fidelity D & D Bancorp, Inc.'s articles of incorporation and by-laws include certain provisions that may be considered "anti-takeover" in nature. They may have the effect of discouraging or making the acquisition of control over the holding company more difficult by means of an unsolicited tender or exchange offer, proxy contest or similar transaction. The anti-takeover provisions in the holding company's articles of incorporation include the following:

      o a provision that provides for substantial authorized but unissued capital stock, including both common stock and preferred stock,

      o a provision that denies shareholders the right to cumulate their votes in the election of directors,

      o a provision that establishes criteria to be applied by the board of directors in evaluating an acquisition proposal,

      o a supermajority provision that requires greater than a majority vote to approve a merger or other extraordinary corporate transaction, unless approved by a supermajority vote of the directors.

      o the absence of a provision for shareholders' preemptive rights to subscribe to purchase additional shares of stock on a pro rata basis, and

      o a supermajority provision that requires greater than a majority vote to amend certain provisions of our articles of incorporation, unless approved by a supermajority vote of the directors.

      The provisions of the holding company's by-laws that may be considered anti-takeover in nature include the following:

      o     a provision that establishes a classified board of directors, and

      o a supermajority provision that requires greater than a majority vote in order to amend the by-laws.

      The overall effect of these provisions may result in the entrenchment of current management by enabling it to retain its current position and placing it in a better position to resist changes that shareholders may want to make if dissatisfied with the conduct of our management and business, regardless of whether these changes are desired by or are beneficial to a majority of the shareholders. You may determine that these provisions are not in your best interest inasmuch as they may substantially limit your voting power.

      As a Pennsylvania business corporation, we are also subject to the Pennsylvania Business Corporation Law of 1988, as amended, which includes provisions applicable to us that may have similar effects. As stated above, these provisions may have the effect of entrenching management against the wishes of the shareholders. See "Risk Factors - Risks Relating to the Reorganization" and "Description of the Holding Company's Capital

Securities -- Anti-Takeover Provisions in Articles and By-laws, Anti-Takeover Provisions Applicable to Registered Corporations."

--------------------------------------------------------------------------------

                                     SUMMARY

                              Questions and Answers

      The following questions and answers are designed to help you understand the reorganization proposal. These questions and answers and the rest of the summary only highlight information in the proxy statement/prospectus. The remainder of the proxy statement/prospectus and attached exhibits contain more detailed information. We urge you to read the entire proxy statement/prospectus and exhibits to fully understand the reorganization.

Basic Information

Address/Telephone Number:

      The mailing and physical address of the principal executive offices of Fidelity D & D Bancorp, Inc. and of The Fidelity Deposit and Discount Bank is:

      Blakely and Drinker Streets
      Dunmore, Pennsylvania 18512.

      The telephone number of Fidelity D & D Bancorp and the bank is (570) 342-8281. In addition, the bank maintains a Web site at www.the-fidelity.com.

Type of Organization/Description of Business:

      Fidelity D & D Bancorp is a Pennsylvania business corporation. The bank filed the holding company's articles of incorporation with the Pennsylvania Corporation Bureau on August 10, 1999, to create a one-bank holding company for the bank. The same persons who serve on the board of directors of the bank serve as the holding company's directors. The holding company has no operating history.

      The bank is a Pennsylvania-chartered bank and trust company. The bank engages in a full service commercial and consumer banking business, including:

      o     the acceptance of time and demand deposits;

      o     the making of secured and unsecured commercial and consumer loans;
            and

      o     the offering of trust services.

The bank's primary service area is located in Lackawanna and Luzerne Counties, Pennsylvania.

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

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Information about the Special Meeting of The Fidelity Deposit and Discount Bank
and Voting Procedure

Date:

      December ____, 1999

Time and Place:

      ______ ___.m., Eastern Standard Time, at the main office of The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512.

Who is entitled to attend and vote at the meeting?

      Holding the bank's common stock at the close of business on November ___, 1999, the record date, entitles the holder to attend and vote at the meeting. On the record date, approximately 897,736 shares of the bank's common stock were outstanding. Each share of the bank's common stock entitles its holder to 1 vote with respect to all matters presented at the meeting.

What will constitute a quorum at the meeting?

      Each matter to be acted upon at the meeting requires the presence of a quorum. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum.

How do I vote?

      After carefully reading and considering the information contained in this document, please fill out and sign the enclosed proxy form. Then mail the proxy to the bank in the enclosed prepaid return envelope as soon as possible so that your shares will be represented at the special meeting. Your proxy will instruct the persons named on the form as proxy holders to vote your shares at the meeting as you direct on the proxy form. The board of directors recommends that you vote for the reorganization proposal.

What is the effect if I do not vote?

      A bank shareholder who abstains from voting is not included in the affirmative vote necessary to approve and adopt the Plan of Reorganization and Plan of Merger. This has the effect of voting against a matter, for purposes of whether or not shareholders approve a proposal. If you abstain from voting and do not follow the requirements under Pennsylvania law for dissenters' rights of appraisal, and if at least 2/3 of the outstanding shares of bank common stock vote in favor of the reorganization, you will automatically, without any action on your part,

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

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receive 2 shares of holding company common stock in exchange for each share of bank common stock you hold.

May I change my vote after I have mailed my signed proxy form?

      You may change your vote at any time before your shares are voted at the meeting by

      o giving notice of revocation to John F. Glinsky, Jr., Secretary of the bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512;

      o delivering a properly executed proxy form bearing a later date to John F. Glinsky, Jr.; or

      o     by voting in person after giving notice to John F. Glinsky, Jr..

      Your attendance at the special meeting will not by itself revoke your proxy.

What vote is required to approve each proposal?

      Approval and adoption of the Plan of Reorganization and Plan of Merger requires the affirmative vote of the holders of at least 2/3 of the outstanding shares of the bank's common stock. Approval of the proposal to adjourn the meeting to a later date if necessary requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy.

What percentage of the outstanding shares do the directors and executive officers of the bank hold?

      As of _______________, 1999, the bank's directors, executive officers and their affiliates own 19.77% of the bank's outstanding common stock. Their shares represent about 29.6% of the affirmative votes needed to approve the reorganization. We anticipate that these shares will be voted for the reorganization.

Information about the Proposed Transaction

What are you proposing?

      We are asking you to approve a Plan of Reorganization and related Plan of Merger that would result in the reorganization of the bank into a holding company structure. These agreements provide for the reorganization of the bank as the wholly owned subsidiary of Fidelity D & D Bancorp, Inc. The reorganization will occur through the merger of the bank with The Fidelity Deposit and Discount Interim Bank, a Pennsylvania chartered banking institution and subsidiary of Fidelity D & D Bancorp. The bank is organizing the interim bank to facilitate the proposed reorganization. The bank will be the surviving bank after its merger into the interim

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

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bank and will be a wholly owned subsidiary of the holding company, which will own 100% of its shares. Upon completion of the reorganization, each whole share of common stock of the bank will automatically represent 2 shares of common stock of Fidelity D & D Bancorp.

      We also ask you to approve a proposal to adjourn the special meeting to a later date, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization.

Why are you forming a bank holding company?

      In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

      o     financing;

      o     engaging in non-banking activities;

      o     protecting against an unfriendly takeover; and

      o     responding to changes in law.

What will happen to my stock?

      Upon the completion of the Plan of Reorganization and Plan of Merger, all shareholders of the bank, except those who exercise dissenting shareholders' rights, will become shareholders of Fidelity D & D Bancorp and will own 2 shares of the holding company's common stock for each share of common stock of the bank owned prior to the reorganization. 2 shares of common stock of the holding company will automatically replace each share of the bank's common stock. The holding company will not issue fractional shares in connection with the reorganization. Instead, the holding company will pay the holders of fractional shares of the bank's common stock the fair market value of their fractional interests in cash.

How will the 2-for-1 exchange affect the value of my stock?

      We anticipate that the 2-for-1 exchange ratio will have the same effect as a 2-for-1 stock split of the bank's common stock. Immediately after the reorganization, the market value per share of the holding company's common stock will be about 1/2 of the market value per share of the bank's common stock immediately prior to the reorganization. As a result, the total market value of your shares immediately after the reorganization should remain about the same as before the reorganization. We have chosen the 2-for-1 exchange ratio to create a more liquid market for the holding company's common stock. We believe that the exchange ratio will make the holding company's common stock more affordable to persons in the communities in which the bank does business and will enhance the trading volume and marketability of the shares. The 2-for-1 exchange

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

--------------------------------------------------------------------------------

ratio also provides the holding company with more flexibility to issue additional shares of common stock to raise additional capital, because the market value per share will be less.

Will I have to turn in my stock certificates?

      You must exchange your stock certificates, bearing the name "The Fidelity Deposit and Discount Bank," for new stock certificates, bearing the name "Fidelity D & D Bancorp, Inc." At its option, the holding company may withhold dividends payable after the reorganization to those who have received notification to exchange their stock certificates but have not done so within a reasonable period of time. The holding company will pay any dividends withheld, without interest, upon the proper surrender of the bank stock certificates.

      You must surrender your Bank stock certificates within 2 years of receiving notification to exchange the certificates. In the event that you do not surrender your stock certificates within that time, the holding company may sell the shares of holding company common stock that the holding company would otherwise have issued you. The holding company will hold the net proceeds of the sale, together with any cash to which you are entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, in a non-interest bearing account for your benefit. After this sale, your only right would be the right to collect the net sales proceeds, cash and accumulated dividends held for your account. Generally, the holding company will pay you the net proceeds, cash and accumulated dividends, without interest, only upon the proper surrender of the bank stock certificates.

Does formation of a holding company affect my federal income taxes?

      The proposed reorganization will be a tax-free reorganization under federal tax laws. You will not recognize any gain or loss for federal income tax purposes upon your receipt of Fidelity D & D Bancorp common stock in exchange for your shares of the bank's common stock. However, you will recognize a gain or loss upon the receipt of cash instead of holding company stock if you are a dissenting shareholder or upon the receipt of cash for any fractional interests in the bank's common stock. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state or local tax consequences.

Will the management of the bank change after the reorganization?

      The management of the bank will not change as a result of the reorganization. The members of the bank's board of directors were elected to serve as the board of directors of the holding company until its first annual meeting of shareholders. The executive officers of the holding company, including the President, are also executive officers of the bank.

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

--------------------------------------------------------------------------------

What will happen to my stock options?

      After the reorganization, the holding company will assume the bank's obligations under any outstanding stock options and stock option plans. We will adjust these plans and outstanding stock options under the plans to account for the 2-for-1 exchange of Fidelity D & D Bancorp common stock for bank common stock.

What will happen to the bank's dividend reinvestment plan?

      The bank's dividend reinvestment plan will terminate upon completion of the reorganization. After the proposed reorganization, we expect that Fidelity D & D Bancorp will establish a dividend reinvestment plan with substantially the same terms as the bank's plan.

If the shareholders approve the reorganization, when will it occur?

      We would like to complete the reorganization as soon as possible after the special meeting. In order to complete the reorganization, the bank, The Fidelity Deposit and Discount Interim Bank and the holding company must obtain certain regulatory approvals from the Pennsylvania Department for Banking, the FDIC, and the Board of Governors of the Federal Reserve System. If the necessary approvals are issued in time, the bank and holding company anticipate completing the reorganization immediately after obtaining shareholder approval, before the end of the 1999 fiscal year.

How will you treat the reorganization for accounting purposes?

      We intend to account for the reorganization as a pooling-of-interests. The pooling-of-interest method of accounting for a business combination reflects the union of ownership between the entities involved. Because Fidelity D & D Bancorp will be a one-bank holding company, immediately after the reorganization, its consolidated financial statements will be substantially the same to the bank's financial statements prior to the reorganization. The holding company's parent-only financial statements will reflect its investment in 100% of the shares of the bank's common stock.

Does the proposed transaction carry risks for shareholders?

      The proposed transaction will create certain new risks for shareholders resulting from "anti-takeover" strategies contained in the holding company's articles of incorporation and by-laws and in applicable provisions of the Pennsylvania Business Corporation Law of 1988. The general effect of these anti-takeover strategies may be to delay or prevent a merger or acquisition that a majority of the shareholders might view to be in their best interests. For example, shareholders might favor an offer that included a substantial premium over the market price of the holding company's common stock. These provisions may also assist the holding company's current board of directors in retaining its position and in resisting changes that the shareholders may desire.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      For example, the following anti-takeover provisions of the articles of incorporation and by-laws of the holding company are unique to the holding company and represent changes from the bank's articles of incorporation and by-laws:

      o the authorization of 10 million shares of common stock, and the authorization of 5 million shares of preferred stock all of which may be issued without shareholder approval,

      o the elimination of cumulative voting in the election of directors, and

      o the requirement that holders of at least 75% of the outstanding shares entitled to vote approve any merger or other extraordinary corporate transaction, unless at least 80% of all of the members of the board of directors has approved the transaction. (Then the transaction must be approved by only 51% of the holders of outstanding shares entitled to vote.)

      In addition to delaying or preventing an acquisition, the issuance of a substantial number of additional shares could dilute prior shareholders' value. Also, the issuance of preferred shares could depress the price of the common stock.

      Additionally, investment in the common stock of the holding company involves a degree of risk, similar to the risk of investment in the common stock of the bank. The FDIC will not insure investments in the common stock of the holding company. Funds invested in common stock will not earn interest. Intense competition, government regulation, and economic uncertainties result in a degree of risk for any investment in the common stock of the holding company.

What rights will I have under Pennsylvania law if I vote against the Plan of Reorganization and Plan of Merger?

      You will be entitled to receive cash payment of the fair value of your shares if the reorganization is completed if you:

      o do not vote in favor of the Plan of Reorganization and Plan of Merger; and

      o if you comply with the statutory requirements of Pennsylvania law concerning dissenters' rights of appraisal.

      To be eligible to demand payment for your shares as a dissenter, you must file with the bank, prior to the vote on the proposal, a written notice of intention to demand payment for the fair value of your shares if the reorganization is completed. Merely voting against the Plan of Reorganization and Plan of Merger at the special meeting will not perfect a shareholder's dissenter's rights. If the reorganization is approved, the bank will then mail a further notice to

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

--------------------------------------------------------------------------------

all dissenters who gave due notice and who did not vote in favor of the reorganization. This further notice will provide instructions on how to proceed further.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider all information in this document, especially the risk factors below, in determining how to vote. We have divided risk factors into two groups:

      o     risks relating to the reorganization, and

      o risks that apply to the bank and will apply substantially equally to Fidelity D & D Bancorp because Fidelity D & D Bancorp's primary asset will be its ownership of the equity of the bank.

Risks Relating to the Reorganization

            The proposed transaction will create certain new risks that do not currently exist for shareholders of the bank. Some of these new risks will occur because the articles of incorporation and by-laws of the holding company differ in key ways from those of the bank. Also, the Pennsylvania Banking Code of 1965 governs the rights of shareholders of the bank, but the Pennsylvania Business Corporation Law of 1988 will govern the rights of shareholders of the holding company

The holding company's articles of incorporation and by-laws have anti-takeover defenses that could delay or prevent an acquisition and could adversely affect the price of the common stock.

            The banking industry has experienced significant consolidation in recent years. The amended and restated articles of incorporation and the by-laws of the holding company contain provisions that may be considered "anti-takeover" in nature that will immediately apply to you upon completion of the reorganization. The articles and by-laws are attached as Annexes B and C. The Pennsylvania Business Corporation Law permits these anti-takeover strategies, which will help the holding company's board of directors to stop takeover attempts it does not favor. These anti-takeover defenses constitute a risk to shareholders for the following reasons:

      o Shareholders may disagree with the Board of Director's opposition to a takeover. For example, you may determine the takeover would be in your best interests if the potential acquiror offered a substantial premium over the market price of the holding company's common stock or if you were dissatisfied with the current board of directors.

      o A shareholder who disagrees with management's opposition to a tender offer may have less negotiating power to get more money from the potential acquiror for his or her shares.

      o These provisions could negatively affect the price of the holding company's common stock and may discourage third parties from bidding for the holding company.

      o These provisions will give the board of directors of the holding company more control than the board of directors of the bank currently has. This means that shareholders will generally have less control over the company.

      The following table describes the anti-takeover defenses in the holding company's articles of incorporation and by-laws:

-----------------------------------------------------------------------------------------------------------------------
    Anti-Takeover Provision                            Anti-Takeover Effect             Risks to Shareholders
-----------------------------------------------------------------------------------------------------------------------
The articles of incorporation authorize 10          The board of directors will        Shareholders may believe
million shares of common stock and 5 million        have more flexibility to issue     the acquisition or merger
shares of preferred stock.  The holding company     additional shares to               would be in their best
may issue these shares without shareholder          management-friendly parties        interests.
approval (Article 5 of the articles of              in order to weaken the
incorporation, Annex B).                            position of a potential            Shareholders' percentage
                                                    acquiror.                          ownership of stock and
                                                                                       voting power may be
                                                                                       diluted.

                                                                                       The issuance of preferred stock
                                                                                       could depress the price of common
                                                                                       stock.
------------------------------------------------------------------------------------------------------------------------
The articles of incorporation eliminate             The prohibition against            Shareholders may believe
cumulative voting in the election of directors.     cumulative voting will make it     the acquisition or merger
Cumulative voting entitles a shareholder to as      more difficult for a potential     would be in their best
many votes as equal the number of shares            acquiror to elect its own          interests.
owned by the shareholder multiplied by the          nominees to the board and
number of directors to be elected.  A               control the company.               No cumulative voting may
shareholder may cast all of these votes for one                                        make it more difficult for
candidate or distribute them among any two or                                          shareholders to elect their
more candidates.                                                                       nominees to the board of
                                                                                       directors, even if they do
                                                                                       not intend to gain control
                                                                                       over the company.
------------------------------------------------------------------------------------------------------------------------
75% of the outstanding shares entitled to vote      This provision ensures that        Many shareholders may
must approve any merger, consolidation,             any extraordinary corporate        believe the acquisition or
liquidation or dissolution of the holding           transaction opposed by the         merger would be in their
company or the sale of all or substantially all     of board can occur only with       best interests, but may be
its assets, unless at least 80% of all of the       a clear mandate from               unable to garner the 75%
members of the board of directors has approved      shareholders.                      vote required for approval.
the transaction. Then, only 51% of the holders
of shares entitled to vote can approve the
transaction (Article 7 of the articles of
incorporation, Annex B).
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
    Anti-Takeover Provision                            Anti-Takeover Effect             Risks to Shareholders
-----------------------------------------------------------------------------------------------------------------------
The holders of at least 75% of the outstanding      This provision would make it       Shareholders may believe
shares entitled to vote must approve any change     more difficult for an acquiror     the acquisition or merger
in the by-laws, unless a majority of the            to change the by-laws.             would be in their best
members of the board of directors has approved                                         interests.
the change.  (Exceptions:
                                                                                       Shareholders with no
1. The directors may not make or alter any by-                                         intention of taking over the
laws fixing their qualification, classification                                        company will have more
or term of office.                                                                     difficulty amending the by-laws. s

2. The power of the board of directors to
change the by-laws is subject to the power of
the holders of 75% of the outstanding shares
entitled to vote to change action by the board
of directors) (Article 34 of the by-laws,
Annex C)
-----------------------------------------------------------------------------------------------------------------------
The articles of incorporation authorize the board   This provision makes it easier     Shareholders may believe
of directors to oppose a tender offer on the        for the board to oppose an         the acquisition or merger
basis of factors other than economic benefit to     offer by a potential acquiror      would be in their best
shareholders, such as social and economic           because the board is authorized    interests.
effects, and to use any legal means to resist an    to consider factors
unwanted takeover (Article 10 of the articles of    in its decision-making other
incorporation, Annex B).                            than the economic benefit to
                                                    shareholders.
-----------------------------------------------------------------------------------------------------------------------
The affirmative vote of at least 75% of the         This may make it more              Shareholders may believe
outstanding shares entitled to vote is required     difficult for a potential          the acquisition or merger
to amend the "anti-takeover" provisions of the      acquiror to amend the articles     would be in their best
articles of incorporation, unless 80% of the        to assist the acquiror in          interests.
members of the board of directors has approved      gaining control of the holding
the amendment.  If 80% of the Board has             company.                           Shareholders with no
approved the Amendment, then 51% of                                                    intention of taking over the
outstanding shares entitled to vote may amend                                          company will have more
the Articles (Article 12 of the articles of                                            difficulty amending the
incorporation, Annex C).                                                               articles of incorporation.
-----------------------------------------------------------------------------------------------------------------------
The following anti-takeover defenses are
already in use by the bank and apply to the
holding company as well:

The by-laws provide for 3-year staggered terms      Electing a board with              Shareholders may believe
of office for directors (Section 9.2 of the by-     staggered terms of office, also    the acquisition or merger
laws, Annex C).                                     known as a "classified" or         would be in their best
                                                    "staggered" board, will make       interests.
                                                    it more difficult for an
                                                    acquiror to change the             All shareholders will find it
                                                    management of the company.         more difficult to change the
                                                    Only one-third of the directors    composition of the board.
                                                    come up for election each
                                                    year, so shareholders will only
                                                    be able to elect a full board
                                                    over a span of 3 years.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
    Anti-Takeover Provision                            Anti-Takeover Effect             Risks to Shareholders
-----------------------------------------------------------------------------------------------------------------------
Like shareholders of the bank, shareholders of      The board of directors may         Shareholders may believe
the holding company will not have a guarantee       issue additional shares to         the acquisition or merger
of preemptive rights. The articles of               management-friendly parties        would be in their best
incorporation do not guarantee preemptive           in order to weaken the             interests.
rights of shareholders. "Preemptive rights"         position of a potential
mean that a company must give current               acquiror.                          Shareholders' percentage
shareholders the opportunity to purchase the                                           ownership of stock may be
same proportion of new shares it issues as the                                         diluted.  However, the
shareholder's current ownership proportion.                                            board of directors may
Without preemptive rights, a company may                                               choose to grant preemptive
issue shares to third parties without offering                                         rights to shareholders in a
them to current shareholders.                                                          particular stock offering.
-----------------------------------------------------------------------------------------------------------------------

      For a more detailed description of these anti-takeover defenses, please refer to the section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions in Articles and By-laws."

Certain strong anti-takeover defenses of the Pennsylvania Business Corporation Law will also apply to the holding company and could delay or prevent an acquisition.

      Under the Business Corporation Law, certain strong anti-takeover provisions are available to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934. The holding company will be required to register its stock under the 1934 Act because it will have more than 500 shareholders and more than $10 million in assets on a consolidated basis after the reorganization. The anti-takeover provisions of Pennsylvania corporate law do not apply to the bank. The holding company expects to attain the status of a registered corporation upon filing the appropriate form with the SEC after completion of the reorganization, at which time these anti-takeover provisions of Pennsylvania corporate law will apply. To the extent that these provisions limit a potential acquiror's rights, they tend also to limit all shareholders' rights. See section entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions Applicable to Registered Corporations."

The holding company's issuance of additional shares of common stock or preferred stock could dilute or depress the value of your shares of the holding company's common stock.

      The holding company's articles of incorporation authorize the issuance of up to 10 million shares of common stock and 5 million shares of preferred stock. The issuance of additional stock within these limits will not require prior shareholder approval. We anticipate that the holding company will issue approximately 1,801,472 shares of common stock, if the reorganization is completed, and approximately 8,198,528 shares of common stock will remain unissued. The holding company will not issue any preferred stock in the reorganization. Sales of additional shares of stock, or the perception that shares may be sold, could negatively affect the market price of the holding company's stock.

      The issuance of additional shares could also dilute the percentage ownership interest and corresponding voting power of the prior shareholders. Shareholders of the holding company, like shareholders of the bank, will not have preemptive rights, which is the right to subscribe for additional shares being offered on a proportional basis to their stock ownership percentage. However, the holding company may make the right of preemption a contractual term of a particular stock offering.

      Additionally, we anticipate that the holding company will implement a dividend reinvestment plan shortly after the reorganization which will be substantially similar to the bank's dividend reinvestment plan. We expect that the dividend reinvestment plan will permit the holding company to sell up to 100,000 shares of common stock to its shareholders. The subsequent sale of these shares could reduce the market price for the common stock and result in a dilution to our shareholders.

      The holding company will assume the obligations of the bank under its 1998 Independent Directors Stock Option Plan and 1998 Stock Incentive Plan. As adjusted for the 2-for-1 exchange ratio in the reorganization, the holding company will be able to issue up to 50,000 shares under each of these stock option plans. The issuance and exercise of stock options under these plans may also depress the price of holding company common stock or dilute shareholder value.

      The issuance of a substantial number of preferred stock could also have the effect of depressing the price of the common stock because the public could show more demand for the preferred stock.

The issuance of preferred stock could limit the holding company's ability to pay dividends to common stock shareholders.

      The holding company's issuance of preferred stock could limit its ability to pay dividends to common stock shareholders if the holding company granted the preferred shares preferential dividend rights. The holding company may issue preferred stock and determine the rights of preferred stock shareholders without prior approval by the holders of common stock.

Upon the dissolution or winding up of the holding company, the claims of others, including the holders of preferred stock, may limit your ability recover your investment in the holding company.

      In the event of dissolution and termination of the holding company, the proceeds, if any, realized from liquidation of the holding company's assets will first be used to satisfy all claims of creditors, including depositors. This risk also exists for current shareholders of the bank.

      If the holding company issues any preferred stock, the holders of preferred stock are also likely to have priority over the holders of common stock in recovering their investment in the case of dissolution. Although the holding company's board of directors currently has no plans to issue preferred stock, it may do so at any time without shareholder approval. Because the bank could not issue preferred stock without prior shareholder approval, this risk does not currently exist for the bank's shareholders.

      Accordingly, your ability as common stock shareholder to recover all or any portion of your investment under these circumstances will depend on the amount of funds realized, the claims of creditors, depositors and others to be satisfied, and the amount of preferred stock issued, if any.

Reorganizing the bank into a holding company structure will add an additional layer of government regulation which will result in additional costs.

      The bank is already subject to extensive governmental supervision, regulation and control, and the reorganization will result in additional regulation. The holding company will be subject to the provisions and restrictions of the Bank Holding Company Act of 1956 and to supervision by the Board of Governors of the Federal Reserve System. It may engage only in banking activities and activities related to banking and is subject to various other restrictions. It must file an annual report with the Federal Reserve Board, which may also conduct examinations of the holding company. Although these requirements may be costly and burdensome, they are designed to protect the safety and soundness of the bank subsidiaries of holding companies.

      The holding company must also generally file registration statements with the SEC under the Securities Act of 1933, as well as with certain state securities commissions under state securities laws, for the offer and sale of its securities to the public. Presently, the bank is exempt from the registration requirements under the 1933 Act because of exemptions for bank securities. However, the bank must file periodic financial reports, proxy statements and other information with the FDIC under the Securities Exchange Act of 1934. The additional filings under the 1933 Act will entail additional costs, including legal fees and filing fees. See "Description of the Holding Company - Supervision and Regulation of the Holding Company" below.

Risks Shared by the Bank and the Holding Company

      Investment in the common stock of the holding company also involves risks substantially similar to risks for the current shareholders of the bank. The FDIC does not insure money invested in the common stock of the holding company, unlike money deposited with the bank. Funds invested in common stock will not earn interest. After the reorganization, the following risk factors may influence the value of the holding company's common stock:

We may be unable to retain or replace members of the board of directors or senior management or to hire and retain other skilled personnel.

      The business success of the bank and holding company depends to a great extent upon the services of the board of directors of the bank. The loss of key personnel by the bank would have a material adverse effect upon the future prospects of the bank or holding company.

Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

      We face substantial competition in all phases of our operations from a variety of different competitors. Our future growth and success will depend on our ability to compete effectively in this highly competitive environment. We compete for loans, deposits and other financial services in our geographic market with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and various other non-bank competitors. Many of our competitors offer services which we do not, and many have substantially greater resources, name recognition and market presence that benefit them in attracting business. In addition, larger competitors may be able to price loans and deposits more aggressively than we do. Within the bank's Lackawanna and Luzerne County marketplace, the bank is 1 of ___ commercial banks and ___ savings banks competing for customers. While ___ super-regional banks currently control ____% of the deposit base, ______ community banks maintain the other _____% of the total deposits. The Fidelity Deposit and Discount Bank has _____% of FDIC-insured deposits in Lackawanna County and _______% of FDIC-insured deposits in Luzerne County. The non-bank financial institutions and financial services organizations with which we compete are not subject to the same degree of regulation as is imposed on banks. As a result, these non-bank competitors have an advantage over us in providing certain services.

The banking industry is highly susceptible to economic change.

      Commercial banking is affected by local, domestic and international economic and political conditions, and by governmental monetary and fiscal policies. Conditions such as inflation, recession, unemployment, volatile interest rates, tight money supply, scarce natural resources, real estate values, international conflicts and other factors beyond the bank's control can adversely affect the profitability of the bank. Future rising interest rates, while increasing the income yield on the bank's earning assets, can adversely affect loan demand and, consequently, the profitability of the bank. Future decreases in interest rates can adversely affect the bank's profitability because they reduce the return which the bank earns on its assets. Economic downturns could result in the delinquency of outstanding loans. In particular, a downturn in the economic conditions in northeastern Pennsylvania, where the bank's lending and deposit- gathering are concentrated, could reduce our growth rate, impair our ability to collect loans and generally affect our financial condition and results of operations.

Increases in interest rates could make us less profitable.

Our profitability is dependant to a large extent on our net interest income. Net interest income is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Like most financial institutions, we are affected by changes in general interest rate levels, which are currently at relatively low levels, and by other economic factors beyond our control. In addition, interest rate risks can result from mismatches between the dollar amount of repricing or maturing assets and liabilities and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. Although our management believes it has implemented strategies to reduce the potential effects of changes in interest rates on our results of operations, any substantial and prolonged increase in market interest rates could adversely affect our operating results.

Our allowance for loan losses may prove to be insufficient to absorb potential losses in our loan portfolio.

      Lending money is a substantial part of our business. However, every loan we make carries a certain risk of non-payment. We cannot assure that our allowance for loan losses will be sufficient to absorb actual loan losses. We also cannot assure you that we will not experience significant losses in our loan portfolios that may require significant increases to the allowance for loan losses in the future. Although we evaluate every loan that we make against our underwriting criteria, we may experience losses by reasons of factors beyond our control. Some of these factors include changes in market conditions affecting the value of real estate and unexpected problems affecting the creditworthiness of our borrowers.

      We determine the adequacy of our allowance of loan losses by considering various factors, including:

      o an analysis of the risk characteristics of various classifications of loans;
      o     previous loan loss experience;
      o     specific loans that would have loan loss potential;
      o     delinquency trends;
      o     estimated fair value of the underlying collateral;
      o     current economic conditions;
      o     the view of our regulators; and
      o     geographic and industry loan concentration.

Changes in real estate values may adversely impact our loans that are secured by real estate.

      A significant portion of our loan portfolio consists of residential and commercial mortgages secured by real estate. These properties are concentrated in northeastern Pennsylvania. Real estate values and real estate markets generally are affected by, among other things, changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in the tax laws and other governmental statutes, regulations and policies, and acts of nature. If real estate prices decline, particularly in northeastern Pennsylvania, the value of the real estate collateral securing the bank's loans could be reduced. This reduction in the value of the collateral would increase the number of non-performing loans and could have a material negative impact on our financial performance. Additionally, the bank has increased its level of commercial real estate loans, which are considered to involve a higher degree of credit risk than that of the one-to-four family residential loans.

Federal and state governmental entities extensively regulate and supervise the banking industry.

      The bank is subject to, and will continue to be subject to, extensive governmental supervision, regulation and control. The bank is subject to federal and state statutes applicable to bank and trust companies chartered under the banking laws of Pennsylvania and to banks whose deposits are insured by the Federal Deposit Insurance Corporation. The primary regulator of the bank is the Pennsylvania Department of Banking, and the bank's primary federal regulator is the FDIC. Federal and state banking laws and regulations govern the scope of a bank's business, a bank's investments, a bank's reserves against deposits, a bank's loans, interest rates, the activities of a bank with respect to mergers and consolidations, and the establishment of branches.

      In addition, due to its number of shareholders and the size of its assets, the bank is registered under Section 12 of the Securities Exchange Act of 1934 and is subject to various reporting requirements and to regulations regarding proxy solicitations or tender offers. Under the 1934 Act, the bank files proxy materials, financial reports and other information with the FDIC. After the reorganization, the holding company will register its stock under Section 12 of the 1934 Act and will file proxy statements and periodic reports with the SEC that contain consolidated financial information on both the holding company and the bank. The bank will cease to file these reports and information, although it will continue to file financial information with its regulators under other laws.

      The regulatory burden on banks is costly and makes competition with other types of financial institutions, such as insurance companies and brokerage houses, that are not subject to the same regulatory burden difficult. See "Description of the Bank - Supervision and Regulation of the bank" below.

Changes in the law and regulations may affect our ability to do business, our costs, and our profits.

      We are subject to extensive state and federal supervision and regulation. These laws and regulations are intended to protect depositors, not shareholders. Any change in applicable laws or regulations may have a material effect on our business and prospects. We cannot predict the nature or the extent of the effect on our business or earnings that monetary policies, economic control, or new federal or state regulations may have in the future. For example, we cannot predict whether any of the bills for financial services reform currently being considered by the United States Senate and House of Representatives will become law. The legislation would allow either bank subsidiaries or bank holding companies, depending on the form of legislation adopted, to participate fully in insurance, securities underwriting, and merchant banking.

Regulatory restrictions on dividend payments from the bank may affect our ability to pay dividends to our shareholders.

      The ability of the holding company to pay cash dividends will be subject to certain restrictions under Pennsylvania corporate law. In addition, because the cash that the holding company uses to pay dividends will come from dividends the bank pays to the holding company, the holding company's ability to pay dividends will depend upon the bank. The bank's ability to pay dividends is subject to and limited by certain legal and regulatory restrictions applicable to banks. Assuming a dividend would satisfy the minimum legal requirements, we will decide whether or not to pay dividends after considering the our capital requirements and current and projected net income. See "Description of the Bank's Capital Securities - Dividends."

You will have a minimal influence on shareholder decisions.

      The directors, officers and substantial investors may have sufficient beneficial ownership of the common stock to control the holding company. The directors and officers of the bank currently own 19.67% of the bank's common stock and are expected to own approximately the same percentage of common stock of the holding company upon completion of the proposed reorganization. See "Principal Beneficial Owners of the Bank's Common Stock."

      The ownership of a substantial percentage of the outstanding common stock by a limited number of shareholders with a common interest, particularly those who share management of a company, may result in disproportionate control of the holding company. Although a minority of total shareholders, this group may be able to consistently determine the outcome of votes in matters submitted to a vote of the holding company's shareholders. It would be difficult for another shareholder group to defeat a proposal favored by the holding company's directors and officers, or to approve a proposal opposed by the directors and officers.

      The ownership of a relatively large percentage of shares by the holding company's board of directors and officers may assist the board of directors and its appointed officers in retaining control of the holding company, even if the other shareholders are dissatisfied with the Board. This effect may be even more significant for the holding company because of its anti-takeover strategies designed to assist management in retaining control.

      The ownership of a substantial number of shares by a limited number of persons can also adversely affect the liquidity of the market for the common stock because only a limited number of shares are widely dispersed and likely to change hands. Stock prices in an illiquid market tend to increase and decrease in a more volatile manner than stock prices in a liquid market, because prices for a relatively small number of shares can have a significant impact on the price quoted for the common stock. The holding company is unable to estimate the number of shares of common stock that may be sold in the future by any of its shareholders. These sales will depend upon a number of factors, including the market price for the shares of common stock and the individual circumstances of each shareholder. The sale of a substantial block of shares of common stock in the public market is likely to have an adverse impact on the market price of the common stock.

The market for the bank's common stock is not active.

      The public trades the bank's common stock on a limited basis in the local over-the-counter market, primarily in the bank's geographic service area, and several brokers make a market in the bank's common stock. This will also be the case for the holding company's common stock. The holding company does not presently intend to apply to the National Association of Securities Dealers to have its common stock listed for trading on the National Association of Securities Dealers Automated Quotation System or to apply for listing on any national securities exchange. While the holding company does intend to comply with regulatory requirements necessary for brokerage firms to make an active market in the common stock, we cannot assure that a more liquid market for the common stock will develop.

Our computer systems, and the systems of our customers and suppliers, may not properly process date information after December 31, 1999, which could disrupt our business and increase our costs.

      The "Year 2000 Problem" is the result of computer programs having been written using two digits rather than four to define the applicable year. Any of the bank's computer systems that have date-sensitive software or date-sensitive hardware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send statements, or engage in similar normal business activities. The Year 2000 Problem also extends to embedded controllers, which are microprocessors located within a piece of machinery.

      Although we have addressed the issue of our Year 2000 readiness and will continue to assess the situation, we cannot assure you that we have successfully identified or resolved all year 2000 problems which may affect the bank. We also cannot assure you that we will be able to implement any necessary corrective actions in a timely manner. If the bank or the companies that provide services to the bank or with which the bank's systems interconnect fail to successfully identify and resolve their year 2000 problems, the bank's services and operations could be disrupted. The Bank has contacted third parties, including its vendors, service providers and significant customers, to determine these entities' readiness for the year 2000. The ability of vendors and service providers to provide supplies, equipment and services to the bank is critical to the bank's operations. Also, the unresolved year 2000 problems of significant customers could cause the bank to lose business. The Bank has taken steps to ensure its own year 2000 compliance and to insulate itself from third parties' lack of readiness, but a substantial risk still exists that the year 2000 problem will affect the bank. See "Description of the Bank's Common Stock - Year 2000 Computer Problem."

The by-laws of the holding company provide for the indemnification of directors, officers and employees and limit the liability of directors.

      The holding company's by-laws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness. The bank's by-laws provide similar indemnification provisions, but for directors only.

      The holding company's by-laws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company. The bank's by-laws provide similar limits on directors' liability.

The forward-looking statements we make in this document are inherently uncertain.

      This proxy statement/prospectus contains forward-looking statements including statements regarding intent, belief or current expectations about matters (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) that may or may not occur in the future. A forward-looking statement is any statement that is not a historical fact. These statements are subject to risks, uncertainties and assumptions. These include the risk that projected trends for the continued growth of the bank will not occur. If one or more of these risks or uncertainties occurs or if underlying assumptions prove incorrect, actual results, performance or achievements in 1999 and beyond could differ materially from those stated.

                          SUMMARY FINANCIAL INFORMATION

      We have not included complete pro forma and comparative financial information concerning Fidelity D & D Bancorp, the proposed bank holding company, because immediately following the effective time of the reorganization, the consolidated financial statements of Fidelity D & D Bancorp will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, Fidelity D & D Bancorp will not have commenced operations and will have no material assets or liabilities.

                                   06/30/99       06/30/98        1998          1997          1996           1995          1994
                                   --------       --------        ----          ----          ----           ----          ----
Assets, Deposits and Capital
         Total assets            $407,371,595   $309,482,386  $348,604,421   $290,252,442  $269,136,881  $240,812,179  $228,246,215
         Total investment         104,454,621     70,309,158    78,607,860     72,712,902    87,237,566    71,461,979    73,358,144
securities
Net loans                         259,463,214    211,585,666   235,430,079    194,516,933   159,644,245   143,282,316   138,018,150
Loans Available -for-sale          19,075,120      6,369,086     8,858,157      8,202,404     2,964,081     2,825,634     3,998,000
         Total deposits           279,729,042    224,232,521   240,000,751    218,025,010   212,069,670   180,904,613   169,329,244
         Total shareholders'       32,578,029     29,726,457    34,013,705     28,423,777    25,366,382    23,791,705    20,002,108
equity

Operating Results
         Total interest income     13,096,298     11,242,793    23,471,372     21,037,613     9,112,187    17,546,782    15,102,157
         Total interest expense   (6,905,7190)    (5,905,897)  (12,308,632)   (10,639,884)   (9,878,012)   (9,471,983)   (7,119,822)
Net interest income                 6,190,578      5,336,896    11,162,740     10,397,729     9,234,175     8,074,799     7,982,335
Provision for loan losses            (320,000)      (364,000)     (646,000)      (622,800)     (338,000)     (313,000)     (559,000)
Net interest income after
provision for loan losses           5,870,578      4,972,896    10,516,740      9,774,929     8,896,175     7,761,799     7,423,335
Other income                        1,072,337        804,102     1,902,734      1,303,470       987,106     1,246,713       755,004
Other expense                      (4,756,578)    (3,553,394)   (7,609,162)    (6,583,334)   (6,063,236)   (5,283,320)   (4,986,303)
Income before provision for         2,186,337      2,223,604     4,810,312      4,495,065     3,820,044     3,725,192     3,192,036
income taxes
Provision for income taxes           (481,130)      (563,550)   (1,246,760)    (1,185,008)     (995,340)     (916,800)     (690,000)
Net Income                          1,705,207      1,660,054     3,563,552      3,310,057     2,824,704     2,808,392     2,502,036

Net income per share (adjusted          $1.91          $1.98         $4.20          $3.97         $3.43         $3.43         $3.11
for stock split)
Dividends paid                       $536,589       $502,774    $1,200,409     $1,062,530      $906,793      $820,327      $725,519
Dividends per share (adjusted           $0.60          $0.60         $1.40          $1.28         $1.10         $1.00         $ .90
for stock split)
Weighted average number of            894,669        838,265       848,554        832.994       824,450       820,270       805,010
shares outstanding (adjusted
for stock split
Actual shares outstanding             896,486        839,956       893,647        837,260       413,889       411,210       409,299
Dividend payout ratio                   31.47%         30.29%        33.69%         32.10%        32.10%        29.21%        29.00%

Book value per share                   $36.34         $35.39        $38.06         $33.95        $30.64        $28.93        $24.43

                           PER SHARE PRICE INFORMATION

      There has never been an organized public trading market for the bank's common stock. Bank common stock is traded over-the-counter from time to time. The last reported sale of Bank common stock prior to the public announcement of the reorganization was a trade of 110 shares at $69.50 per share on October 5, 1999. Due to the infrequency of trading and the fact that these trades are generally private transactions, we are unable to determine actual trading prices on any given date.

      Because Fidelity D & D Bancorp has no substantial assets or liabilities, the holding company's common stock had no market value at the time of the public announcement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately 1/2 of the per share market value of the bank's common stock immediately after the reorganization, based on the 2-for-1 stock exchange ratio.

                      INFORMATION ABOUT THE SPECIAL MEETING

Time and Place of Special Meeting

      The board of directors of The Fidelity Deposit and Discount Bank, a Pennsylvania- chartered bank and trust company, is furnishing this proxy statement to solicit your proxy for use at the Special Meeting of Shareholders of the bank and any adjournment of the meeting. The special meeting will be held at the main office of The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, on __________, December ____, 1999, at ______ ___.m., Eastern Standard Time.

Purpose of the Special Meeting

      At the special meeting, the board of directors of the bank will request shareholders:

      o to consider and act upon a proposal to approve and adopt the Plan of Reorganization and related Plan of Merger dated __________, 1999, providing for

            o the reorganization of the bank as the wholly owned subsidiary of Fidelity D & D Bancorp, Inc., a Pennsylvania corporation organized by the bank to become the bank's holding company, through the merger of the bank with The Fidelity Deposit and Discount Interim Bank, a Pennsylvania chartered banking institution and subsidiary of Fidelity D & D Bancorp, Inc.;

            o and the exchange of each share of common stock of the bank for 2 shares of common stock of Fidelity D & D Bancorp, Inc.;

      o to consider any adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the Plan of Reorganization and Plan of Merger; and

      o to transact any other business that may properly come before the special meeting and any adjournment of the meeting.

Voting Rights, Quorum and Vote Required

      The board of directors of the bank has fixed the close of business on November ___, 1999, as the record date for the determination of shareholders of the bank entitled to vote at the special meeting. On the record date, the bank had outstanding approximately _________ shares of common stock, par value $1.5625 per share, the only authorized class of stock, which was held by approximately _______ shareholders. Each outstanding share of common stock entitles the record holder to one vote.

      Under Pennsylvania law and the by-laws of the bank, the presence of a quorum is required for each matter to be acted upon at the special meeting. Holders of a majority interest of all outstanding common stock must be present at the meeting, either in person or by proxy, to establish a quorum. For purposes of establishing a quorum, the bank will count as present shareholders represented by proxies marked "withhold" or "abstain." "Broker non-votes" will also be counted in determining the presence of a quorum for the particular matter. "Broker non- votes" are shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter. In the absence of a quorum, the board of directors of the bank intends to adjourn the meeting to another place and time without further notice to shareholders, until the necessary shareholders are present.

      The required vote for the approval of the reorganization is the affirmative vote of at least 2/3 of the outstanding shares of common stock . Abstentions and broker non-votes are not votes cast and therefore do not count either for or against the approval and adoption of matters before the meeting. Although abstentions and broker non-votes are not votes cast, they have the practical effect of votes cast against the reorganization proposal.

      If for any reasons the board of directors of the bank believes additional time should be allowed to obtain proxies, the Board may adjourn the meeting to another place and time with a vote of a majority of shares present at the meeting.

Solicitation of Proxies

      The Bank's board of directors is sending this proxy statement and the enclosed proxy form to shareholders of the bank on or about November ____, 1999.

      In connection with the solicitation of proxies, the bank will:

      o     bear the cost of soliciting proxies,

      o reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses, and

      o may, if the directors so decide, solicit proxies personally or by telephone, telegraph, facsimile transmission or electronic mail.

Voting by Proxy and Revocation of Proxies

      By properly completing and signing a proxy form, you will be appointing the proxy holders to vote your shares at the special meeting according to your instructions on the proxy form. If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted

      o FOR the approval and adoption of the Plan of Reorganization and Plan of Merger, and

      o FOR adjournment of the meeting to a later date, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to constitute a quorum or to approve the reorganization proposal.

      The proxy holders will not vote any proxy that withholds authority or that is voted against the merger in favor of any adjournment of the meeting. A proxy also gives the persons named as proxy holders the right to vote on other matters incidental to the conduct of the meeting. If other matters are properly brought before the meeting, the proxy holders will vote your proxy in accordance with the recommendations of the bank's management.

      Execution and return of the enclosed proxy will not affect your right to attend the special meeting and vote in person if you first give notice to John
F. Glinsky, Jr., Secretary of the bank. A shareholder of the bank who returns a proxy may revoke the proxy prior to the time it is voted:

      o by giving notice of revocation to John F. Glinsky, Jr., Secretary of The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512;

      o     by delivering a properly executed proxy bearing a later date to John
            F. Glinsky, Jr., Secretary of the bank; or

      o by voting in person after giving notice to John F. Glinsky, Jr., Secretary of the bank.

      Attendance by a shareholder at the special meeting will not itself revoke the proxy.

Information about Beneficial Ownership of the Bank's Common Stock by Significant Shareholders, Directors and Executive Officers

      As of ___________________, 1999, we know of no shareholder who owns more than 5% of the bank's outstanding common stock, either on the bank's records or indirectly as a "beneficial" owner.

      The following table provides information, as of _______________, 1999, with respect to the following beneficial owners of the bank's common stock:

      o     each executive officer of the bank,

      o     each director of the bank, and

      o     all Bank executive officers and directors as a group.

      We determined beneficial ownership by applying the General Rules and Regulations of the SEC, which state that a person may be credited with the ownership of common stock:

      o owned by or for the person's spouse, minor children or any other relative sharing the person's home;

      o of which the person shares voting power, which includes the power to vote or to direct the voting of the stock; and

      o of which the person has investment power, which includes the power to dispose or direct the disposition of the stock.

      Also, a person who has the right to acquire shares within 60 days after ___________, 1999, will be considered to own the shares, if the acquisition of shares is either direct or indirect as a beneficial owner.

--------------------------------------------------------------------------------
                               AMOUNT AND NATURE OF        PERCENTAGE OF BANK'S
NAME OF INDIVIDUAL AND         BENEFICIAL OWNERSHIP OF     COMMON STOCK
POSITION WITH BANK             BANK'S COMMON STOCK (1)     BENEFICIALLY OWNED
--------------------------------------------------------------------------------
Samuel C. Cali                       26,756 (2)                  2.980%
  Director
--------------------------------------------------------------------------------
Michael F. Marranca                  25,159 (3)                  2.802%
  President and Chief
  Executive Officer,
  Director
--------------------------------------------------------------------------------
Herbert M. McDonald                  44,502 (4)                  4.957%
  Director
--------------------------------------------------------------------------------
John F. Glinsky, Jr                  17,075 (5)                  1.902%
  Director and Secretary
--------------------------------------------------------------------------------
Patrick A. Calvey, Jr                 2,906 (6)                   .323%
  Director
--------------------------------------------------------------------------------
Patrick J. Dempsey                   15,670 (7)                  1.745%
  Director
--------------------------------------------------------------------------------
Paul A. Barrett                      17,668 (8)                  1.968%
  Director
--------------------------------------------------------------------------------
John T. Cognetti                      2,960 (9)                   .33%
  Director
--------------------------------------------------------------------------------
Michael J. McDonald                  19,342 (10)                 2.154%
  Director
--------------------------------------------------------------------------------
David L. Tressler, Sr.                2,547 (11)                  .283%
  Director
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                         AMOUNT AND NATURE OF            PERCENTAGE OF BANK'S
NAME OF INDIVIDUAL AND                   BENEFICIAL OWNERSHIP OF         COMMON STOCK
POSITION WITH BANK                       BANK'S COMMON STOCK (1)         BENEFICIALLY OWNED
---------------------------------------------------------------------------------------------
Joseph E. Quinnan                             1,276 (12)                        .142%
  Senior Vice President and Chief
  Operating Officer of the bank,
  Senior Vice President of the
  Holding Company
---------------------------------------------------------------------------------------------
John J. Keeler                                  622 (13)                        .069%
  Vice President
---------------------------------------------------------------------------------------------
Kevin R. Messett                                456 (14)                        .051%
  Senior Vice President
---------------------------------------------------------------------------------------------
Robert P. Farrell                               255 (15)                        .028%
  Cashier/Comptroller of the bank
  Treasurer of the Holding Company
---------------------------------------------------------------------------------------------
All Officers and Directors as a Group        77,214                           19.768%
(10 Directors, 5 Officers, 14 persons
in total)
---------------------------------------------------------------------------------------------

(1) Information furnished by the Directors and the bank. Fractional shares are rounded to the nearest whole number.

(2) Figure includes 500 shares held solely by Mr. Cali, 24,261 shares held in the S.C. Cali Revocable Trust, 1,745 shares held in Jane Cali's Revocable Trust, and 250 exercisable stock options.

(3) Figure includes 7,906 shares held solely by Mr. Marranca, 693 shares held solely by Mr. Marranca in his IRA, 14,439 shares held by Mr .Marranca's spouse, 1,771 shares held by Mr. Marranca's spouse and grandchildren and 350 exercisable stock options.

(4) Figure includes 36,824 shares held solely by Dr. McDonald, 4,972 shares held jointly by Dr. McDonald and his spouse, 356 shares held by Dr. McDonald's spouse, 2,100 shares held jointly by Dr. McDonald and his sister, and 250 exercisable stock options.

(5) Figure includes 6,204 shares held solely by Mr. Glinsky, 9,997 shares held jointly by Mr. Glinsky and his spouse, 624 shares held jointly by Mr. Glinsky and his children, and 250 exercisable stock options.

(6) Figure includes 2,556 shares held solely by Mr. Calvey, 100 shares held by Calvey Enterprises Inc. of which Mr. Calvey is the former President, and 250 exercisable stock options.

(7) Figure includes 2,000 shares held solely by Mr. Dempsey, 10,546 shares held by Mr. Dempsey's spouse, 3,124 shares held by Mr. Dempsey's children, and 250 exercisable stock options.

(8) Figure includes 10 shares held solely by Mr. Barrett, 4,523 shares held solely by Mr. Barrett in his IRA, 988 shares held jointly by Mr. Barrett and his spouse, 1,049 shares held by Mr. Barrett's spouse, 10,848 shares held as Trustee and co-owner of the Estate of Mildred Barrett, and 250 exercisable options.

(9) Figure includes 100 shares held solely by Mr. Cognetti in his IRA, 1,366 shares held jointly by Mr. Cognetti and his spouse, 506 shares held by Mr. Cognetti's spouse, 735 shares held by Mr. Cognetti's spouse and child, and 250 exercisable stock options.

(10) Figure includes 16,378 shares held solely by Mr. McDonald, 2,303 shares held by Mr. McDonald's spouse, 400 shares held by Mr. McDonald's spouse and children, 11 shares held by Mr. McDonald's children, and 250 exercisable stock options.

(11) Figure includes 50 shares held solely by Mr. Tressler, 447 shares held in trust by Mr. Tressler's spouse and child, 1,698 shares held jointly by Mr. Tressler in trust with his son, 102 shares held jointly by Mr. Tressler in trust with his daughter, and 250 exercisable stock options.

(12) Figure includes 511 shares held in trust by Mr. Quinnan, 515 shares held in a revocable trust by Mr. Quinnan's spouse, and 250 exercisable stock options.

(13) Figure includes 408 shares held solely by Mr. Keeler, 14 shares held by Mr. Keeler's child, and 200 exercisable stock options.

(14) Figure includes 161 shares held jointly by Mr. Messett and his spouse, 45 shares held jointly by Mr. Messett with his spouse and children, and 250 exercisable options.

(15) Figure includes 55 shares held jointly by Mr. Farrell with his spouse, and 200 exercisable stock options.

      The required vote for the approval of the reorganization is the affirmative vote of at least 2/3 of the outstanding shares of bank common stock. In terms of the number of shares, as of _____________, 1999, the affirmative votes of the holders of at least approximately 598,491 shares will result in the approval of the proposed reorganization. The officers and directors, as a group, own 177,214 shares, or approximately 29.6% of the shares representing affirmative votes needed to approve the reorganization.

                  INFORMATION ABOUT THE PROPOSED REORGANIZATION

Description of Reorganization Procedure

      We are asking that you approve a Plan of Reorganization and related Plan of Merger that would result in the reorganization of the bank as a subsidiary of Fidelity D & D Bancorp, Inc. The reorganization involves two steps. First, we incorporated Fidelity D & D Bancorp, Inc. under the Pennsylvania Business Corporation Law of 1988 to be the holding company for the bank, and we organized The Fidelity Deposit and Discount Interim Bank under the Pennsylvania Banking Code of 1965 as its wholly owned subsidiary. Fidelity D & D Bancorp is a Pennsylvania business corporation, and the interim bank is a Pennsylvania-chartered banking institution. Neither the holding company nor the interim bank will conduct any business prior to the reorganization. On ____________, 1999, the boards of directors of the bank, the interim bank and Fidelity D & D Bancorp unanimously approved the Plan of Reorganization and Plan of Merger.

      Next, under the terms of the Plan of Reorganization and Plan of Merger, if the bank's shareholders approve the transaction and certain other conditions are met, the interim bank will merge into the bank on the effective date of the reorganization. The bank will survive as the wholly owned subsidiary of Fidelity D & D Bancorp. At that time, the shareholders of the bank will automatically become shareholders of the holding company. Each whole outstanding share of the bank's common stock will automatically represent 2 shares of the holding company's common stock. The prior shareholders of the bank will cease to have any rights as shareholders of the bank, and their rights will be based solely on their shares of holding company common stock. Alternatively, if demanded in accordance with Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, the bank's shareholders will have the right to receive cash in the amount of the appraised value of their shares of the bank's common stock. See "Dissenters' Rights of Appraisal" below. After the reorganization, the bank will continue its banking business substantially unchanged and under the same management.

      Assuming that no shareholder exercises his or her appraisal rights, the number of shares of the holding company outstanding immediately after the reorganization will be approximately double the number of shares of the bank outstanding prior to the reorganization.

Amendment or Termination of the Plan of Reorganization and Plan of Merger

      The boards of directors of the bank, the holding company and the interim bank may amend the Plan of Reorganization and Plan of Merger by mutual consent either before or after approval by the bank's shareholders. However, no amendments can be made to the provisions relating to the exchange of shares of the bank for shares of the holding company without proper shareholder approval.

      The board of directors of the bank, the holding company and the interim bank may terminate the Plan of Reorganization and Plan of Merger by mutual consent either before or after approval by the bank's shareholders if the bank's board of directors believes the reorganization would be inadvisable for any other proper reason.

      We are incorporating the Plan of Reorganization and Plan of Merger into this proxy statement/prospectus and attaching them as Annex A.

Exchange of Stock, 2-for-1 Exchange Ratio

      On the day of the reorganization, shareholders of the bank who do not perfect dissenters' rights will become shareholders of the holding company without any action by the shareholders. Generally, they will automatically own twice the number of shares of the holding company's common stock as they previously owned of the bank's common stock. Each whole outstanding share of the bank's common stock, par value $1.5625 per share, will become 2 shares of common stock, without par value, of the holding company. We anticipate that immediately after the reorganization, the common stock of the holding company will have a market value of 1/2 that of the bank's common stock prior to the reorganization.

      Fidelity D & D Bancorp will not issue fractional shares of common stock in the reorganization. The holding company will pay each former shareholder of the bank cash in an amount equal to the fair market value of any fractional share interest.

      You should not interpret the fact that the holding company's stock has no par value as a negative aspect of the exchange. Par value for corporations has little, if any, meaning in today's marketplace. In organizing the holding company, we decided not to assign a par value to its common stock or preferred stock in order to provide for cleaner bookkeeping and maximum flexibility. The lack of par value is not likely to affect the market value of the common stock issued in the exchange.

Stock Options and Stock Option Plans

      In 1998, the bank implemented an Independent Directors Stock Option Plan and a Stock Incentive Plan. As of September 30, 1999, the bank had issued directors and key employees options to purchase 3,750 shares of the bank's common stock at the price of $62.00 per share under these plans. Following the reorganization, the holding company will assume these stock options and the plans. We will adjust the stock options and the plans to reflect the 2-for-1 exchange ratio of holding company common stock for bank common stock. The holders of stock options will be entitled to receive twice the number of shares of common stock of the holding company as the original number of shares of the bank's common stock, and at half of the original exercise price. Accordingly, after the reorganization, the outstanding options will automatically convert into options to purchase 7,500 shares of the holding company's common stock at the price of $31.00 per share. As a result, the value of the stock options should remain about constant.

      Similarly, the number of shares which the holding company may issue under the plans will adjust automatically. As a result, the holding company will be able to issue up to 50,000 shares of common stock under each of these plans. Otherwise, the original terms of these stock options and rights will continue to apply. See "Description of the Bank's Common Stock - Stock Option Plans" for a description of the bank's 1998 Independent Directors Stock Option Plan and 1998 Stock Incentive Plan.

Dividend Reinvestment Plan

      On the day of the reorganization, The Fidelity Deposit and Discount Bank Dividend Reinvestment Plan, which the bank adopted in1995 to provide shareholders a simple and convenient method of investing cash dividends in additional shares of Bank common stock, will terminate. The holding company will issue to each participant a certificate representing that number of full shares of holding company common stock which the participant is entitled to, based on the 2-for-1 exchange of bank common stock held under the plan for the participant. The holding company will not issue any fractional shares. If a participant owns a fractional interest, the holding company will pay him or her the fair market value of the fractional interest in cash. See "Description of the Bank's Common Stock - Dividend Reinvestment Plan."

      After the reorganization, we anticipate that the holding company will implement a dividend reinvestment plan with substantially the same terms as the prior bank dividend reinvestment plan. The holding company will send shareholders an offering circular for the shares which may be issued under the plan, along with a registration form.

Exchange of Stock Certificates

      Following the reorganization and until properly requested and surrendered, each outstanding stock certificate of the bank will, for all corporate purposes, represent the number of whole shares of the holding company that the holder would be entitled to receive upon its surrender.

      The bank and the holding company will require that shareholders exchange their present stock certificates, bearing the name "The Fidelity Deposit and Discount Bank," for new stock certificates, bearing the name "Fidelity D & D Bancorp, Inc." After the reorganization, the bank and the holding company will send shareholders a notice requiring surrender of the stock certificates of the bank in exchange for stock certificates of the holding company. The holding company may withhold dividends payable after the reorganization from those shareholders who do not exchange their present stock certificates for new stock certificates within a reasonable period of time after receiving the notification to exchange their certificates. The holding company will pay any dividends withheld, without interest, to former shareholders of the bank upon the proper surrender of the bank's common stock certificates.

Failure to Surrender Stock Certificates

      Shareholders of the bank must surrender their stock certificates within 2 years of receiving notification to exchange their certificates. In the event that any former shareholder of the bank does not surrender his or her stock certificates within that time, the holding company may sell the shares of holding company common stock that would otherwise have been issued. The bank will hold the net proceeds of the sale, together with any cash to which the shareholder is entitled instead of the issuance of a fractional share and any previously accrued and unpaid dividends, in a non-interest bearing account for the shareholder's benefit. After this sale, the only right of the holders of the unsurrendered outstanding certificates will be the right to collect the net sales proceeds, cash and accumulated dividends held for their account. Generally, the net proceeds, cash and accumulated dividends will be paid to the former shareholder of the bank, without interest, only upon the proper surrender of the bank's stock certificates.

Reasons for the Proposed Reorganization

      In our opinion, the reorganization of the bank into a holding company structure will provide greater flexibility in:

      o     financing,
      o     engaging in non-banking activities,
      o     protecting against an unfriendly takeover,
      o     responding to changes in law, and
      o     acquiring other banks.

      Financing. The Bank has experienced a period of sustained and substantial growth. In order to continue this rate of growth, additional capital may be necessary. One of the advantages of formation of a holding company is the greater number of alternatives for raising capital. When used, these alternatives as described below may support the growth of the bank and holding company:

      o Authorized Capital. The authorized capitalization of the holding company is:

            o     10 million shares of common stock, and
            o     5 million shares of preferred stock.

            Currently, the bank is only authorized to issue up to 5 million shares of common stock. If the Plan of Reorganization and Plan of Merger are approved, we anticipate that the holding company will issue approximately 1,801,472 shares of its common stock in the reorganization. This estimate takes into account the possibility of up to 3,000 additional shares of bank common stock being issued under the bank's dividend reinvestment plan if the bank declares a dividend in December, prior to the reorganization. As a result, the holding company would have approximately 8,198,528 authorized but unissued shares of common stock and the full 5 million unissued shares of preferred stock.

            Also upon the reorganization, the holding company will assume the bank's obligations under its 1998 Independent Directors Plan and 1998 Stock Incentive Plan. The Directors Plan provides for the issuance of up to 25,000 shares of bank common stock, and the Incentive Plan provides for the issuance of up to 25,000 shares. The holding company will be able to issue up to 50,000 shares of its common stock under each plan, as adjusted after the reorganization. As of September 30, 1999, options to purchase 3,750 shares of the bank's common stock at the price of $62.00 per share were outstanding under these plans. Upon the reorganization, these options will automatically convert into options to purchase 7,500 shares of the holding company's common stock at the price of $31.00 per share.

            We anticipate that the holding company will implement a dividend reinvestment plan shortly after the reorganization with substantially the same terms as the bank's dividend reinvestment plan. The bank may issue up to 50,000 shares under its plan. As of September 30, 1999, the bank had issued approximately 22,455 shares under its dividend reinvestment plan. We anticipate that the holding company's plan will provide for the issuance of up to 100,000 shares.

            We have no plans to approve future issuances of additional shares of common stock or shares of preferred stock other than the shares reserved for issuance under the above plans. However, we have authorized a larger number of shares of common stock and a class of preferred stock of the holding company so that we have shares available to provide us with additional business and financing flexibility in the future. The board of directors may use the additional shares without further shareholder approval to:

                  o     issue additional dividends in the form of stock splits,
                  o     raise capital,
                  o provide equity incentives to employees, officers or directors,
                  o     establish strategic relationships with other companies,
                  o expand the holding company's business through the acquisition of other businesses, and
                  o to oppose a hostile takeover attempt or delay or prevent an acquisition.

            Also, we believe that the 2-for-1 exchange ratio will make the market for the holding company's common stock more liquid than the market for the bank's common stock, and this should add to our flexibility.

            The articles of incorporation of the holding company authorize the board of directors to approve the issuance of preferred stock at terms set by the board, without prior shareholder approval. The board of directors may designate a series of preferred stock and determine the rights, preferences and limitations of the series. For example, the board could grant the preferred stock the right to receive dividends before common stock shareholders, to convert to common stock, to vote or to receive assets upon the liquidation or winding up of the business prior to the distribution of assets to common stock shareholders. Provisions granting directors this type of authority are known as "blank check" provisions. The authority to issue blank check preferred stock will provide us with the flexibility to create a series of preferred stock customized to meet the needs of any particular transaction or market condition.

            The further issuance of common or preferred stock could dilute the voting rights and book value per share of the common stock of the holding company. See "Risk Factors - Risks Relating to the Reorganization."

      o Debt Financing. The ability to incur indebtedness at the holding company level and to contribute the proceeds to the bank as equity capital provides further flexibility.

      o Trust Preferred Stock. The issuance of trust preferred stock is one alternative for raising capital. Although the manner in which trust preferred stock is issued is very complicated, the basic form of the transaction is as follows:

            o A holding company creates a special trust subsidiary, usually a Delaware business trust.

            o     The subsidiary issues preferred stock to interested investors.

            o The holding company then issues long-term debt to the subsidiary in return for the subsidiary paying the holding company the proceeds from the sale of the trust preferred stock. The holding company must pay interest to the subsidiary which the subsidiary passes through to the holders of the trust preferred stock.

            The advantages of trust preferred stock to the holding company are that:

            o It qualifies as "Tier 1" capital, which is a term used by regulators to identify the safest type of capital and is a key factor examined by the holding company's regulators in determining whether the holding company is adequately capitalized.

            o Under current tax law, the holding company's payment of interest to a subsidiary is tax deductible.

            o The issuance of trust preferred stock will not dilute the holding company's common stock equity ownership or earnings per share.

            A Bank may not issue trust preferred stock. The holding company structure is necessary to issue such securities. Although we have no plans to issue trust preferred stock at this time, it is possible that we may utilize this form of financing in the future.

      Non-Banking Activities. Under the Bank Holding Company Act of 1956, as amended, with the prior approval of the Federal Reserve Board, the holding company may organize or acquire other financially oriented businesses without shareholder approval. The holding company has no present plans to expand in this way. Subsidiaries of the holding company not engaged in banking, but rather in activities related to banking, are not subject to geographic restrictions. See section entitled "Description of the Holding Company - Permitted Activities."

      Protection Against an Unfriendly Takeover. Anti-takeover defenses in the holding company's articles of incorporation and by-laws and anti-takeover provisions in the Pennsylvania Business Corporation Law of 1988 will allow the board of directors of the holding company to more easily resist a takeover which it considers undesirable than can the board of directors of the bank. Several of the defenses in the Articles and by-laws would not be allowed for banks under banking laws but are permissible for corporations. Also, the anti-takeover provisions of the Business Corporation Law are not applicable to banks or bank and trust companies. See sections entitled "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions and Anti-Takeover Provisions Applicable to Registered Corporations." See also section entitled "Risk Factors
- Risks Relating to the Reorganization."

      Flexibility in Responding to Changes in Law. The holding company structure will generally provide more flexibility in responding to changes in banking and corporate law. For example, Congress is currently considering bills for financial services reform which would repeal provisions in the banking Act of 1933 (the Glass-Steagall Act) to permit bank subsidiaries or holding companies to expand fully into new service areas such as insurance, securities underwriting and merchant banking. Some of these bills would require that these new services be provided within a holding company structure, while other proposals would permit bank subsidiaries to engage in these activities. While it cannot be predicted whether financial services reform will become a reality, or what form of legislation might be adopted, the holding company structure will permit more flexibility in responding to such changes in the law.

      Bank Acquisitions. Although we currently have no plans to acquire other banks, the holding company structure will permit greater flexibility in acquiring other banking institutions in the future if we decide to do so. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, adequately capitalized and managed bank holding companies may acquire banks in any state, subject to deposit concentration limits and approval by the Federal Reserve Board. The Act also permits interstate mergers between adequately capitalized and managed banks, subject to approval by the appropriate regulators, and Pennsylvania law now permits such interstate mergers and out-of-state branching. However, the ability to acquire another bank, either within Pennsylvania or outside Pennsylvania, as an additional subsidiary of the holding company, without merging The Fidelity Deposit and Discount Bank and the target bank, gives us more options for growth.

Dissenters' Rights of Appraisal

      General. Under the Pennsylvania Banking Code of 1965, which directs that dissenter's rights are governed by the Pennsylvania Business Corporation Law of 1988, shareholders of the bank's common stock have the right to dissent from the merger and reorganization and to obtain payment of the "fair value" of their shares in the event we complete the reorganization. The Pennsylvania Business Corporation Law of 1988 also grants shareholders of the bank the right to dissent from the transaction and receive the "fair value" of their shares.

      If you contemplate exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this proxy statement/prospectus as Exhibit E. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read both this summary and the full text of the law.

      Send any written notice or demand required concerning your exercise of dissenters' rights to Michael F. Marranca, President, The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512.

      Fair Value. The term "fair value" means the value of a share of the bank's common stock immediately before the day of the merger and reorganization, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the reorganization

      Notice of Intention to Dissent. If you wish to dissent, you must:

      o file a written notice of intention to demand payment of the fair value of your shares if the reorganization is completed, prior to the vote of shareholders on the reorganization at the special meeting;

      o make no change in your beneficial ownership of stock from the date you give notice through the day of the reorganization; and

      o not vote your stock for approval of the Plan of Reorganization and Plan of Merger.

      Neither a proxy nor a vote against approval of the reorganization satisfies the necessary written notice of intention to dissent.

      Notice to Demand Payment. If the reorganization is approved by the required vote of shareholders, the bank will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the Plan of Reorganization and Plan of Merger. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

      Failure to Comply with Notice to Demand Payment, etc. You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose you right to dissent and you will receive 2 shares of Fidelity D & D Bancorp's common stock for each share of the bank's common stock that you hold.

      Payment of Fair Value of Shares. Promptly after the reorganization, the bank will send dissenters, who have timely filed the demand for payment and deposited their stock certificates, the amount that the bank estimates to be the fair value of the stock. The remittance or notice will be accompanied by:

      o a closing balance sheet and statement of income of the bank for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements;

      o a statement of the bank's estimate of the fair value of its common stock; and

      o a notice of the right of the dissenter to demand supplemental payment, accompanied by a copy of the law.

      Estimate by Dissenter of Fair Value of Shares. If a dissenter believes that the amount stated or remitted by the bank is less than the fair value of the stock, the dissenter may send an estimate of the fair value of the stock to the bank. If the bank remits payment of estimated value of a dissenter's stock and the dissenter does not file his or her own estimate within 30 days after the bank mailed its remittance, the dissenter will be entitled to any additional payment.

      Valuation Proceeding. If any demands for payment remain unsettled within 60 days after the latest to occur of:

            o     the reorganization,

            o     the bank's timely receipt of any demands for payment, or

            o the bank's timely receipt of any estimates by dissenters of the fair value,


then, the bank may file an application, in the Court of Common Please of Lackawanna County, requesting that the court determine the fair value of the stock. If this happens, all dissenters, no matter where they reside, whose demands have not been settled, shall be made parties to the proceeding. In addition, a copy of the application will be delivered to each dissenter.

      If the bank fails to file the application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against the bank, may file an application in the name of the bank at any time within the 30-day period after the expiration of the 60-day period and request that the Lackawanna County Court determine the fair value of the shares. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files an application, then each dissenter entitled to do so shall be paid the bank's estimates of the fair value of the common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

      Costs and Expenses. The costs and expenses of any valuation proceedings in the Lackawanna County Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against the bank except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenters who are parties and whose action in demanding supplemental payment the Court finds to be arbitrary, vexatious or in bad faith.

Material Conditions

      The reorganization will not occur unless the following conditions are met:

      o The holders of at least 2/3 of the outstanding shares of the bank's common stock vote to approve and adopt the Plan of Reorganization and Plan of Merger. The Pennsylvania Banking Code of 1965 requires this percentage of affirmative votes for any transaction involving a merger.

      o The Pennsylvania Department of Banking must approve the organization of the interim bank and the merger of the interim bank into the bank. On October 29, 1999, the organizers of the interim bank filed an application with the Department for Banking for approval to charter the interim bank. On ________, 1999, the bank filed an application to merge with the interim bank. The Department of Banking granted its approval of the charter for the interim bank and for the proposed merger on ___________, 1999.

      o Under the bank Merger Act, the Federal Deposit Insurance Corporation, as the bank's primary federal regulator, must approve the merger of the bank into the interim bank. The Bank filed a Bank Merger Act application with the FDIC on

            ______________, 1999, which remains pending. The FDIC has not yet issued approval for the merger between the bank and the interim bank.

      o The formation of a bank holding company requires the approval of the Board of Governors of the Federal Reserve System. Fidelity D & D Bancorp filed an application with the Federal Reserve Bank of Philadelphia for approval to become a bank holding company on ___________, 1999, and the application is pending. The Federal Reserve Board has not yet approved the proposal to form a bank holding company.

      In general, the bank regulatory authorities may disapprove this transaction if the reorganization and merger of the interim bank with and into the bank and the reorganization of the bank into a one-bank holding company would not be consistent with adequate sound banking practices and would not be in the public interest.

      In addition, the merger of the interim bank with the bank may not occur for 15 days from the date of the latest approval by the Department, the FDIC and Federal Reserve Board. If the United States Department of Justice has issued a challenge on anti-trust grounds, the regulators may extend this waiting period before which the merger may not occur. The merger of the interim bank with the bank and the reorganization of the bank into a one-bank holding company cannot proceed in the absence of these requisite regulatory approvals. We cannot assure that the bank regulatory authorities will issue all necessary approvals for the reorganization and merger, or that they will issue the approvals in a timely manner. If the regulators issue the necessary approvals in time, the bank and holding company anticipate completing the reorganization immediately after obtaining shareholder approval, before the end of the 1999 fiscal year.

      The approval of the bank regulatory authorities reflects only their view that the transaction does not violate the competitive standards of the law and is consistent with regulatory concerns relating to bank management and to the safety and soundness of the banking system. You should not interpret their approval as an opinion by the bank regulatory authorities that the reorganization is favorable to shareholders from a financial point of view or that the terms of the exchange are fair. The bank regulatory authorities' approval is not an endorsement or recommendation of the reorganization and merger.

Closing Date

      The reorganization and the merger of the interim bank with the bank will take place at the time specified on the letters of official certification to be issued by the Department of Banking and FDIC. Presently, the bank plans to request that the Department of Banking and FDIC issue their certification for closing the transaction by no later than December 31, 1999. The Department of Banking approved the proposed transaction on ______________, 1999, and the FDIC approved the proposed transaction on ______________, 1999. However, the Department of Banking and the FDIC will not issue their letter of certification for closing the transaction until the bank gives notice to the Department of Banking and the FDIC that holders of at least 2/3 of the issued and outstanding shares of common stock of the bank have approved and adopted the Plan of Reorganization and Plan of Merger. The regulators' approval is not an endorsement or recommendation of the reorganization and merger.

Tax Consequences

      Shumaker Williams, P.C., Special Counsel to the bank and Holding Company, issued a tax opinion dated ___________, 1999, regarding federal tax consequences of the proposed transaction, the contents of which are summarized below. This is only a general description of the material federal income tax consequences of the reorganization. We recommend that you consult your own tax advisors as to particular facts and circumstances that may be unique to you and not common to shareholders as a whole and also as to any estate, gift, state, local or foreign tax consequences arising out of this transaction. We do not anticipate that the law will change before closing.

      The following is a summary of the opinion of Shumaker Williams, P.C. and is not binding on the Internal Revenue Service. Under the current provisions of the Internal Revenue Code of 1986, as amended, it is anticipated that:

      o the bank, the holding company and the interim bank will recognize no gain or loss because of the reorganization;

      o the bank's shareholders will recognize no gain or loss upon the exchange of the bank's common stock solely for the holding company's common stock in accordance with the reorganization, except for

            o that gain or loss recognized due to the receipt of cash which is received by any dissenting shareholder of the bank, and

            o that gain or loss recognized due to the receipt of cash by any shareholder in lieu of fractional shares of the holding company's common stock;

      o the tax basis of the holding company's common stock received by each of the bank's shareholders will be the same as the tax basis of the bank's common stock owned prior to the reorganization by the shareholder;

      o the holding period of the holding company's common stock received by the bank's shareholders, generally, will include the holding period of the bank's common stock, provided that the common stock of the bank was held as a capital asset on the date of the exchange;

      o the payment of cash to the bank's shareholders in lieu of their fractional share interests of the holding company's common stock generally will represent a distribution in full payment in exchange for the fractional share interest in the holding company and will qualify as a capital gain or loss; and

      o any distribution by the surviving bank to the holding company for the repayment of the loan to charter the interim bank will not have any tax consequence.

             (End of Summary of Opinion by Shumaker Williams, P.C.)

      In general, under Section 302(a) of the Internal Revenue Code, dissenting shareholders will treat any cash they receive from the bank in redemption of their bank common stock as a capital gain or loss, if the shares are held as a capital asset. Otherwise, the tax law would require shareholders to treat cash as ordinary income. It is possible, however, that the provisions of Section 302(a) will not apply to a particular dissenting shareholder due to rules that treat certain shareholders as owning shares actually owned by other individuals and entities, including certain individuals related to the shareholder and certain partnerships, estates, trusts and corporations in which the shareholder has an interest. If these rules apply, the amounts the bank pays to the dissenting shareholder may be taxable as dividends.

      Under current Pennsylvania personal income tax law, shareholders who reside in Pennsylvania will not recognize a gain or loss on the exchange of the bank's common stock for the holding company's common stock, except for shareholders exercising dissenters' rights and except for fractional shares. Based on recent developments in Pennsylvania law, the holding company's common stock may be subject to personal property taxes in the various counties of Pennsylvania.

      In some jurisdictions, the state and local law treats shares of common stock of a business corporation like the holding company differently from shares of stock of a banking institution. We urge you to consult your own tax advisors to make an individual appraisal of the federal, state and local income tax and personal property and other tax consequences of the reorganization and the exercise of dissenters' rights.

Accounting Treatment

      We intend to treat the proposed reorganization as a pooling of interests for financial accounting purposes. The pooling -of-interest method of accounting for a business combination reflects the union of ownership between the entities involved. Results of operations are restated for prior periods as if the entities involved had always been combined. Because Fidelity D & D Bancorp will be a one-bank holding company, immediately after the reorganization, its consolidated financial statements will be substantially equivalent to the bank's financial statements prior to the reorganization. The holding company's parent-only financial statements will reflect its investment in 100% of the shares of the bank's common stock.

Trading and Resale of Holding Company Common Stock

      The bank's shares are sold from time to time in the over-the-counter market and in private transactions. Initially, we do not expect that holding company's common stock will trade on a more established basis following the merger. Currently, we have no plans to list shares of the holding company's common stock on any stock exchange, although we may do so in the future.

      The holding company is registering its common stock to be issued in the reorganization with the SEC under the Securities Act of 1933. Following the reorganization, former shareholders may freely resell or otherwise transfer their shares, except those former shareholders who are deemed "affiliates" of the bank, within the meaning of Commission Rules 144 and 145. In general terms, any person who is an executive officer, director or 10% shareholder of the bank at the time of the shareholders' meeting may be deemed to be an affiliate of the bank for purposes of Commission Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of the holding company's common stock to be issued to affiliates of the bank in connection with the transaction.

      The holding company's common stock received by persons who are deemed to be affiliates of the bank may be resold only:

      o     in compliance with the resale provisions of Commission Rule145(d);

      o in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

      o pursuant to an effective registration statement filed with the Commission.

      In general terms, Commission Rules 144 and 145(d) permit an affiliate of the bank to sell shares of the holding company's common stock received by him or her in ordinary brokerage transactions subject to certain limitations on the number of shares that may be resold in any consecutive 3- month period. Generally, the affiliate, not acting in concert with others, may not sell that number of shares which is more than 1% of the outstanding shares of the holding company's common stock during the 3-month period.

      The ability of affiliates to resell shares of the holding company's common stock received in the transaction under Rule 144 or Rule 145 is subject to the holding company's having satisfied its Exchange Act reporting requirements, if any, for specified periods prior to the time of sale.

      Finally, an affiliate of the bank may not, as a general rule and subject to an exception in a case of certain very small sales:

      o sell any shares of the holding company's common stock during the 30-day period immediately preceding the day of the reorganization; or

      o sell any shares of the holding company's common stock received by him or her in exchange for shares of the bank's common stock until after the publication of financial results covering at least 30 days of post-reorganization operations.

                       DESCRIPTION OF THE HOLDING COMPANY

Organization and Description of Business

      We organized the holding company as a Pennsylvania business corporation on August 10, 1999, for the purpose of forming a bank holding company. The articles of incorporation of the holding company authorize the issuance of up to 10 million shares of common stock, without par value, and 5 million shares of preferred stock, without par value. The holding company issued 5 shares of the common stock to its incorporators, which are the only outstanding shares. The holding company will repurchase these shares after the reorganization.

      The primary function of the holding company is to own of all of the bank's common stock. Its profitability will be dependent on the financial results of its operating subsidiary, the bank. In the future, we may decide to acquire or form additional subsidiaries, including other banks.

      At present, the holding company does not own or lease any property and has no paid employees. It will not actively engage in business until after the completion of the proposed reorganization. Until the day of the reorganization, the holding company will use the bank's space and employees without payment. After the reorganization, it will reimburse the bank on a fair and reasonable basis for all services furnished to it and for all expenses which the bank pays on its behalf

      Copies of the amended and restated articles of incorporation and by-laws of the holding company are attached to this proxy statement/prospectus as Annexes B and C. Please read them carefully.

Properties

      The holding company does not own or lease any properties. For information about properties which the bank owns or leases, see "Description of the Bank - Properties."

Management

      The same persons who serve on the board of directors of the bank also serve on the board of directors of the holding company. See "Description of the Bank - Directors and Executive Officers" below. After the reorganization, the holding company will be the sole shareholder of the bank and will elect the directors of the bank annually. The board of directors of the holding company will appoint the officers of the holding company to serve for one-year terms.

      The following table provides information about the current officers of the holding company. All of these officers also serve as officers of the bank and are employees of the bank.

--------------------------------------------------------------------------------
                                  Age as of
       Name                    November  , 1999            Position
       ----                    ----------------            --------
--------------------------------------------------------------------------------
Michael F. Marranca                   67           President and Chief Executive
                                                   Officer
--------------------------------------------------------------------------------
Kevin R. Messett                      44           Senior Vice President
--------------------------------------------------------------------------------
Joseph E. Quinnan                     55           Senior Vice President
--------------------------------------------------------------------------------
John F. Glinsky, Jr.                  68           Secretary
--------------------------------------------------------------------------------
Robert P. Farrell                     46           Treasurer
--------------------------------------------------------------------------------

Executive and Director Compensation

      Because the holding company was not in existence in 1998, it paid no compensation to its directors and officers for that year. Further, the holding company has paid no compensation to its directors or officers to date during 1999. We anticipate that together the holding company and the bank will pay directors and officers the same compensation which they currently receive, with such increases in the future as may have occurred had the proposed reorganization not occurred. Although the holding company will hold several board meetings each year, we expect the total amount spent on directors for their attendance at board meetings to remain the same as before the reorganization. The holding company will not pay its directors separate compensation for their attendance at board meetings, but the bank will continue to compensate directors for their attendance at bank board meetings. See "Description of the Bank - Executive Compensation" and "Description of the Bank
- Director Compensation" below.

Information about Beneficial Ownership of Significant Shareholders, Directors and Executive Officers

      After the reorganization, we anticipate that the percentage ownership of the holding company by its significant shareholders, directors and executive officers will be approximately the same as the percentage ownership by the bank's significant shareholders, directors and executive officers immediately prior to the reorganization. See "Information about the Special Meeting - Information about Beneficial Ownership of the Bank's Common Stock by Significant Shareholders, Directors and Executive Officers."

Certain Relationships and Related Transactions

      The information regarding certain relationships between the directors and officers of the bank and transactions between the directors and officers of the bank and the bank also applies to the holding company. Please refer to "Description of the Bank - Certain Relationships and Related Transactions."

Directors' and Officers' Indemnification and Limits on Liability

      The holding company's by-laws provide for indemnification of its directors, officers, employees and agents against liabilities and expenses incurred in legal proceedings concerning the holding company, to the fullest extent permitted under Pennsylvania corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness.

      We expect to extend the present directors' and officers' liability insurance policy to cover the holding company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the activities of the holding company. The provisions of the insurance policy would probably not indemnify any of the holding company's officers and directors against liability arising under the Securities Act of 1933. In the opinion of the SEC, indemnification of officers, directors or persons controlling the holding company for liabilities arising under the 1933 Act is against public policy and unenforceable.

      The holding company's by-laws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the company.

Supervision and Regulation of the Holding Company

      The Securities Act of 1933 -The Offer and Sale of Securities. Under the1933 Act, the holding company will be subject to the jurisdiction of the SEC and of state securities commissions for matters relating to the offer and sale of its securities. Presently, the bank is exempt from these registration requirements. Accordingly, additional issuances of the holding company's stock to raise capital or for dividend reinvestment, stock option and other plans will require registration (absent any exemption from registration). Registration will result in additional costs that the bank does not presently have to incur because of an exemption for bank stock under the 1933 Act.

      The Securities Exchange Act of 1934 -Periodic Reporting Requirements. Due to its number of shareholders and size of its assets, the bank's common stock is registered under Section 12 of the Securities Exchange Act of 1934. As a registered company, the bank is subject to certain periodic reporting requirements and to regulations regarding proxy solicitations or tender offers. In accordance with the 1934 Act, the bank files reports, proxy statements and other information with the FDIC. After the reorganization, Section 12 of the 1934 Act will require that the holding company likewise register its stock. The holding company will file periodic reports, proxy statements and other information with the SEC. The reports will include consolidated financial information about both the holding company and the bank. The bank will cease to file these reports under the 1934 Act.

      The Bank Holding Company Act of 1956 -Supervision by the Federal Reserve Board. On the day of the reorganization, the holding company will become subject to the provisions of the Bank Holding Company Act of 1956, as amended, and to supervision by the Federal Reserve Board. The following restrictions will apply:

      o General Supervision by the Federal Reserve Board. As a bank holding company, our activities will be limited to the business of banking and activities closely related or incidental to banking. Bank holding companies are required to file periodic reports with and are subject to examination by the Federal Reserve Board. The Board has adopted a risk-focused supervision program for small shell bank holding companies which is tied to the examination results of the subsidiary bank. The Federal Reserve Board has issued regulations under the Bank Holding Company Act that require a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. As a result, the Federal Reserve Board may require that the holding company stand ready to provide adequate capital funds to The Fidelity Deposit and Discount Bank during periods of financial stress or adversity.

      o Restrictions on Acquiring Control of other Banks and Companies. A bank holding company may not

            o acquire direct or indirect control of more than 5% of the outstanding shares of any class of voting stock, or substantially all of the assets of, any bank, or
            o     merge or consolidate with another bank holding company

            without prior approval of the Federal Reserve Board.

            In addition, a bank holding company may not

            o     engage in a non-banking business, or
            o acquire ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a non-banking business unless the business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident to banking. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

      o Anti-Tie-In Provisions. A bank holding company and its subsidiaries may not engage in certain tie-in arrangements in connection with any extension of credit or provision of any property or services. The so-called "anti-tie-in" provisions state generally that a bank may not

            o     extend credit,
            o     lease or sell property, or
            o furnish any service to a customer on the condition that the customer provide additional credit or service to the bank or its affiliates, or on the condition that the customer not obtain other credit or service from a competitor of the bank.

      o Restrictions on Extensions of Credit by Banks to their Holding Companies. Subsidiary banks of a bank holding company are also subject to certain restrictions imposed by the Federal Reserve Act on

            o any extensions of credit to the bank holding company or any of its subsidiaries,
            o investments in the stock or other securities of the bank holding company, and
            o taking these stock or securities as collateral for loans to any borrower.

      o Risk-Based Capital Guidelines. Bank holding companies must comply with the Federal Reserve Board's risk- based capital guidelines. The required minimum ratio of total capital to risk-weighted assets, including certain off-balance sheet activities, such as standby letters of credit, is 8%. At least half of the total capital is required to be "Tier I Capital," consisting principally of common stockholders' equity, less certain intangible assets. The remainder, "Tier II Capital," may consist of

            o     certain preferred stock,
            o     a limited amount of subordinated debt,
            o     certain hybrid capital instruments,
            o     other debt securities, and
            o     a limited amount of the general loan loss allowance.

            The risk-based capital guidelines are required to take adequate account of interest rate risk, concentration of credit risk, and risks of nontraditional activities.

      o Capital Leverage Ratio Requirements. The Federal Reserve Board requires a banking holding company to maintain a leverage ratio of a minimum level of Tier I capital (as determined under the risk-based capital guidelines) equal to 3% of average total consolidated assets for those bank holding companies that have the highest regulatory examination rating and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a ratio of at least 1% to 2% above the stated minimum. The Bank is subject to almost identical capital requirements adopted by the FDIC.

      o Restrictions on Control Changes. The Change in Bank Control Act of 1978 requires persons seeking control of a bank or bank holding company to obtain approval from the appropriate federal banking agency before completing the transaction. "Control" is generally presumed to be the power to vote 10% or more of a company's voting stock. The Federal Reserve Board is responsible for reviewing changes in control of bank holding companies. In doing so, the Federal Reserve Board reviews the financial position, experience and integrity of the acquiring person and the effect on the financial condition of the bank holding company, relevant markets and federal deposit insurance funds.

      The Pennsylvania Banking Code of 1965 -Supervision by the Pennsylvania Department of Banking. As a Pennsylvania bank holding company, the holding company will also be subject to regulation and examination by the Pennsylvania Department of Banking. For example, the holding company must obtain the Department's approval to acquire any additional banks located in Pennsylvania.

      The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 -Interstate Banking. Prior to the passage of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, also known as the Interstate Banking Act, the Bank Holding Company Act prohibited a bank holding company located in one state from acquiring a bank located in another state, unless the law of the state where the bank to be acquired was located specifically authorized the acquisition. Similarly, prior law generally prohibited interstate branching by a single bank. The Interstate Banking Act permits an adequately capitalized and adequately managed bank holding company to acquire a bank in another state whether or not the law of that other state permits the acquisition, subject to certain deposit concentration caps and approval by the Federal Reserve Board. The law permits states to require stricter concentration limitations or to require that the target be in existence for up to 5 years before an out-of-state bank or bank holding company may acquire it. In contrast to interstate acquisitions and mergers, the Interstate Banking Act permits acquisitions of less than all branches of a bank only if the state's laws permit it.

      In addition, under the Interstate Banking Act, an adequately capitalized and well managed bank can engage in interstate expansion by merging with a bank in another state, unless the other state affirmatively opted out of the legislation before June 1, 1997. The Interstate Banking Act also permits the establishment of new branches in another state, but only if a state affirmatively opts in by adopting appropriate legislation. Pennsylvania, Delaware, Maryland and New Jersey, as well as other states, have adopted "opt in" legislation which allows these transactions.

      A bank holding company or bank may not acquire a bank outside its home state primarily for the purpose of deposit production, and the transaction must not have a negative impact on the communities that the target bank serves.

Permitted Activities

      The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident of banking. In 1997, the Federal Reserve Board significantly expanded its list of permissible non-banking activities to improve the competitiveness of bank holding companies. The following list includes activities that a holding company may presently conduct and is subject to change by the Federal Reserve Board:

      o Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others.

      o Any activity used in connection with making, acquiring, brokering, or servicing loans or other extensions of credit, as determined by the Federal Reserve Board. The Board has determined that the following activities are permissible:

                  o     Real estate and personal property appraising;

                  o     Arranging commercial real estate equity financing;

                  o     Check-guaranty services;

                  o     Collection agency services;

                  o     Credit bureau services;

                  o     Asset management, servicing, and collection activities;

                  o Acquiring debt in default, if the holding company divests shares or assets securing debt in default that are not permissible investments for bank holding companies within prescribed time periods, and meets certain other conditions; and

                  o     Real estate settlement services.

      o Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that:

                  o     The lease is a nonoperating lease;

                  o     The initial term of the lease is at least 90 days;

                  o If real property is being leased, the transaction will compensate the lessor for at least the lessor's full investment in the property and costs, with certain other conditions.

      o Operating nonbank depository institutions, including an industrial bank or savings association.

      o Performing functions or activities that may be performed by a trust company (including activities of a fiduciary, agency or custodial nature), in the manner authorized by federal or state law, so long as the holding company is not a bank.

      o     Acting as investment or financial advisor to any person, including:

            o serving as investment advisor to an investment company registered under the Investment Company Act of 1940;

            o furnishing general economic information and advice, general economic statistical forecasting services, and industry studies;

            o providing advice in connection with mergers, acquisitions, divestitures, investments, joint ventures, capital structuring, financing transactions, and conducting financial feasibility studies;

            o providing general information, statistical forecasting, and advice concerning any transaction in foreign exchange, swaps and similar transactions, commodities, and options, futures and similar instruments;

            o providing educational courses and instructional materials to consumers on individual financial management matters; and

            o providing tax planning and tax preparation services to any person.

      o     Agency transactional services for customer investments, including:

            o Securities brokerage -- Providing securities brokerage services, whether alone or in combination with investment advisory services, and incidental activities, including related securities credit activities compliant with Federal Reserve Board Regulation T and custodial services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing.

            o Riskless-principal transactions -- Buying and selling all types of securities in the secondary market on the order of customers as a "riskless principal".

            o Private-placement services -- Acting as agent for the private placement of securities in accordance with the requirements of the Securities Act of 1933 and the rules of the Commission.

            o Futures commission merchant -- Acting as a futures commission merchant for unaffiliated persons in the execution and clearance of any futures contract and option on a futures contract traded on an exchange in the United States or abroad ,if the activity is conducted through a separately incorporated subsidiary of the bank holding company and the company satisfies certain other conditions.

      o     Investment transactions as principal:

            o Underwriting and dealing in government obligations and money market instruments, including bankers' acceptances and certificates of deposit, under the same limitations applicable if the activity were performed by the bank holding company's subsidiary member banks.

            o     Engaging as principal in:

                  o     foreign exchanges, and
                  o forward contracts, options, futures, options on futures, swaps, and similar contracts, with certain conditions.

            o     Buying and selling bullion, and related activities.

      o     Management consulting and counseling activities:

            o Subject to certain limitations, management consulting on any matter to unaffiliated depository institutions, or on any financial, economic, accounting, or audit matter to any other company.

            o Providing consulting services to employee benefit, compensation, and insurance plans, including designing plans, assisting in the implementation of plans, providing administrative services to plans, and developing employee communication programs for plans.

            o     Providing career counseling services to:

                  o a financial organization and individuals currently employed by, or recently displaced from, a financial organization;

                  o individuals who are seeking employment at a financial organization; and

                  o individuals who are currently employed in or who seek positions in the finance, accounting, and audit departments of any company.

      o     Support services:

            o     Providing limited courier services; and

            o Printing and selling checks and related items requiring magnetic ink character recognition.

      o     Insurance agency and underwriting:

            o Subject to certain limitations, acting as principal, agent, or broker for credit life, accident, health and unemployment insurance that is directly related to an extension of credit by the bank holding company or any of its subsidiaries.

            o Engaging in any insurance agency activity in a place where the bank holding company or a subsidiary of the bank holding company has a lending office and that has a population not exceeding 5,000 or has inadequate insurance agency facilities, as determined by the Federal Reserve Board.

            o Supervising, on behalf of insurance underwriters, the activities of retail insurance agents who sell fidelity insurance and property and casualty insurance on the real and personal property used in the bank holding company's operations or its subsidiaries, and group insurance that protects the employees of the bank holding company or its subsidiaries.

            o Engaging in any insurance agency activities if the bank holding company has total consolidated assets of $50 million or less, with the sale of life insurance and annuities being limited to sales in small towns or as credit insurance.

      o Making equity and debt investments in corporations or projects designed primarily to promote community welfare, and providing advisory services to these programs.

      o Subject to certain limitations, providing others financially oriented data processing or bookkeeping services.

      o Issuing and selling money orders, travelers' checks and United States savings bonds.

      o Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

      o     Providing tax planning and preparation advice.

                             DESCRIPTION OF THE BANK

History

      The Fidelity Deposit and Discount Bank was organized on December 13, 1902, as a Pennsylvania state-chartered banking institution, in accordance with Act 13th, 1876, entitled "An Act for the Incorporation and Regulation of Deposit and Discount Banks." The Bank commenced operations in 1903. Deposits held by the bank are insured by the FDIC to the maximum extent permitted by law. In 1997, the bank became a bank and trust company when it established a Trust Department. The Bank's legal headquarters and main office are at Blakely and Drinker Streets, Dunmore, Lackawanna County, Pennsylvania 18512.

Offices

      The bank currently has 9 full-service offices, including its main office, in the counties of Lackawanna and Luzerne, Pennsylvania, as follows:

      o     2 in Dunmore (Main Office and Keystone Industrial Park),
      o     3 in Scranton,
      o     1 in Clarks Summit,
      o     1 in Pittston (at Bruno's Supermarket),
      o     1 in West Pittston, and
      o     1 in Moosic (opened during the second fiscal quarter, 1999).

      The bank also has a limited service branch at the Clarks Summit State Hospital, Clarks Summit, Pennsylvania. The Clarks Summit State Hospital facility provides patients and employees of the hospital with check cashing and deposit taking services, as well as offering for sale money orders and cashier's checks.

      The bank has 2 stand-alone automatic tellers, or "money access centers," in Scranton, and a third in Moosic.

Description of Business

      The bank engages in a full service commercial and consumer banking business, including the following services:

      o     accepting time and demand deposits,
      o providing personal and business checking accounts at competitive rates,
      o     making secured and unsecured commercial and consumer loans, and
      o     offering trust services.

      The bank is a locally managed community bank that seeks to provide personal attention and professional assistance to its customer base which consists principally of individuals and small and medium-sized businesses. The bank's philosophy includes offering direct access to its officers and personnel, providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently-applied credit policies.

      The bank's primary service area is located in the counties of Lackawanna and Luzerne, Pennsylvania. Within the defined service area of the bank's main office, the banking business is highly competitive. The bank is one of the two financial institutions headquartered in Dunmore, Pennsylvania. Competition is primarily with this bank and another commercial bank operating in Dunmore. Additionally, the bank competes with regionally-based commercial banks, which generally have greater assets, capital and lending limits. Within the bank's Lackawanna and Luzerne County marketplace, the bank is 1 of ___ commercial banks and ___ savings banks competing for customers. There are ____ commercial banks which are either headquartered or have a presence in the Dunmore and Scranton markets in Lackawanna County. Our Luzerne County offices in Clarks Summit, Pittston and West Pittston shares many of the same competitors we face in Lackawanna County. While ___ super-regional banks currently control ____% of the deposit base in Lackawanna and Luzerne Counties, ______ community banks maintain the other _____% of the total deposits. The Fidelity Deposit and Discount Bank has _____% of FDIC-insured deposits in Lackawanna County and _______% of FDIC-insured deposits in Luzerne County. The bank also competes with other types of financial institutions, including credit unions, finance companies, brokerage firms, insurance companies and retailers. Deposit deregulation has intensified the competition for deposits among banks in recent years.

      The bank's acceptance of time demand and savings deposits includes passbook accounts, statement savings accounts, NOW accounts, money market accounts, regular savings accounts, certificates of deposit and club accounts. The bank also offers overdraft protection to its checking customers.

      The bank makes secured and unsecured commercial, consumer, installment and construction loans. Residential mortgages and small business loans have always been at the core of the bank's portfolio. Consumer loans include revolving credit lines and commercial lending.

      The bank offers the following support services to make financial management more efficient and convenient for its customers:

o     on-line home and business banking,
o     telephone banking,
o     direct deposit, drive-in banking,
o     discount brokerage services,
o     federal tax depository,
o "Money Access Centers" (at every office except 139 Wyoming Avenue, Scranton, PA),
o     MasterCard/Visa credit card services,
o     night deposit services,
o     notary public services,
o     payroll deduction plan,
o     safe deposit boxes,
o     signature guarantees,
o     travelers checks,
o     treasury securities,
o     U.S. savings bonds,
o     individual retirement accounts, and
o     utility and municipal payments.

As of June 30, 1999, the bank had

      o     total assets of approximately $407,371,595,
      o     total shareholders' equity of approximately $32,578,029, and
      o total liabilities of approximately $374,793,566, which includes $279,729,042 of deposits.

Major classifications of loans and leases are summarized as follows:

                                    ----------------------------------------------------------------------
                                        June 30,        December 31,       December 31,       December 31,
                                          1999              1998               1997               1996
                                    ----------------------------------------------------------------------
Loan and Lease Classifications:
Commercial and Industrial           $ 106,371,612      $  85,425,707      $  67,201,013      $  47,832,107
Agricultural                                    0                  0                  0                  0
Real Estate Mortgages                  94,246,871         99,955,640         87,931,770         79,936,722
Real Estate Construction                4,427,731          3,810,975          2,568,997          3,590,175
Loans to Individuals - Consumer        55,430,051         47,549,512         38,673,662         31,555,744
Loans to Municipal Governments                  0                  0                  0                  0
Direct Financing Leases                 2,693,814          2,248,990          1,536,074            691,098
Less Unearned Income                     (501,725)          (553,033)          (585,517)        (1,371,625)
Less Allowance for Loan Losses         (3,205,142)        (3,007,713)        (2,809,066)        (2,589,976)
                                    -------------      -------------      -------------      -------------
Net Loans                           $ 259,463,214      $ 235,430,077      $ 194,516,933      $ 159,644,245
                                    =============      =============      =============      =============

      On September 30, 1999, the bank had approximately 174 employees, including 154 full-time employees and 20 part-time employees. Management considers relations with our employees to be good.

Properties

      Below is a schedule of all the bank's properties, showing the location, whether the property is owned or leased and its use:

                                                           Type of
        Property     Location                              Ownership      Use
            1        Blakely and Drinker Streets              Own          Main Office
                     Dunmore, PA  18512

            2        Keystone Industrial Park                 Own          Dunmore Branch
                     Dunmore, PA 18512

            3        The Fidelity Financial Center            Own          Scranton Branch
                     338 North Washington Avenue
                     Scranton, PA 18503

            4        Green Ridge Office                      Lease         Scranton Branch
                     Green Ridge Plaza
                     Scranton, PA 18509

            5        Central City Office                     Lease         Scranton Branch
                     139 Wyoming Avenue
                     Scranton, PA 18640

            6        Abington Office                         Lease         Clarks Summit
                     1311 Morgan Highway                                   Branch
                     Clarks Summit, PA 18411

            7        Clarks Summit State Hospital            Lease         Clarks Summit State
                     Office                                                Hospital Limited
                     1451 Hillside Drive                                   Service Branch
                     Clarks Summit, PA 18411

            8        Pittston Office                         Lease         Pittston Branch
                     403 Kennedy Boulevard                                 (Bruno's
                     Pittston, PA 18640                                    Supermarket)

            9        West Pittston Office                    Lease         West Pittston Branch
                     801 Wyoming Avenue
                     West Pittston, PA 18640

            10       Moosic Office                           Lease         Moosic Branch
                     4010 Birney Avenue
                     Moosic, PA 18507

            11       Marywood University                     Lease         Free-standing
                     Nazareth Hall                                         Money Access Center
                     Scranton, PA 18509

            12       Montage Mountain Sky Lodge              Lease         Free-standing
                     Scranton, PA 18505                                    Money Access Center

            13       Lackawanna County Stadium               Lease         Free-standing
                     Moosic, PA 18507                                      Money Access Center

      In addition, the bank owns a building adjacent to The Financial Center in Scranton, which a non-related entity leases from the bank, and two-residential properties in Clarks Green, Pennsylvania, which the bank also leases to parties not affiliated with the bank. The bank owns several residential properties as foreclosed assets, and these properties are listed for sale.

Supervision and Regulation of the Bank

      As an FDIC-insured, Pennsylvania-chartered bank and trust company, the bank is subject to supervision, regulation and examination by the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation. The bank is also subject to requirements and restrictions under federal and state law, including

      o     requirements to maintain reserves against deposits,
      o restrictions on the types and amounts of loans that may be granted and the interest that may be charged on the loans,
      o limitations on the types of investments the bank may make and the types of services the bank may offer, and
      o restrictions on loans to insiders of the bank or other insider transactions.

Various consumer loans regulations also affect the operations of the bank. In addition, the actions of the Federal Reserve Board, as it attempts to control the money supply and credit availability in order to influence the economy, impact commercial banks. The proposed reorganization will not significantly change the authority of these agencies over the bank. The information below highlights various aspects of regulation of the bank under Pennsylvania and federal laws.

Pennsylvania Banking Law

      The laws of Pennsylvania applicable to the bank include, among other things, provisions that:

      o     limit the scope of the bank's business;
      o     require the maintenance of certain reserves against deposits;
      o limit the type and amount of loans that may be made and the interest that may be made and that may be charged on loans;
      o     restrict investments and borrowings by the bank;
      o     limit the payment of dividends; and
      o     regulate branching activities and mergers and acquisitions.

      Generally, the bank must obtain prior approval from the Banking Department for the acquisition of shares of stock. Pursuant to Pennsylvania law, the bank may purchase, sell and hold investments in the form of bonds, notes and debentures to the extent permitted by federal law.

      Pennsylvania banking law also requires that a bank obtain the approval of the Banking Department for any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing the merger application, the Banking Department considers, among other things, whether the merger would be consistent with adequate and sound banking practices and is in the public interest, on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the affected communities.

      Any person intending to acquire more than 10% of outstanding voting shares of stock in a financial institution located in Pennsylvania must obtain the prior approval of the Banking Department.

      In addition, the Banking Department conducts regular examinations of the bank and coordinates these examinations with the FDIC.

Federal Banking Law

      The FDIC insures the bank's deposits pursuant to the system of federal deposit insurance initially established by the Banking Act of 1933. As a state-chartered bank which is not a member of the Federal Reserve System and with FDIC-insured deposits, the bank's primary federal regulator is the FDIC. The FDIC conducts regular examinations of the bank at least every 18 months. Also, FDIC regulations require the bank to file periodic financial information.

      The Federal Deposit Insurance Act of 1950 embodies the basic authority for the operation of the FDIC and gives the FDIC the power to prohibit institutions it regulates from engaging in any activity that would be an unsafe and unsound banking practice. The bank must obtain the FDIC's prior approval for such activities as the establishment and relocation of branches and offices and for certain mergers and acquisitions. Also, FDIC regulations generally prohibit the bank from engaging in activities and investments that are not also permissible for national banks. Generally, any non-banking activities in which the bank engages must be so closely related to banking as to be "incidental" to banking.

      Capital Adequacy Guidelines. The bank must comply with the FDIC's risk-based capital guidelines. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, the FDIC has regulations defining the levels at which an insured institution would be considered:

      o     well capitalized
      o     adequately capitalized
      o     undercapitalized
      o     significantly undercapitalized
      o     critically undercapitalized.

      To be adequately capitalized, the required minimum ratio of total capital to risk-weighted assets, including certain off-balance sheet activities, such as standby letters of credit, is 8%. To be well capitalized, this risk-based ratio must be at least 10%. At least half of the total capital is required to be "Tier I Capital," consisting principally of common stockholders' equity, less certain intangible assets. The remainder, "Tier II Capital," may consist of

      o     certain preferred stock,
      o     a limited amount of subordinated debt,
      o     certain hybrid capital instruments,
      o     other debt securities, and
      o     a limited amount of the general loan loss allowance.

The risk-based capital guidelines must take into account interest rate risk, concentration of credit risk, and risks of nontraditional activities. As of June 30, 1999, the bank satisfied the criteria to be classified as "well capitalized," and we do not expect the proposed reorganization to change the bank's capitalization.

      The FDIC could, under certain circumstances, reclassify a "well-capitalized" institution as "adequately capitalized" or require an "adequately capitalized" or "undercapitalized" institution to comply with supervisory actions as if it were in the next lower category. A reclassification could be made if the regulatory agency determines that the institution is in an unsafe or unsound condition (which could include unsatisfactory examination ratings). In the event an institution's capital deteriorates to the undercapitalized category or below, the law prescribes an increasing amount of regulatory intervention.

      The Bank is also subject to rules requiring a minimum ratio of classified assets to capital, minimum earnings necessary to absorb losses, and a minimum ratio of market value to book value for publicly held institutions.

      FDIC Insurance Assessments. The bank's deposits have the maximum insurance coverage provided by the FDIC, currently $100,000 per account. The bank pays insurance premiums into the Bank Insurance Fund according to rates established by the FDIC. The FDIC has discretion to increase premiums in the future in response to changes in the economic climate of the banking industry. As a result, the future cost of deposit insurance for the bank is, in large part, dependent upon the extent of future bank failures and the amount of insurance coverage provided by the FDIC for each deposit account.

      The FDIC has implemented a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule, the FDIC assigns, on a semiannual basis, each depository institution to one of three capital groups, as follows:

      o     well-capitalized,
      o     adequately capitalized or
      o     undercapitalized,

and further assigns such institutions to a subgroup within a capital group. The institution's subgroup assignment is based upon the FDIC's judgment of the institution's strength in light of supervisory evaluations, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10% or greater, a Tier I capital to risk-based assets ratio of 6% or greater, and a Tier I leverage ratio of 5% or greater, are assigned to the well-capitalized group. As June 30, 1999, the bank was well capitalized for purposes of calculating insurance assessments.

      The Bank Insurance Fund is presently fully funded at more than the minimum amount required by law. Accordingly, the 1999 BIF assessment rates range from zero for those institutions with the least risk, to $0.27 for every $100 of insured deposits for institutions deemed to have the highest risk. The bank is in the category of institutions that presently pay nothing for deposit insurance. The FDIC adjusts the rates every six months.

      While the bank presently pays no premiums for deposit insurance, it is subject to assessments to pay the interest on bonds issued by the Financing Corporation, which is known as FICO. FICO was created by Congress to issue bonds to finance the resolution of failed thrift institutions. Prior to 1997, only thrift institutions were subject to assessments to raise funds to pay the FICO bonds.

      On September 30, 1996, as part of the Omnibus Budget Act, Congress enacted the Deposit Insurance Funds Act of 1996, which recapitalized the Savings Association Insurance Fund and provided that commercial banks would be subject to 1/5 of the assessment to which savings and loan associations are subject for FICO bond payments through 1999. Beginning in 2000, commercial banks and savings and loan associations will be subject to the same assessment for FICO bonds.

      Meeting the Needs of the Community. Under the Community Reinvestment Act of 1977, the FDIC must determine whether the bank is meeting the credit needs of the community, including low and moderate income neighborhoods, that it serves and must take this record into account in its evaluation of most regulatory applications the bank files with the FDIC. The FDIC makes publicly available its evaluation of the bank's record of meeting the credit needs of its entire community. This evaluation includes a descriptive rating of

      o     outstanding
      o     satisfactory
      o     needs to improve, or
      o     substantial noncompliance.

      As of June 30, 1999, the bank had a satisfactory CRA rating.

      Truth-In-Savings. The Bank Enterprise Act of 1991" requires "truth-in-savings" on consumer deposit accounts so that consumers can make meaningful comparisons between the competing claims of banks with regard to deposit accounts and products. Under this provision, the bank is required to provide information to depositors concerning the terms of their deposit accounts, and in particular, to disclose the annual percentage yield. There are some operational costs of complying with this law.

      Restrictions on Control Changes. Under the Federal Change in Banking Control Act of 1978, no person may acquire control of the bank without giving at least 60 days prior written notice to the FDIC. "Control" is generally presumed to be the power to vote 10% or more of the common stock of a bank. The FDIC may disapprove any such acquisition of control.

      Suspicious Activities Reports. Under the bank Secrecy Act, banks must report to the Internal Revenue Service currency transactions of more than $10,000 or multiple transactions in any one day that aggregate in excess of $10,000.

      Interstate Banking. The Bank may engage in interstate banking, subject to certain limitations. See "Description of the Holding Company - Supervision and Regulation - The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 -Interstate Banking."

Securities Regulation

      Due to the number of the bank's shareholders and the size of its assets, the bank has registered its common stock under Section 12 of the Securities Exchange Act of 1934. As a registered company, the bank is subject to the General Rules and Regulations of the SEC and to FDIC regulations for certain state banks registered under the 1934 Act. These rules and regulations relate to periodic financial reporting, reporting to shareholders, proxy solicitation and insider trading. The bank files reports, proxy statements and other information with the FDIC. After the reorganization, the holding company must register its stock under the 1934 Act and will be subject to the obligations for registered companies under the federal securities laws. It will file periodic financial and other business reports with the SEC on a consolidated basis, including information about the bank. The bank will terminate the registration of its common stock under the 1934 Act because it will cease to be publicly held after the reorganization.

New Legislation

      Proposed legislation is introduced in almost every legislative session that would dramatically affect the regulation of the banking industry. At this time, we cannot predict whether or not Congress will enact legislation and what effect the legislation might have on the bank. For example, we cannot predict whether financial services reform legislation, which Congress is currently considering, will become law, and if so, what its full impact will be. The legislation would allow either bank subsidiaries or bank holding companies, depending upon the form of legislation adopted, to participate fully in insurance, securities underwriting, and merchant banking.

Legal Proceedings

      The nature of the bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. In the opinion of management of the bank, however, no legal proceedings are pending, which, if determined adversely to the bank, would materially affect the bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the bank. In addition, to management's knowledge, no government authorities have initiated or contemplated any material legal actions against the bank.

Directors

      The bank's board of directors presently consists of 10 members, one-third (as nearly equal in number as possible) of whom shareholders elect annually to serve for a term of 3 years. The same directors who serve on the bank's board of directors currently serve on the holding company's board of directors. After the reorganization, the shareholders of the bank will become shareholders of the holding company and will elect the board of directors of the holding company. The holding company will be the sole shareholder of the bank and will elect the bank's board of directors. We anticipate that the same persons will serve as directors of the bank and of the holding company for the foreseeable future. The following table provides selected information about the directors of the bank:

                                  Age as of
   Name and Position               November                                                              Director of
      with Bank                   ____, 1999      Principal Occupation for last Five Years                Bank Since
      ---------                   ----------      ----------------------------------------                ----------
Paul A. Barrett, Director            66          Attorney - O'Malley & Harris, P.C.                         1988

Samuel C. Cali,                      83          Retired proprietor of S.C. Cali Agency                     1958
Director                                         (insurance agency), Chairman of the Board,
                                                 The Fidelity Deposit and Discount Bank

Patrick A. Calvey, Jr.,              71          Retired President of Calvey Enterprises, Inc.              1980
Director                                         (real estate holding company), Secretary and
                                                 Treasurer of American Janitor and Paper
                                                 Supply Co., Inc.

John T. Cognetti,                    49          President of the Hinerfeld Realty Co.                      1988
Director                                         (licensed real estate broker), former Chief
                                                 Executive Officer of Cognetti Enterprises,
                                                 Inc. (licensed real estate broker, now
                                                 dissolved)

Patrick J. Dempsey,                  65          President/General Manager of Dempsey                       1985
Director                                         Uniform & Supply, Inc., President/General
                                                 Manager of Gonzaga Realty, Inc.

John F. Glinsky, Jr.,                68          Proprietor, Funeral Director of John F.                    1972
Director, Secretary                              Glinsky Funeral Home

Michael F. Marranca,                 67          President/Chief Executive Officer, The                     1976
Director, President/                             Fidelity Deposit and Discount Bank
Chief Executive Officer

Herbert M. McDonald,                 87          Retired surgeon                                            1976
Director

Michael J. McDonald                  45          Attorney - Foley, McLane, Foley,  McDonald                 1994
                                                 and MacGregor

David L. Tressler, Sr.               63          Executive Director/Chief Executive Officer of              1998
                                                 Northeastern Pennsylvania Physicians

Principal Officers

      The following table shows selected information about the principal officers of the bank. The board of directors elects the officers for one-year terms, and the board has the discretionary authority to remove these individuals from office.

                                                                                                            Age as of
                                                                       Bank         Number of Shares         November
                             Office and Position        Held         Employee         Beneficially            ____,
           Name                 with the bank           Since         Since              Owned                 1999
           ----                 -------------           -----         -----              -----                 ----
Michael F. Marranca         President, Chief            1988           1967              25,159                 67
                            Executive Officer
Joseph E. Quinnan           Senior Vice                 1995           1995              1,276                  55
                            President, Chief
                            Operating Officer
John J. Keeler              Vice President              1990           1990               622                   48
Kevin R. Messett            Senior Vice                 1991           1991               456                   44
                            President
Robert P. Farrell           Cashier/                    1989           1987               255                   46
                            Comptroller

Executive Compensation

      The following table provides the annual compensation for services in all capacities to the bank for the fiscal years ended December 31, 1998, 1997, and 1996, for those persons who were at December 31, 1998,

      o     the Chief Executive Officer, and
      o the 4 other most highly compensated executive officers of the bank to the extent such person's total annual salary and bonus exceeded $100,000.

                                                     Summary Compensation Table

                               Annual Compensation                                  Long-Term Compensation
                               -------------------                                  ----------------------

                                                                              Awards                      Payouts
                                                                              ------                      -------
         (a)             (b)         (c)           (d)           (e)           (f)           (g)            (h)            (i)
                                                                                         Securities
                                                                Other       Restricted   Underlying                     All other
                                                               Annual         Stock       Options/         LTIP          Compen-
 Name and Principal                Salary         Bonus        Compen-       Award(s)       SARs          Payouts         sation
      Position          Year         ($)           ($)         sation          ($)           (#)            ($)         ($)(1)(2)
      --------          ----         ---           ---         ------          ---           ---            ---         ---------
Michael F. Marranca     1998       171,560        12,000          0             0             0              0            30,089
President and Chief     1997       160,410        18,000          0             0             0              0            27,813
Executive Officer       1996       133,769        18,000          0             0             0              0            18,067

----------
(1) Figure includes the bank's contributions to the 401(k) and deferred profit sharing plan of $18,934, $17,278, and $15,312 on behalf of Mr. Marranca for 1998, 1997, and 1996, respectively. It also includes membership dues of $9,237 and $7,710 paid on behalf of Mr. Marranca in 1998 and 1997, respectively. No membership dues were paid on behalf of Mr. Marranca in 1996.

(2) In addition to annual salary, Mr. Marranca receives some or all of the following benefits: medical, dental, life and disability insurance, and other customary benefits. Figure includes payments made by the bank, on behalf of Mr. Marranca, of $1,918, $2,825, and $2,755 in 1998, 1997, and
      1996, respectively.

Stock Option Awards

      The following table provides certain information relating to non-qualified stock options granted to the non-employee directors on January 4, 1999, by the bank pursuant to the 1998 Independent Directors Stock Option Plan. No options were granted or exercised during the fiscal year ended December 31, 1998.

                                   NON-QUALIFIED STOCK OPTION GRANTS
                                       TO NON-EMPLOYEE DIRECTORS
                                           Individual Grants
                                           -----------------
                             Number of       Percent of Total
                             Securities        Options/SARs
                             Underlying       Granted to Non-     Exercise or
                            Options/SARs         Employee          Base Price
             Name           Granted (#)          Directors           ($/Sh)      Expiration Date
             ----           -----------          ---------           ------      ---------------

Samuel C. Cali                  250               11.11%             $62.00          01/04/09
Herbert M. McDonald             250               11.11%             $62.00          01/04/09
John F. Glinsky, Jr.            250               11.11%             $62.00          01/04/09
Patrick A. Calvey, Jr.          250               11.11%             $62.00          01/04/09
Patrick J. Dempsey              250               11.11%             $62.00          01/04/09
Paul A. Barrett                 250               11.11%             $62.00          01/04/09
John T. Cognetti                250               11.11%             $62.00          01/04/09
Michael J. McDonald             250               11.11%             $62.00          01/04/09
David L. Tressler, Sr.          250               11.11%             $62.00          01/04/09

      The following table provides certain information relating to qualified stock options granted to key employees on January 4, 1999, by the bank pursuant to the 1998 Stock Incentive Plan. No options were granted or exercised during the fiscal year ended December 31, 1998.

                                     QUALIFIED STOCK OPTION GRANTS
                                            TO KEY OFFICERS
                                           Individual Grants
                                           -----------------

                                Number of       Percent of Total
                               Securities         Options/SARs
                               Underlying          Granted to         Exercise or
Name                          Options/SARs          Employees         Base Price      Expiration
----                           Granted (#)       in Fiscal Year         ($/Sh)           Date
                               -----------       --------------         ------           ----
Michael F. Marranca                350               23.33%             $62.00         01/04/09
Joseph E. Quinnan                  250               16.66%             $62.00         01/04/09
Kevin R. Messett                   250               16.66%             $62.00         01/04/09
Diane M. Wylam                     250               16.66%             $62.00         01/04/09
Robert P. Farrell                  200               13.33%             $62.00         01/04/09
John J. Keeler                     200               13.33%             $62.00         01/04/09

Compensation of Directors

      During 1998, the bank paid a monthly retainer of $2000 to non-employee bank directors for attending and participating in board of director's meetings and committee meetings. The bank does not compensate employee directors for attendance at board of directors' meetings or committee meetings. The bank awarded every non-employee director a bonus of $2,500 in 1998. Directors are entitled to have up to four paid absences per year from scheduled Board meetings or committee meetings. In the aggregate, the bank paid to the board of directors $232,500 for all services rendered in 1998. The board of directors held 35 regular meetings in 1998.

Certain Relationships between Officer and Directors and Certain Transactions between Officer and Directors and the Bank

Family Relationships

      Dr. Herbert M. McDonald, a director and vice president of the board of directors, is the uncle of Michael J. McDonald, a director of the bank.

Indebtedness of Management

      Except as described below, the bank has not entered into and does not intend to enter into any material transactions with any director or executive officer of the bank or their associates.

      Some of our directors and officers and the companies with which they are associated had banking transactions with the bank in the ordinary course of its business during 1998, and the bank expects to continue such banking transactions in the future.

      Total loans outstanding from the bank at December 31, 1998, to the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more, amounted to $4,337,908, or approximately 9.75% of the total equity capital of the bank. The Bank made these loans in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collection or present other unfavorable features.

      The largest total amount of indebtedness outstanding during 1998 to the above described group was approximately $5,250,468. The aggregate amount of indebtedness outstanding as of the latest practicable date, September 30, 1999, to the above group was approximately $4,068,201.

      The Bank paid a total of $12,125 to Samuel Cali and Patrick Calvey, Jr. for appraisals they performed for the bank in 1998. The Bank paid a total of $38,807 in 1998 to the law firms of O'Malley & Harris, P.C., and Foley, McLane, Nealon, Foley and McDonald for legal services performed on behalf of the bank. Further, in 1998, the bank paid $346 to Dempsey Uniform & Supply, Inc. for linens for the bank.

Year 2000 Computer Problem

      The following section contains forward-looking statements which involve risks and uncertainties. The actual impact of the Year 2000 issue on the bank could materially differ from that which is anticipated in these forward-looking statements as a result of certain factors identified below.

      Description of the Problem

      The "Year 2000 problem" is the result of computer programs having been written using two digits rather than four to define the applicable year. Any of the bank's computer systems that have date-sensitive software or date-sensitive hardware may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, generate statements, compute payments, interest or delinquencies, or engage in similar normal business activities. In addition to affecting information technology systems, the Year 2000 problem affects embedded controllers, which are microprocessors located within a piece of machinery, such as a fax machine, power switch, elevator, or railroad switch.

      Because of the interdependence of businesses, public utilities and other entities, and the possible widespread nature of the Year 2000 problem, its extent is difficult to determine. The Year 2000 problem could cause a significant economic disruption. Because of their dependence on technology and date-sensitive data, financial institutions may be particularly vulnerable. As a result, various regulators have issued guidelines concerning the Year 2000 problem. Also, the bank is subject to the regulation and oversight of the FDIC, whose oversight includes the provision of specific timetables, programs and guidance regarding Year 2000 issues. Regulatory examination of the bank's Year 2000 readiness is conducted on a quarterly basis.

      The worst case scenario for the bank is that the Year 2000 problem could result in an inability to operate the bank using any computer-related systems, services, or products for an indefinite period, as well as a loss of business from customers affected by the Year 2000 problem. Many calculations which rely on date-sensitive information, such as interest and payment calculations, could become unreliable or inoperable, and the bank could lose the ability to process transactions and perform other basic banking functions. Also, the bank could lose access to its normal supply of products and services, and its borrowers could suffer losses affecting their creditworthiness. A basic break-down in communications or transportation is also possible and would, of course, affect the bank as well as other businesses.

      The Bank's State of Readiness

      The bank has initiated an enterprise-wide program to prepare its computer systems, applications and staff for the Year 2000 transition. Following regulatory guidelines the bank's program encompasses:

      o     Awareness - Internal recognition of Year 2000 issues
      o Assessment - Determination of the problem's complexity and addressing solutions
      o     Renovation - System upgrades and replacements

      o     Validation - Testing and validating solutions
      o Monitoring - Solution implementation and result testing in actual production environment

      At December 31, 1998, the bank had entered into the validation and monitoring phases of the program. Included in the process are non-information technology items such as security and facilities systems. Management expects the program to be completed within regulatory time frames.

      Ongoing contingency planning is also a part of the Year 2000 program. Action plans are being developed to address "what if" scenarios. These scenarios include system failures, supply failures and liquidity. The plans are being formulated in accordance with regulatory guidelines.

      The bank expects to incur internal staff costs as well as consulting and other expenses related to the enhancements necessary to prepare its systems for compliance. At December 31, 1998, the bank had capitalized approximately $309,000 in testing and conversion of system applications. The bank anticipates expenditures approximating $665,000 during 1999 to complete this project. Most of these costs are related to the acquisition of computer hardware and software. The costs, for the most part, will be capitalized and then depreciated over their expected useful life.

      Year 2000 also creates risk for the bank from unforeseen problems with third parties with whom the bank deals. Failures of the bank's or third party systems could have a material effect on the bank's ability to conduct business. The bank is communicating with its customers through information letters, statement inserts and FDIC newsletters. The communications are designed to promote customer awareness and preparedness. Vendors who provide products and services to the bank are being requested to provide written assurances of the Year 2000 compliance.

      The bank has a Project 2000 committee that reports to the board of directors on Year 2000 issues.

                  FINANCIAL INFORMATION ABOUT THE REORGANIZATION

Capitalization

      Set forth below is the capitalization

      o     of the bank on June 30, 1999,
      o     of the interim bank at its organization on _________, 1999, and
      o     of the holding company at initial formation on August 10, 1999.

                                                    The Fidelity        Fidelity Deposit
                                                     Deposit and            and Discount         Fidelity D & D
                                                    Discount Bank           Interim Bank         Bancorp, Inc.
                                                    -------------           ------------         -------------
Prior to Merger
---------------

Number of Shares Authorized,
     Common Stock, par value
     $1.5625 for Bank, $2.00 for Interim
     Bank and without par value
      for Holding Company................              5,000,000               5,000,000          10,000,000

Number of Shares Authorized,
      Preferred Stock, Holding
      Company only, without
      par value..........................       (Not applicable)        (Not applicable)           5,000,000

Number of Shares outstanding:
      Common Stock.......................                896,487                  50,000    (1)            5   (2)
      Preferred Stock....................       (Not applicable)        (Not applicable)                   0

Capital Accounts:
      Common Stock.......................              1,400,761                 100,000    (1)         5.00   (2)
      Preferred Stock....................       (Not applicable)        (Not applicable)                   0
      Capital Surplus....................              7,000,313                  55,000    (1)
      Undivided Profits..................             26,825,462                       0
      Net Unrealized Holding Gains
          (Losses) on Available-for-
          Sale Securities................            (2,648,507)                       0                   0
                                                     -----------               ---------          ----------
Total Equity Capital.....................             32,578,029                 155,000                5.00

      Set forth below is the same information, as adjusted to reflect the reorganization and the merger of the interim bank into the bank:

After Merger
------------
Number of Shares Outstanding:
     Common Stock par value
        $1.5625 for Bank, $2.00 for
        Interim  Bank and without
        par value for Holding
        Company..........................                896,487                     (3)           1,792,974   (4)
     Preferred Stock (Holding
        Company only, without par
        value)...........................                     --                      --                   0

Capital Accounts:
     Common Stock........................              1,400,761                      --           1,400,761
     Preferred Stock.....................                     --                      --                   0
     Capital Surplus.....................              7,000,313                      --           7,000,313
        Undivided Profits................             26,825,462                      --          26,825,462
        Net Unrealized Holding Gains
           (Losses) on Available-for-
           Sale Securities...............            (2,648,507)                      --         (2,648,507)
                                                     -----------                     ---         -----------
Total Equity Capital.....................             32,578,029   (5)                 0          32,578,029   (6)
                                                     ===========                     ===         ===========

----------
(1) Represents shares issued upon the initial capitalization of the interim bank for $3.10 per share. The organizers of the interim bank subscribed for 5,000 shares, and Fidelity D & D Bancorp subscribed for 45,000 shares. At the time the merger is completed, the organizers will transfer their 5,000 shares to Fidelity D & D Bancorp at the same purchase price, $3.10 per share. The $55,000 in capital surplus includes a $5,000 expense fund, as required by the Pennsylvania Banking Code of 1965.

(2) Represents 5 shares issued to the incorporators of the holding company for $1.00 per share. At the time of the merger, Fidelity D & D Bancorp will repurchase these shares at the same purchase price, $1.00 per share, and retire them.

(3) Represents the merger of the interim bank into the bank. At the time of the merger, the 50,000 shares of interim bank common stock owned by Fidelity D & D Bancorp will be exchanged for 896,487 shares of bank common stock, resulting in the bank's equity remaining the same.

(4) Represents the maximum number of shares to be issued to the holders of common stock of the bank as the result of the merger. No fractional shares of holding company common stock will be issued in the reorganization. Cash will be paid in lieu of fractional shares. The payment of cash to fractional shareholders and to shareholders who exercise their dissenters' rights could reduce the number of outstanding shares the holding company issues.

(5) Total equity capital reflects the capital accounts after payment of the $155,000 dividend to the holding company to repay its loan to purchase the shares that provided the funds for the initial capitalization of the interim bank. This borrowing will be through an unaffiliated bank in Pennsylvania at approximately prime rate. If the proposed reorganization had occurred on January 1, 1998, the payment of the dividend to repay the holding company' s loan would have reduced interest income for the bank's 1998 fiscal year by approximately $________.

(6)   Amounts after the merger are on a consolidated basis.

Other Financial Information

      We have not included complete pro forma and comparative financial information concerning the proposed bank holding company because immediately following the effective time of the reorganization, the consolidated financial statements of Fidelity D & D Bancorp will be substantially the same as the bank's financial statements immediately prior to the reorganization. Prior to the closing of the reorganization, Fidelity D & D Bancorp will not have commenced operations and will have no material assets or liabilities.

      For the bank's condensed balance sheet as of December 31, 1998, and income statement for the 1998 fiscal year, see the bank's Annual Report on Form 10-K for the year ended December 31, 1998. For the bank's balance sheet as of June 30, 1999, and income statement for the six months ended June 30, 1999, see the bank's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. See "Where You Can Find More Information."

                  DESCRIPTION OF THE BANK'S CAPITAL SECURITIES

Common Stock

      The Fidelity Deposit and Discount Bank is authorized to issue 5 million shares of common stock, par value $1.5625 per share, of which 897,736 shares were issued and outstanding as of _________, 1999. No other shares were issued or outstanding. The bank is not authorized to issue any other class of stock. As of ______, 1999, the bank had approximately 1,219 shareholders.

      Voting Rights. Each share of common stock is entitled to one vote on all matters that may be brought before shareholders' meetings, except that the holders of common stock have cumulative voting rights in the election of directors. Cumulative voting for the election of directors entitles each shareholder to multiply the number of votes to which the shareholder is entitled by the total number of directors to be elected, and the shareholder may cast the whole number of these votes for one candidate or may distribute them among two or more candidates.

      Preemptive Rights. The bank's common stock does not carry preemptive subscription rights.

      Liquidation. In the event of liquidation, dissolution or winding up of the bank, shareholders are entitled to share ratably in all assets remaining after payment of liabilities.

      Liability for Further Assessments. The bank's shareholders are not subject to further assessments by the bank on their shares.

      Sinking Fund Provision. The bank's shares do not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with certain preferential rights for their investment in the event of liquidation or redemption.

      Redemption Provision. The bank's shareholders do not have a right of redemption, which is the right to sell their shares back to the bank.

      Capital Requirements under State Banking Law. Under the Pennsylvania Banking Code of 1965, the bank must maintain capital surplus in an amount at least equal to the amount if its capital consisting of the total par value of its common stock. The bank must also maintain an expense fund not less than 5% of par value capital.

      Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The bank has historically paid quarterly cash dividends to its shareholders, as well as a special dividend in the fourth fiscal quarter. Payment of dividends is subject to the restrictions in the Pennsylvania Banking Code of 1965 and the Federal Deposit Insurance Act. The Pennsylvania Banking Code provides that a bank may declare and pay dividends only out of accumulated net earnings and only if the bank meets certain capital requirements. Directors are specifically liable for unlawful dividends.

      The Federal Deposit Insurance Act generally prohibits payment of dividends that would be an "unsafe or unsound banking practice." Further, an insured bank may not declare and pay dividends if the FDIC obtains a cease and desist order for the bank.

      The following table sets forth the dividends which the bank has paid its shareholders since January 1997.

                            AMOUNTS OF DIVIDENDS PAID

                         Regular Cash           Special Cash           In the
Month/Year            Dividend Per Share     Dividend Per Share       Aggregate
----------            ------------------     ------------------       ---------
March 1997                   $  0.275              $               $  228,463.59
June 1997                       0.275                                 228,934.53
September 1997                  0.275                                 229,309.07
December 1997                   0.275               0.175             375,820.86
March 1998                      0.300                                 251,177.84
June 1998                       0.300                                 251,595.77
September 1998                  0.300                                 251,986.68
December 1998                   0.300               0.200             445,649.00
March 1999                      0.300                                 268,094.36
June 1999                       0.300                                 268,493.53
September 1999                  0.300                                 268,920.69

Comparative Market Prices

      There has never been an organized public trading market for the bank's outstanding common stock. The bank's common stock is traded over-the-counter from time to time, primarily in the bank's geographic service area. As of __________, 1999, the highest trade price known to management for transactions of the bank's common stock was for a trade of _______ shares at $______ per share on _________, 1999. The most recent sale price as of ________, 1999, was $_______ per share. The last reported sale of the bank's common stock prior to the public announcement of the proposed reorganization was a trade of 110 shares at $69.50 per share on October 5, 1999. This price may include retail markups, markdowns or commissions. Due to the infrequency of trading and the fact that these trades are generally private transactions, we are unable to determine actual trading prices on any given date.

      Because the holding company has no substantial assets or liabilities, the holding company's common stock had no market value at the time of the public announcement. We anticipate that after the reorganization, the per share market value of the holding company's common stock will be approximately 1/2 of the per share market value of the bank's common stock immediately after the reorganization, based on the 2-for-1 stock exchange ratio. Any estimate or expectation, however, may not be realized.

Trade Price High's and Low's

      Bid price information for the bank's common stock is not available. However, the bank does have information on trade prices. The following table shows quarterly high and low trade prices for the bank's common stock:

                        Trade Prices: Bank's Common Stock
                                (Price per share)

                                        High                     Low
For Quarter Ended:
------------------
March    1997                       $   45.00               $   44.00
June     1997                           46.00                   45.00
Sept.    1997                           50.00                   47.00
Dec.     1997                           52.00                   49.00

March    1998                           54.00                   52.00
June     1998                           62.00                   60.00
Sept.    1998                           60.00                   60.00
Dec.     1998                           62.00                   60.00

March    1999                           65.00                   64.50
June     1999                           65.00                   62.00
Sept.    1999                           69.50                   65.00

Stock Option Plans

      The Bank's common stock is subject to outstanding options to purchase common stock of the bank issued to directors and key employees under the 1998 Independent Directors Stock Option Plan and the 1998 Stock Incentive Plan. As of September 30, 1999, the bank had issued options to purchase 3,750 shares at an exercise price of $62.00. Shares issued under these plans may dilute the ownership interests and voting power of existing shareholders. After the proposed reorganization, Fidelity D & D Bancorp will assume the bank's obligations under these plans. Further, we will adjust the number of shares which participants may purchase under their outstanding options, the exercise price of the options, and the number of shares which the holding company may issue under the plans according to the 2-for-1 exchange ratio of holding company common stock for Bank common stock. See "Information about the Reorganization Stock Option Plans."

      1998 Independent Directors Stock Option Plan. The Bank has reserved 25,000 shares of Bank common stock for issuance under the Directors Stock Option Plan. The purposes of the Directors Plan are

      o to attract, retain and compensate, as directors of the bank, highly qualified individuals, who are not executives or employees of the bank,

      o to more significantly align the interests of the members of the board of directors with those of the bank's shareholders by underscoring their common interests,

      o to encourage directors to have a greater personal financial stake in the bank through the ownership of Bank common stock, and

      o     to increase the long-term value of the bank's stock.

      The Directors Plan has the following significant terms:

      o Duration of Plan. The Directors Plan will terminate upon the earlier of the Board's adoption of a resolution terminating the Director Plan or 10 years from the date the Directors Plan was approved and adopted by shareholders of the bank, which occurred on May 5, 1998.

      o Shares Issued. The Bank may issue no more than 25,000 shares of common stock under the plan, and this number may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the bank's capital. Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger occurs.

      o Eligible Participants, Annual Awards. Directors who are not employees of either the bank or its affiliates ("outside directors") are eligible to receive awards under the plan. For the term of the Directors Plan, each outside director shall annually receive a stock option to purchase 250 shares of the bank's common stock on the first business day of January. However, prior to any such grant, the board of directors, by majority vote, may deny the awards scheduled for the upcoming January. In such an event, directors will not receive awards under the plan for the year in question. However, the Board's decision to forgo the current year's awards will not affect awards scheduled for any future years.

      o Purchase Price. The purchase price of Bank common stock subject to a stock option is the fair market value at the time of grant.

      o Term of Stock Options. No stock option is exercisable after 10 years from the date of grant.

      o Vesting Periods. The Bank may grant stock options with varying vesting periods, but must provide for a minimum vesting period of 6 months from the date of grant.

      o Change in Control Provisions. The Directors Plan contains certain change in control provisions which would permit the options granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

      o Plan Administration. The entire board of directors or a committee comprised of at least 3 directors administers the Directors Plan. It is possible for directors participating in such administration to receive awards under the plan. The body established to administer the Directors Plan is vested with the authority and discretion to interpret the Director Plan, and to make any rules or regulations pertaining to it. Any of these interpretations and decisions of the administrative body are final and binding.

      o Death, Retirement or Disability of Director. In the event that a participant ceases to be a director of the bank for any cause other than retirement, death or disability, the remaining portion of a participant's unexercised stock options shall terminate 1 year after the date of termination as a director, subject to the 10-year limitation on exercisability. In the event that a participant retires, dies or becomes disabled prior to the expiration of the participant's stock options, and without having fully exercised such stock options, the participant or his legal representative shall have the right to exercise the stock options during their respective terms within 12 months after the termination of Board membership, subject to the 10-year limitation on exercisability.

      o Non-transferability. Except as otherwise provided by the board of directors, awards made to directors under the Directors Plan are non-transferrable other than by will or the laws of descent and distribution. During the director's lifetime, only the director may exercise his or her stock options granted under the plan, or, in the event of his or her disability or death, a legal representative may exercise the options.

      o Capital Changes. The Directors Plan provides that, if the bank, at any time, increases or decreases the number of its outstanding shares of common stock or changes, in any way, the rights and privileges of such shares through a stock dividend, or through a stock split, reclassification or other recapitalization involving the bank's common stock, then the bank shall increase, decrease or change, in like manner, the numbers, rights and privileges of shares issuable under the Directors Plan.

      o Amendments. The board of directors may amend the Directors Plan at any time without shareholder approval, provided, however, that amendment of the Directors Plan may not materially and adversely affect any right of a participant with respect to shares of common stock previously issued without the participant's written consent.

      1998 Stock Incentive Plan. The Bank has reserved 25,000 shares of Bank common stock for issuance under the Stock Incentive Plan. The purposes of the Incentive Plan are

      o to advance the development, growth and financial condition of the bank by providing incentives through participation in the appreciation of common stock of the bank in order to secure, retain and motivate personnel responsible for the operation and management of the bank;

      o to attract and retain individuals of outstanding ability as employees of the bank;

      o to encourage employees to acquire a proprietary interest in the bank; and

      o to encourage employees to continue their employment with the bank and to render superior performance during such employment.

      The Incentive Plan has the following significant terms:

      o Duration of Plan. The Incentive Plan will terminate upon the earlier of the Board's adoption of a resolution terminating the Incentive Plan or 10 years from the date the plan was approved and adopted by shareholders of the bank, which occurred on May 5, 1998. In addition, qualified options may not be awarded more than 10 years after February 24, 1998, the date the board of directors adopted the plan.

      o Shares Issued. The Bank may issue no more than 25,000 shares of common stock under the plan, and this number may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the bank's capital. Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger occurs.

      o Eligible Participants. Key officer and other management employees of the bank are eligible to receive an award under the Incentive Plan, as the committee administering the plan determines.

      o Awards. Awards made under the Stock Incentive Plan may be in the form of:

            o options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Internal Revenue Code (or "qualified options"), which means that the plan participant will not recognize any taxable income on the exercise of the options; or

            o     options which do not so qualify (or "non-qualified options").

      o Purchase Price. The purchase price of Bank common stock subject to a non-qualified stock option will be not less than the stock's par value at the time of grant. The purchase price of stock subject to a qualified option will be no less than the fair market value of the stock at the time it is exercised.

      o Term of Stock Options. No option is exercisable after 10 years from the date of grant.

      o Vesting Periods. The Bank may grant stock options with varying vesting periods, but must provide for a minimum vesting period of 6 months from the date of grant.

      o Change in Control Provisions. The Incentive Plan contains certain change in control provisions which would permit the options granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

      o Plan Administration. A committee consisting of 3 or more non-employee directors administers the plan. Generally, recent or current participants in the plan may not serve on this committee.

      o Termination of Employment. If a recipient of a non-qualified option ceases to be eligible under the Stock Incentive Plan before the option lapses or before it is fully exercised, the committee may permit the recipient to exercise the option during its remaining term, to the extent that the option was then and remains exercisable. If the bank ceases to employ the recipient of a qualified option, the committee administering the plan may permit the recipient to exercise his or her option during its remaining term for a period of not more than 3 months. This period may be extended to a 12 month period if the employment cessation was due to the recipient's disability. If the recipient dies, the committee may permit the recipient's qualified personal representatives, or any persons who acquire the options under his or her will or the laws of descent and distribution, to exercise his or her option during its remaining term for a period not to exceed 12 months after the recipient's death.

      o Non-transferability. Except as otherwise provided by the board of directors or committee administering the plan, awards under the Incentive Plan are non-transferrable other than by will or the laws of descent and distribution.

      o Capital Changes. The Incentive Plan provides that, if the bank, at any time, increases or decreases the number of its outstanding shares of common stock or changes, in any way, the rights and privileges of such shares through a stock dividend, or through a stock split, reclassification or other recapitalization involving the bank's common stock, then the bank shall increase, decrease or change, in like manner, the numbers, rights and privileges of shares issuable under the plan.

      o Amendments. The board of directors may amend the plan at any time without shareholder approval, provided, however, that amendment of the Directors Plan may not materially and adversely affect any right of a participant with respect to shares of common stock previously issued without the participant's written consent.

Dividend Reinvestment Plan

      The bank's common stock is also subject to The Fidelity Deposit and Discount Bank Dividend Reinvestment Plan. The purpose of this plan is to provide shareholders a convenient method of investing cash dividends in additional shares of bank common stock. Shareholders who elect to participate in the plan direct any cash dividends the bank pays on their designated shares toward automatic investment in additional shares of bank common stock. Under this plan, the bank is authorized to issue up to 50,000 shares of its common stock, par value $1.5626 per share. Rather than issuing new shares, the bank has the option of using shares purchased in the open market or in negotiated transactions for the plan. A participant may withdraw at any time, and the bank may terminate the plan at any time. As of September 30, 1999, the bank had issued approximately 22,455 new shares under the plan. The issuance of additional shares under this plan may dilute the ownership interests and voting power of existing shareholders. The bank will terminate the plan at the time the reorganization is completed. After the proposed reorganization, Fidelity D & D Bancorp expects to implement a dividend reinvestment plan with substantially similar terms to the bank's plan. See "Information about the Reorganization Dividend Reinvestment Plan."

             DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES

      The authorized capital stock of Fidelity D & D Bancorp consists of 10 million shares of common stock, without par value, and 5 million shares of preferred stock, without par value. If the reorganization had been completed on September 30, 1999, the holding company would have about 1,795,472 shares outstanding, which is twice the number of shares of bank common stock outstanding on that date. Except for the common stock issued in the reorganization, upon completion of the reorganization, no other shares of capital stock, common or preferred, will be issued or outstanding.

Common Stock

      Voting Rights. Each share of common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of common stock are not entitled to cumulate votes in the election of directors. Prior to the issuance of any preferred stock which possesses voting rights, the holders of common stock will possess exclusive voting rights in the holding company.

      Preemptive Rights. The holding company's common stock does not carry preemptive subscription rights.

      Liquidation. In the event of liquidation, dissolution or winding up of the holding company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and after payment of preferred stock shareholders with liquidation priority, if any.

      Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of common stock.

      Sinking Fund Provision. The common stock does not require a "sinking fund" which is a separate capital reserve maintained to pay shareholders with certain preferential rights for their investment in the event of liquidation or redemption. However, in the future the holding company may issue preferred shares that require such a fund, in which case legal restrictions may require the holding company to maintain the fund prior to paying dividends.

      Redemption or Conversion Rights. The holders of common stock do not have a right of redemption, which is the right to sell their shares back to the holding company, nor do they have a right to convert their shares to other classes or series of stock, such as preferred stock.

      Dividends. Each shareholder is entitled to receive dividends that may be declared by the board of directors out of legally available funds. The Bank has paid continuous quarterly cash dividends since 1996. We presently intend to retain the dividend policy of paying a quarterly dividend after the reorganization. However, further dividends depend upon future earnings, financial condition, appropriate legal restrictions and other relevant factors.

      Under the Pennsylvania Business Corporation Law, the holding company may not pay a dividend if afterwards:

      o the holding company would be unable to pay its debts as they become due, or

      o the holding company's total assets would be less than its total liabilities plus an amount needed to satisfy any preferential rights of shareholders.

      Cash available for dividend distribution to shareholders of the holding company must initially come from dividends which the bank pays the holding company. As a result, the legal restrictions on the bank's dividend payments also affect the ability of the holding company to pay dividends. See "Description of the Bank's Capital Securities - Common Stock."

      Stock Option Plans. The holding company will assume the bank's obligations under its 1998 Independent Directors Plan and1998 Stock Incentive Plan. See "Description of the Bank's Capital Securities - Stock Option Plans."

      Dividend Reinvestment Plan. The holding company expects to implement a dividend reinvestment plan with substantially the same terms as the bank's dividend reinvestment plan. See "Description of the Bank's Capital Securities - Dividend Reinvestment Plan." The holding company expects to be able to issue up to 100,000 shares of its common stock under the new plan.

Preferred Stock

      The holding company's articles of incorporation authorize the board of directors to approve the issuance of preferred stock, without prior shareholder approval. The board will determine the rights, qualifications, limitations and restrictions on each series of preferred stock at the time of issuance and may include, among other things, rights to participating dividends, voting rights and convertibility into shares of common stock. The holding company may issue shares of preferred stock with dividend, redemption, voting and liquidation rights taking priority over the common stock. The board may also grant preferred shareholders the right to convert their shares of preferred stock into shares of common stock. Provisions granting directors this type of authority are known as "blank check" provisions.

      Voting Rights. The Board will determine the voting rights of preferred shareholders upon the issuance of these shares. The issuance of preferred stock with voting rights would dilute the voting power of common stock shareholders.

      Preemptive Rights. The holding company's preferred stock does not carry preemptive subscription rights.

      Liquidation. The board will determine the specific liquidation rights of preferred shareholders upon the issuance of these shares. In the event of liquidation, dissolution or winding up of the holding company, the holders of preferred stock will likely rank prior to the holders of common stock for the right to share ratably in all assets remaining after payment of liabilities. The Board may issue several series of preferred stock with different rankings with respect to liquidation rights.

      Liability for Further Assessments. The holding company will not subject shareholders to further assessments on their shares of preferred stock, if issued.

      Sinking Fund Provision. The preferred stock may require a "sinking fund," which is a separate capital reserve maintained to pay shareholders with certain preferential rights for their investment in the event of liquidation or redemption. Pennsylvania corporate law would require the holding company to maintain this fund prior to paying dividends.

      Redemption or Conversion Rights. Upon the issuance of preferred stock, the board of directors will determine shareholders' right of redemption, which is the right to sell shares back to the holding company. The Board will also determine whether to grant conversation rights, which would permit the preferred stock shareholders to convert their shares to common stock at a prescribed ratio.

      Dividends. Upon issuance, the board of directors will determine any rights of the shareholders of a particular series of preferred stock to receive dividends. The right to receive dividends may be cumulative or non-cumulative. The same legal restrictions which apply to dividends payable on shares of common stock apply to dividends payable on shares of preferred stock. See "Description of the Holding Company's Capital Securities - Common Stock Dividends" above.

Issuance of Additional Securities

      Because the holding company has authorized common stock and preferred stock substantially in excess of the number of shares that it will issue in connection with the reorganization, we will have the flexibility to raise additional capital and to make acquisitions through the issuance of holding company common stock or preferred stock without prior approval by the holding company's shareholders. Issuance of these shares could dilute the book value per share and the voting power of the prior shareholders because the holding company has the right to issue new shares without first offering the shares to shareholders in proportion to their current ownership percentages. Further, the issuance of preferred stock could also affect common stock shareholders' ability to receive dividends and their rights upon liquidation of the company. We currently have no plans for issuing additional shares of common stock or preferred stock.

Legal Opinion

      Shumaker Williams, P.C., 3425 Simpson Ferry Road, Camp Hill, Pennsylvania 17011, special counsel to the bank and the holding company, has delivered an opinion stating that the shares of common stock of the holding company to be issued in connection with the reorganization will be fully paid and non-assessable by the holding company. "Non-assessable" means that the holding company will not be able to assess fees for ownership of the shares.

Anti-Takeover Provisions in Articles and By-laws

      The holding company's articles of incorporation and by-laws contain a number of provisions that could be considered anti-takeover in purpose and effect. Only a few of these are shared by the bank. For a full description of the risks associated with these anti-takeover provisions, please refer to "RISKS
- Risks Related to the Reorganization" above.

      Authorized Capital. The anti-takeover provisions include:

      o the authorization of 10 million shares of common stock and 5 million shares of preferred stock, and

      o the lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis.

      These provisions generally permit the board of directors to have as much flexibility as possible to issue additional shares, without prior shareholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, and employee incentive plans. However, these additional shares may also be used by the board of directors to deter future attempts to gain control over the holding company. By comparison, the bank has 5 million shares of authorized common stock and also does not guarantee preemptive rights.

      Classified Board. Like the by-laws of the bank, the by-laws of the holding company provide for a classified or staggered board. A classified board has the effect of moderating the pace of any change in control of the board of directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, this extension of time also tends to discourage a tender offer or takeover bid. Article 9 of the by-laws of the holding company provides that at its 2000 Annual Meeting of Shareholders, the shareholders shall elect 10 directors as follows:

      o 4 Class A directors to serve until the 2001 Annual Meeting of Shareholders,
      o 3 Class B directors to serve until the 2002 Annual Meeting of Shareholders, and
      o 3 Class C directors to serve until the 2003 Annual Meeting of Shareholders.

      Shareholders shall elect each class in a separate election. At each following annual meeting, shareholders will elect successors to the class of directors whose term is then expiring to hold office for a term of 3 years. The board of directors will fill vacancies which occur during the year for the remainder of the full term.

      No Cumulative Voting. Another provision is the elimination of cumulative voting. Cumulative voting entitles each shareholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one candidate or distribute them among any two or more candidates. The Bank's shareholders may cumulate their votes in the election of directors. However, Article 8 of the holding company's articles of incorporation eliminates cumulative voting rights in the election of directors. We believe that each director should represent and act in the interest of all shareholders and not any special group of shareholders. The absence of cumulative voting means that a majority of the outstanding shares can elect all the members of the board of directors. The absence of cumulative voting may make it more difficult for minority shareholders' nominees to be elected to the board of directors.

      Supermajority Vote for Approval of Extraordinary Transactions. Another anti-takeover provision is the requirement in the articles of incorporation that the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote must approve any merger, consolidation, dissolution or liquidation of the holding company or the sale of all or substantially all of its assets. However, if at least 80% of the board of directors have approved this type of transaction, then the holders of at least 51% of the outstanding shares entitled to vote may approve the transaction. We included these provisions to ensure that any extraordinary corporate transaction could happen only if it receives a clear mandate from the shareholders. However, these provisions give the holding company's directors and/or the holders of a minority of the holding company's outstanding shares a veto power over such mergers and consolidations unless 75% of the shareholders believe that the transaction is desirable or beneficial. By comparison, the holders of 66 2/3% of the bank's outstanding shares may approve an extraordinary business transaction.

      Authorization to Consider Various Factors in Tender Offers. Another anti-takeover provision in the articles of incorporation enables the board of directors to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as:

      o the impact the acquisition of the holding company would have on the community,

      o the effect of the acquisition upon shareholders, employees, depositors, suppliers and customers, and

      o     the reputation and business practices of the tender offeror.

      We included this provision in the articles of incorporation to permit us, as directors of the holding company, to recognize our responsibilities to these constituent groups of the holding company and its subsidiaries and to the communities that they serve. Pennsylvania corporate law specifically authorizes this type of provision. By comparison, banking law does not specifically authorize this provision.

      Supermajority Vote for Amendment of By-laws. The Holding Company's By-laws may be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote at any regular or special meeting or by a majority vote of the members of the board of directors, subject to the affirmative vote of at least 75% of the shares to change any amendment to the By-laws previously approved by the board of directors. However, the board of directors may not make or alter any by-laws fixing their qualification, classification or term of office. We included these provisions in the by-laws of the holding company to make it more difficult for a potential acquiror to change the by-laws. By comparison, the holders of a majority of shares may amend the bank's by-laws.

      Supermajority Vote for Amendment of Certain Articles. A final anti-takeover provision in the articles of incorporation of the holding company requires the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote for an amendment of the following provisions:

      o     the voting requirements for approval of mergers,
      o     the elimination of cumulative voting rights,
      o the ability of shareholders entitled to cast 20% of votes to call special meetings, or the board of directors, to call special meetings, and
      o the ability of the board of directors to consider non-economic factors in opposing a tender offer.

      By comparison, the holders of a majority of shares may amend the bank's articles.

Anti-takeover Provisions Applicable to Registered Corporations

      The shares that Fidelity D & D Bancorp proposes to issue in connection with the reorganization are registered on a Registration Statement filed under the Securities Act of 1933. Upon completion of the reorganization, Section 15(d) of the Securities Exchange Act of 1934 requires the holding company to file periodic reports with the SEC under Section 13. In addition, the holding company will be required to register with the SEC under Section 12 of the Securities Exchange Act of 1934 within 120 days of the end of the calender year 1999 because it will have more than 500 shareholders of record and $10 million in assets.

      Pennsylvania law gives certain strong anti-takeover provisions to corporations that have their securities registered with the SEC under Section 12 of the Securities Exchange Act of 1934. The law calls these "Registered Corporations." Although the holding company will not attain the status of "Registered Corporation" on the day of the reorganization, upon registering its stock under the Securities Exchange Act of 1934, the holding company will obtain "Registered Corporation" status under the Pennsylvania Business Corporation Law and the following statutory provisions will be applicable to the holding company. These provisions are in addition to provisions contained in the company's articles of incorporation and by-laws. These provisions do not apply to the bank because it is not a business corporation, although its common stock is registered under the 1934 Act.

      One of these statutory provisions eliminates the rights of the shareholders of registered corporations to call a meeting of shareholders. This provision will not apply to the holding company because it has opted out of this provision. Article 9 of its articles of incorporation provides that one or more shareholders entitled to cast at least 20% of the vote that all shareholders are entitled to cast at a particular meeting shall be entitled to call a special meeting of shareholders. The board of directors may also call a special meeting of shareholders. Article 9 provides shareholders of the holding company with the same right to call a special meeting as that of the bank's shareholders.

      Another of these statutory provisions eliminates the rights of the shareholders of registered corporations to propose an amendment to the articles of incorporation of the holding company. In the opinion of the board of directors, the elimination of this right will make the holding company less attractive as a potential takeover target because a potential acquiror will not be able to propose changes to the articles of incorporation simply by purchasing shares of the holding company.

      Another provision to which the holding company will be subject, upon obtaining registered corporation status, assures that all shareholders will receive the "fair value" for their shares as the result of a "control transaction." "Fair Value" means not less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on and including the date of the control transaction. Alternatively, if a shareholder believes the value of his or her shares is higher, he or she may demand an appraisal procedure to receive the fair value of the shares as the date of the control transaction, taking into account all relevant factors which may not be reflected in the price paid for the shares. "Control Transaction" means the acquisition by a person who has, or a group of persons acting in concert that has, voting power over voting shares of the holding company that would entitle the holders of the shares to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. After the occurrence of a control transaction, any shareholder may, within a specified time period, make written demand on the person or group controlling at least 20% of the voting power of the shares of the holding company for payment in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs.

      It is a relatively common practice in corporate takeovers to pay cash to acquire controlling equity in a company and then to acquire the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price paid to acquire control or is in a less desirable form of payment, such as securities of the purchaser that do not have an established trading market. The board of directors considers these "two-tier pricing" tactics to be unfair to the holding company's shareholders. By their very nature, these tactics tend to cause concern on the part of shareholders that if they do not act promptly, they risk either being relegated to the status of minority shareholders in a controlled company or being forced to accept a lower price for all of their shares. Thus, two-tier pricing unduly pressures shareholders into selling as many of their shares as quickly as possible, either to the purchaser or in the open market, without having genuine opportunity to make a considered investment choice between remaining a shareholder of the company or disposing of their shares. These sales in turn facilitate the purchaser's acquisition of a sufficient interest in the company to enable the purchaser to force the exchange of remaining shares for a lower price in a business combination.

      While the fair price provision in Pennsylvania law is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the fair price provision to assure that shareholders will receive a premium price for their shares in a takeover. Accordingly, the fair price provision would not preclude the board of directors' opposition to any future takeover proposal which it believes not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfies the minimum price, form of payment and procedural requirements of the fair price provision.

      Another provision of Pennsylvania law relates to a "Business Combination" involving a Registered Corporation. Business Combination includes the following transactions involving an "Interested Shareholder":

      o a merger or consolidation of the holding company with an interested shareholder;

      o a sale, lease, exchange, mortgage, pledge, transfer or other disposition with the interested shareholder of the assets of the holding company or certain of its subsidiaries;

      o the issuance or transfer by the holding company or its subsidiary of any shares of the holding company or its subsidiary which has a total market value at least equal to 5% of the total market value of all the company's outstanding shares to an interested shareholder;

      o the adoption of any plan for the liquidation or dissolution of the holding company proposed by, or under any agreement with, the interested shareholder;

      o a reclassification of securities or recapitalization of the holding company or any merger or consolidation of the holding company with any subsidiary of the holding company or any other transaction proposed by, or under any agreement with the interested shareholder which has the effect of increasing the interested shareholder's proportionate share of the outstanding shares of the holding company; or

      o the interested shareholder's receipt of the benefit, directly or indirectly, of any loans or other financial assistance or any tax credits or other tax advantages provided by the holding company.

      An "Interested Shareholder" is any person that is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the holding company. The above definitions also apply to an interested shareholder's affiliate or associate.

      Under Pennsylvania law, the holding company shall not engage in a business combination with an interested shareholder other than:

      o a business combination approved by the board of directors prior to the date the interested shareholder acquires at least 20% of the shares or where the board of directors of the holding company has approved the purchase of shares by the interested shareholder;

      o a business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares held by the interested shareholder, at a meeting called for that purpose within 3 months after the interested shareholder became the beneficial owner of shares entitling it to cast at least 80% of the votes in an election of directors, and if the business combination satisfies certain minimum conditions, which are discussed below;

      o a business combination approved by the affirmative vote of all of the shareholders of the outstanding shares;

      o a business combination approved by a majority of the votes that all shareholders would be entitled to cast not including those shares beneficially owned by the interested shareholder at a meeting called for that purpose no earlier than 5 years after the interested shareholder's share acquisition date; and

      o a business combination approved at a shareholders' meeting called for that purpose no earlier than 5 years after the interested shareholder's share acquisition date and that meets certain minimum conditions, which are discussed below.

      The certain minimum conditions discussed above generally require that the total amount of the cash and the market value of any payments other than cash, such as stock, bonds or debentures, to the shareholders of the holding company be at least equal to the higher of the following:

      o the highest price paid by the interested shareholder when the interested shareholder was the beneficial owner of shares entitling him to cast at least 5% of the votes in an election of directors within the 5-year period immediately prior to the announcement date of the business combination or within the 5-year period prior to time the interested shareholder became an interested shareholder, whichever is higher, plus interest; or

      o the market value per common share on the announcement date of the business combination or on the share acquisition date, whichever is higher, plus interest.

      The Pennsylvania provision relating to business combinations is designed to help assure that if, despite the holding company's best efforts to remain independent, the holding company is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that professional investors will not profit at the expense of the holding company's long-term public shareholders. While the business combination provision is designed to help assure fair treatment of all shareholders vis-a-vis other shareholders in the event of a takeover, it is not the purpose of the business combination provision to assure that shareholders will receive premium price for their shares in a takeover. Accordingly, we believe that the business combination provision would not preclude our opposition to any future takeover proposal which we believe not to be in the best interests of the holding company and its shareholders, whether or not the proposal satisfied the requirements of the business combination provision, fair price provision or both.

      Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law also applies to registered corporations. Under Subchapter G, the acquisition of shares that increase the shareholder's control of the corporation above 20, 33 or 50% of the voting power able to elect the board of directors cannot be voted until a majority of disinterested shareholders approves the restoration of the voting rights of those shares in two separate votes:

      o     all disinterested shares of the corporation, and

      o     all voting shares of the corporation.

      Voting rights which are restored by shareholder approval will lapse if any proposed control-share-acquisition which is approved is not consummated within 90 days after shareholder approval is obtained. Furthermore, control-shares that are not accorded voting rights or whose rights lapse will regain their voting rights on transfer to another person who is not an affiliate. If the shares constitute control-shares for the transferee, this subchapter must be applied to that person as well. If the acquiring shareholder does not request a shareholder meeting to approve restoration of voting rights within 30 days of the acquisition or if voting rights are denied by the shareholders or if they lapse, the corporation may redeem the control shares at the average of the high and low price on the date of the notice of redemption.

      Subchapter H of Chapter 25 of the BCL likewise applies to registered corporations. Under Subchapter H, a "control person" (a person who owns shares with 20% or more voting power) must disgorge to the corporation any profits from the disposition of any equity securities if the disposition occurs within 18 months of becoming a control person, and the securities were acquired 24 months before to 18 months after becoming a control person. This provision seeks to prevent speculative takeover attempts.

      Finally, Pennsylvania law grants a registered corporation the express authority to treat individual shareholders differently and therefore may take advantage of "poison pills." "Poison pills" generally consist of a shareholder rights plan in which a corporation gives its shareholders the right to buy common stock when certain specified events occur, such as a merger, which decreases the value of the acquiror's holdings and the acquiror's percentage of ownership.

      The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposal that a majority of the shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of the holding company's common stock at that time. In addition, these provisions may have the effect of assisting the holding company's management in retaining its position and placing it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of the holding company's business.

      A vote in favor of the Plan of Reorganization and Plan of Merger is a vote in favor of the anti-takeover provisions contained in the holding company's articles and by-laws and under Pennsylvania law.

                        COMPARISON OF SHAREHOLDER RIGHTS

      After the reorganization, the shareholders of the bank will become shareholders of the holding company Fidelity D & D Bancorp. There are certain differences in the rights of shareholders of these two entities. These differences arise from differences in the laws that govern the two entities and differences in their articles and by-laws. The Pennsylvania Banking Code of 1965 presently governs the rights of shareholders of the bank, but the Pennsylvania Business Corporation Law of 1988 will govern the rights of shareholders of the holding company. The most significant differences relate to anti-takeover protection. For a full description of these anti-takeover provisions, including comparisons between the holding company and the bank, please refer to "Description of the Holding Company's Capital Securities - Anti-Takeover Provisions in Articles and By-laws, Anti-Takeover Provisions Applicable to Registered Corporations" above.

      The following table shows the material differences between the rights of shareholders of the bank and the rights of shareholders of the holding company:

================================================================================
                                                    The Holding Company's
                    The Bank's Common Stock             Common Stock
================================================================================
Authorized and     5,000,000 shares, par       10,000,000 shares, without par
Outstanding        value $1.5625 per share,    value, authorized; of which
                   authorized; of which        approximately 1,795,472 shares
                   approximately 897,736 were  would be outstanding if the
                   outstanding on September    reorganization occurred on
                   30, 1999.                   September 30, 1999.
                                               (In addition, there are
                                               5,000,000 unauthorized shares,
                                               without par value of preferred
                                               stock; none are outstanding.)
--------------------------------------------------------------------------------
Voting             1 vote per share with       1 vote per share with no
                   cumulative voting for       cumulative voting for directors.
                   directors.                  (Board of directors may
                                               determine the voting rights of
                                               any preferred stock which may be
                                               issued.)
--------------------------------------------------------------------------------
Preemptive Rights  No preemptive rights to     No preemptive rights to
                   subscribe for additional    subscribe for additional shares
                   shares on a pro rata        on a pro rata basis; board of
                   basis; board of directors   directors may grant preemptive
                   may grant preemptive        rights in stock offerings if it
                   rights in stock offerings   so chooses.
                   if it so chooses.
--------------------------------------------------------------------------------
Dividends          As declared by the board    As declared by the board of
                   of directors; may be paid   directors; the bank's dividend
                   only out of accumulated     restrictions apply indirectly to
                   net earnings.  Also, the    the holding company because cash
                   bank must have made any     available for dividend
                   required transfers of net   distributions will initially
                   earnings to surplus in      come from dividends the bank
                   order to maintain surplus   pays to the holding company.  In
                   at least equal to capital,  addition, the holding company
                   prior to declaring the      may not pay a dividend if, after
                   dividend.  Surplus must     issuing the dividend:
                   not be reduced.  Directors
                   are specifically liable     o     the holding company would
                   for unlawful dividends.           be unable to pay its
                                                     debts as they become
                                                     due, or

                                               o     the holding company's
                                                     total assets would
                                                     be less than its
                                                     total liabilities
                                                     plus the amount
                                                     needed to satisfy
                                                     any preferential
                                                     rights of
                                                     shareholders.

                                               (The issuance of preferred
                                               shares could affect the holding
                                               company's ability to pay common
                                               stock shareholders dividends.)
--------------------------------------------------------------------------------

================================================================================
                                                    The Holding Company's
                    The Bank's Common Stock             Common Stock
================================================================================
Amendment of       Approval by the             Approval by the affirmative vote
by-laws            affirmative vote of the     of the holders of at least 75%
                   majority of shares          of the outstanding shares
                   represented at a legally    entitled to vote, or by a
                   called meeting of           majority vote of the board of
                   shareholders, or by a       directors, subject to the power
                   unanimous vote of members   of shareholders to change such
                   of the board of directors   action of the Board by the same
                   present at any regular      75% affirmative vote. (Note:
                   meeting of the Board,       Directors may not amend by-laws
                   subject to the power of     which fix their qualification
                   shareholders to change      classification or term of
                   such action.                office.)
--------------------------------------------------------------------------------
Shareholder        Approval by a vote of at    Approval by vote of at least 75%
Action to Approve  least 66 2/3% of            of outstanding shares entitled
Mergers,           outstanding shares.         to vote; or approval of at least
Consolidations,                                51% of outstanding shares if
Liquidation,                                   such transaction has received
Sales of                                       the prior approval of at least
Substantially All                              80% of the board of directors.
Assets
--------------------------------------------------------------------------------
Right to Call      Upon request by a majority  Upon request by a majority of
Special            of the board of directors   the board of directors or one or
Shareholder        or one or more              more shareholders entitled to
Meetings           shareholders entitled to    cast at least 20% of the votes
                   cast at least 20% of the    that all shareholders are
                   votes that all              entitled to cast at a particular
                   shareholders are entitled   meeting.
                   to cast at a particular
                   meeting.
--------------------------------------------------------------------------------
Increase in        Approval by vote of a       Approval by vote of a majority
Capital Stock      majority of the directors.  of the directors.
through Issuance
of Additional
Outstanding
shares (shares
already
authorized under
articles of
incorporation)
--------------------------------------------------------------------------------
Authorization of   Approval by vote of         Approval by vote of a majority
Additional Shares  shareholders entitled to    of votes cast by all
(through           cast at least a majority    shareholders entitled to vote
amendment of       of votes which all          and the affirmative vote of a
articles of        shareholders are entitled   majority of the votes cast in a
incorporation)     to cast and the             vote of the holders of
                   affirmative vote of the     outstanding shares of the
                   holders of a majority of    affected class or series of
                   the outstanding shares of   stock.
                   the affected class or
                   series of stock.
--------------------------------------------------------------------------------
Right to Propose   Yes                         No
Amendment to
Articles
--------------------------------------------------------------------------------
Amendment of       Approval by of a majority   Approval by a majority of the
articles of        the votes which all         votes cast except for certain
incorporation      shareholders are entitled   provisions, then 75% of the
(other than        to cast.                    outstanding shares entitled to
authorization of                               vote, or 51% if 80% of the
additional shares)                             directors have approved the
                                               amendment.
--------------------------------------------------------------------------------
Indemnification    Yes                         Yes
of Directors and
Officers
--------------------------------------------------------------------------------
Registered Under   Yes- files reports and      Yes-will register and file
Section 12 of      other information with     reports and other information
the  Securities    the FDIC                    with the SEC
Exchange Act of
1934
--------------------------------------------------------------------------------

================================================================================
                                                    The Holding Company's
                    The Bank's Common Stock             Common Stock
================================================================================
Repurchase of      Cannot reduce or retire     Stock can be repurchased if,
Shares             any part of its stock       after the repurchase:
                   without prior regulatory
                   approvals and shareholder   o     the holding company would
                   approval; surplus must            still be able to pay
                   remain at least equal to          its debts as they
                   the amount of capital             become due or
                   (defined as sum of par
                   value of issued and         o     the holding company's
                   outstanding shares).              total assets would
                                                     still be more than
                                                     its total
                                                     liabilities plus an
                                                     amount needed to
                                                     satisfy any
                                                     preferential rights
                                                     of shareholders; no
                                                     more than 10% of the
                                                     outstanding shares
                                                     can be repurchased
                                                     in any 12 month
                                                     period without prior
                                                     regulatory approval;
                                                     the bank's
                                                     restrictions on
                                                     reduction of capital
                                                     will indirectly
                                                     apply to the holding
                                                     company as cash for
                                                     distributions will
                                                     come from the bank.
--------------------------------------------------------------------------------
Terms of           Directors serve staggered   Directors serve staggered terms;
Directors          terms; board is             board is "classified."
                   "classified."  Directors    Eventually, all directors shall
                   serve 3-year terms, with    serve 3-year terms, with
                   approximately one-third of  approximately one-third of the
                   the directors coming up     directors coming up for election
                   for election each year.     each year.
================================================================================

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION
                                       and
                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                                ABOUT MARKET RISK

                             [intentionally omitted]

                              INDEPENDENT AUDITORS

      Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, of Wilkes Barre, Pennsylvania, served as the bank's independent auditors for the 1998 fiscal year. In addition to performing customary audit services, Parente Randolph assisted the bank with the preparation of its federal and state tax returns and assisted with various regulatory matters, charging the bank at its customary hourly billing rates. The Bank's board of directors approved these non-audit services after due consideration of the auditors' objectivity and after finding them to be wholly independent. Parente Randolph has advised the bank that none of its members has any financial interest in the bank. Parente Randolph has been engaged as the independent' auditor for the fiscal year ending December 31, 1999. If the proposed reorganization is approved and implemented, it is anticipated that the holding company will also select Parente Randolph as its auditor.

                              SHAREHOLDER PROPOSALS

      In the event the proposed reorganization is approved and the holding company becomes the one-bank holding company for the bank, any shareholder who, in accordance with the proxy rules of the SEC, wishes to submit a proposal for inclusion in the holding company's proxy statement for its 2000 Annual Meeting of Shareholders must deliver the proposal in writing to John F. Glinsky, Jr., Secretary, at the holding company's principal executive offices, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, no later than December 3, 1999.

      Also, if the holding company does not receive notice of a shareholder proposal by February 16, 2000, the proxy holders at the 2000 Annual Meeting may vote on the proposal at their discretion, as they consider in the best interests of the holding company.

      If the reorganization does not occur, then any shareholder of the bank who wishes to submit a proposal for inclusion in the bank's proxy statement for its 2000 Annual Meeting of Shareholders, must submit the proposal in writing to John
F. Glinsky, Jr., Secretary, at the holding company's principal executive offices, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512, no later than December 3, 1999.

                                  OTHER MATTERS

      The board of directors does not know of any matters to be presented for consideration other than the matters described in this proxy statement/prospectus. However, if any other matters are properly presented for consideration and voting at the Special Meeting of shareholders, the persons named as proxy holders will vote the proxies in what they determine to be the best interests of the bank. See "Where You Can Find More Information" below.

                       -----------------------------------

                       Where You Can Find More Information

                       -----------------------------------

The Holding Company's Registration Statement

      Fidelity D & D Bancorp has filed with the Securities and Exchange Commission in Washington, D.C., a registration statement under the Securities Act of 1933 for its common stock to be issued in the proposed reorganization. This document is a part of the registration statement.

      This document does not contain all of the information, exhibits and undertakings contained in the registration statement, which is on file with the SEC in Washington, D.C. The registration statement and exhibits may be examined during normal business hours, or copies obtained by mail at prescribed rates, at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The registration statement may also be examined at the SEC's regional offices:

      o 7 World Trade Center, Suite 1300, New York, New York 10048 (telephone: 212-748-8000);

      o The Curtis Center, Independence Square West, 601 Walnut Street, Suite 1005E, Philadelphia, Pennsylvania 19106 (telephone:
            215-597-3100);

      o and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 (telephone: 312-353-7390).

      The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. The registration statement may be accessed from this Web site.

Prior Annual Reports Sent to Shareholders and Information Filed with the FDIC

      The Fidelity Deposit and Discount Bank previously mailed a copy of the bank's Annual Report for the fiscal year ended December 31, 1998, to shareholders with proxy materials for the 1999 Annual Meeting of Shareholders. You may obtain a copy of the bank's 1996, 1997 or 1998 Annual Report, audited in accordance with generally accepted auditing standards and containing financial information prepared in accordance with generally accepted accounting principles, promptly and without charge by contacting Robert P. Farrell, Cashier and Comptroller, The Fidelity Deposit and Discount Bank, Blakely and Drinker Streets, Dunmore, Pennsylvania 18512 (telephone 570- 342-8281).

      The bank is subject to the information requirements of the Securities Exchange Act of 1934. In accordance with the 1934 Act, the bank files periodic reports, proxy statements and other information with the FDIC, including the bank's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may review or obtain copies of these documents at the public reference section of the FDIC's Division of Supervision, located at 1776 F Street, N.W.,

Room F6043, Washington, D.C. 20429, but with a mailing address of 550 17th Street, N.W., Washington, D.C. 20429 (telephone 202-898-8913).

Periodic Reports and Information Filed with the SEC Following the Reorganization

      Following the reorganization, Fidelity D & D Bancorp will be subject to the information reporting requirements of the Securities Exchange Act of 1934, and will file periodic reports, proxy statements and other information with the SEC. The financial information filed with the SEC will be consolidated with the bank's financial information. You may inspect and copy such reports, proxy statements and other information at the SEC's public reference facilities described above. You may also obtain these documents at the SEC's Web site at http://www.sec.gov. In addition, the holding company will provide consolidated annual financial reports to shareholders.

                          FIDELITY D & D BANCORP, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                       AND

                       SUPPLEMENTARY FINANCIAL INFORMATION

                                                                        Page
                                                                        ----

Selected Financial Data                                                  21
Management's Discussion and Analysis
   of Financial Condition and Results of Operations and
   Quantitative and Qualitative Disclosures about Market Risk            90

INDEPENDENT AUDITOR'S REPORT                                             (F-2*)

AS OF AND FOR THE SIX MONTHS ENDED
   JUNE 30, 1999 AND 1998 (unaudited)
      Consolidated Statement of Condition                                (F-3*)
      Consolidated Statement of Income                                   (F-4*)
      Consolidated Statement of Cash Flows                               (F-5*)
      Consolidated Statement of Changes in Stockholders' Equity          (F-7*)

YEARS ENDED DECEMBER 31, 1998 AND 1997
      Consolidated Statement of Condition                                (F-8*)
      Consolidated Statement of Income                                   (F-9*)
      Consolidated Statement of Cash Flows                               (F-10*)
      Consolidated Statement of Changes in Stockholders' Equity          (F-12*)

               * - Page intentionally omitted from this document.

                                     ANNEX A

                             PLAN OF REORGANIZATION
                          AND EXHIBIT A, PLAN OF MERGER

                             PLAN OF REORGANIZATION

      THIS AGREEMENT made as of this ____ day of _______, 1999, among FIDELITY D & D BANCORP, INC., a Pennsylvania business corporation (the "Holding Company"), THE FIDELITY DEPOSIT AND DISCOUNT BANK, Dunmore, Pennsylvania, a Pennsylvania-chartered bank and trust company (the "Bank"), and THE FIDELITY DEPOSIT AND DISCOUNT INTERIM BANK (In Organization), a Pennsylvania-chartered banking institution and a subsidiary of the Holding Company (the "Interim Bank"),

                                   WITNESSETH:

      WHEREAS, the Holding Company, the Bank and the Interim Bank desire to effect the formation of a bank holding company whereby Bank and the Interim Bank will be merged, the surviving bank will become a wholly-owned subsidiary of the Holding Company, and the present shareholders of the Bank (except for those who perfect dissenters' rights) will become shareholders of the Holding Company, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. MERGER.

      1.1. Agreement to Merge. Subject to the terms and conditions hereinafter set forth, the parties hereto agree to effect a merger of the Bank and the Interim Bank (the "Merger") pursuant to the provisions of the Pennsylvania Banking Code of 1965, as amended, (the "Banking Code") in accordance with the Plan of Merger attached hereto as Exhibit A and made a part hereof (the "Plan of Merger").

      1.2. Holding Company Common Stock. The Holding Company shall make available to the Bank and the Interim Bank a sufficient number of shares of the Holding Company's Common Stock to effect the Merger pursuant to the Plan of Merger.

SECTION 2. SHARES OF THE HOLDING COMPANY AND OF THE SURVIVING BANK.

      2.1. Conversion of Shares. The manner of converting the shares of Common Stock of the Bank into shares of Common Stock of the Holding Company and the shares of Common Stock of the Interim Bank into shares of Common Stock of the surviving bank in the Merger shall be as set forth in Section 2 of the Plan of Merger.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE HOLDING COMPANY.

      The Holding Company represents, warrants and agrees as follows:

      3.1. Organization and Standing. The Holding Company is a corporation duly organized and validly existing under the Pennsylvania Business Corporation Law of 1988, as amended.

      3.2. Capitalization. The Holding Company is authorized to issue Ten Million (10,000,000) shares of Common Stock, without par value, of which five
(5) shares are issued and outstanding, and Five Million (5,000,000) shares of Preferred stock, without par value, of which no shares are issued and outstanding. There are no outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of the Holding Company.

      3.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of the Holding Company. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will violate any agreement to which the Holding Company is a party or by which it is bound or any law, order or decree or any provision of its Articles of Incorporation or By-laws.

      3.4. Absence of Liabilities. Prior to the effective time of the Merger, the Holding Company will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BANK.

      The Bank represents, warrants and agrees as follows:

      4.1. Organization and Standing. The Bank is a state-chartered bank and trust company duly organized and validly existing under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code").

      4.2. Capitalization. The Bank is authorized to issue Five Million (5,000,000) shares of Common Stock, par value $1.5625 per share, of which 897,736.20888 shares are issued and outstanding. As of the date of this Agreement, the Bank has issued 3,750 options at an exercise price of $62.00 per share under its 1998 Independent Directors Stock Option Plan and 1998 Stock Incentive Plan. Each such option is exercisable for one share of Common Stock of the Bank. The Bank may issue up to 25,000 shares of Common Stock under each of these stock option plans. The Bank also has a Dividend Reinvestment Plan by which participants' dividends are invested in additional shares of Common Stock. The Bank may issue up to 50,000 shares of Common Stock under the Dividend Reinvestment Plan. Other than as disclosed in this Section 4.2, there are no other outstanding options, warrants, calls, convertible securities, subscriptions or other commitments or rights of any nature with respect to the Common Stock of Bank.

      4.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of the Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Bank is a party or by which it is bound or any law, order, or decree or any provision of its Articles of Incorporation or Bylaws.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE INTERIM BANK.

      The Interim Bank represents, warrants and agrees as follows:

      5.1. Organization and Standing. The Interim Bank is a state-chartered banking institution in the process of formation under the Banking Code.

      5.2. Capitalization. Upon formation, the Interim Bank will be authorized to issue Five Million (5,000,000) shares of Common Stock, par value $2.00 per share, of which 50,000 shares will be issued and outstanding and owned by the Holding Company and ten organizers immediately prior to the Merger.

      5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and the Plan of Merger have been duly authorized by the Board of Directors of the Interim Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Plan of Merger nor the consummation of the transactions provided for herein or therein will violate any agreement to which the Interim Bank is a party or by which it is bound or any law, order, decree or any provision of its Articles of Incorporation or By-laws.

      5.4. Absence of Liabilities. Prior to the effective time of the Merger, the Interim Bank will have engaged only in the transactions contemplated by this Agreement and the Plan of Merger, will have no material liabilities and will have incurred no material obligations except in connection with its performance of the transactions provided for in this Agreement and in the Plan of Merger.

SECTION 6. COVENANTS OF THE HOLDING COMPANY.

      The Holding Company agrees that between the date hereof and the effective time of the Merger:

      6.1. Capitalization of the Interim Bank. The Holding Company shall purchase a total of 45,000 shares of Common Stock, par value $2.00 per share, of Interim Bank for $3.10 per share, and shall cause the Interim Bank to do all things necessary to obtain a charter as a state banking institution pursuant to the Banking Code so as to permit the consummation of the Merger provided for in the Plan of Merger. The Holding Company shall also purchase the 5,000 shares of Common Stock of the Organizers of the Interim Bank upon consummation of the Merger for $3.10 per share.

      6.2. Approval of Merger. The Holding Company, as a shareholder of the Interim Bank, shall approve this Agreement and the Plan of Merger in accordance with applicable law.

      6.3. Assumption of Stock Options and Stock Option Plans. The Holding Company shall assume the obligations of the Bank under all stock options outstanding as of the date of this Agreement to purchase 3,750 shares of Common Stock of the Bank, to the extent that such options remain unexercised on the effective date of this Agreement, as set forth in Section 2.4 of the Plan of Merger. The Holding Company shall also assume the obligations of the Bank under the Bank's 1998 Independent Directors Stock Option Plan and 1998 Stock Incentive Plan, as set forth in Section 2.4 of the Plan of Merger.

      6.4. Best Efforts. The Holding Company will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 7. COVENANTS OF THE BANK.

      The Bank agrees that between the date hereof and the effective time of the
Merger:

      7.1. Shareholders' Meeting. The Bank shall submit this Agreement and the Plan of Merger to the vote of its shareholders as provided by the Banking Code and other applicable laws at a meeting of shareholders to be held as soon as practicable, and any adjournment or postponement thereof.

      7.2. Best Efforts. The Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite vote of the shareholders of the Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 8. COVENANTS OF THE INTERIM BANK.

      The Interim Bank agrees that between the date hereof and the effective time of the Merger:

      8.1. Shareholder Approval. The Interim Bank shall submit this Agreement and the Plan of Merger to its shareholder(s) for approval and adoption as provided by the Banking Code and other applicable laws.

      8.2. Best Efforts. The Interim Bank will use its best efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, subject, however, to the requisite approval of the shareholder(s) of the Interim Bank in accordance with the requirements of the Banking Code and applicable law.

SECTION 9. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

      The obligations of the parties to consummate this Agreement and the Plan of Merger shall be subject to the following conditions:

      9.1. Representations and Warranties: Performance of Covenants. The representations and warranties and covenants contained in Sections 3, 4, 5, 6, 7 and 8 hereof shall be true as of and at the effective time of the Merger, and each party shall have performed all obligations required hereby to be performed by it prior to the effective time of the Merger.

      9.2. Bank Shareholder Approval. The shareholders of Bank shall have duly approved this Agreement and the Plan of Merger in accordance with applicable laws.

      9.3. Regulatory Approvals. Any federal or state regulatory agency having jurisdiction (banking or otherwise), to the extent that any consent or approval is required by applicable laws or regulations for the consummation of this Agreement and the Plan of Merger, shall have granted any necessary consent or approval.

      9.4. Registration Statement. The registration statement (the "Registration Statement") filed by the Holding Company, if required pursuant to the Securities Act of 1933, as amended, covering the shares of the Holding Company's Common Stock to be issued pursuant to the Plan of Merger shall have been declared effective by the Securities and Exchange Commission; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Holding Company, shall be contemplated or threatened by the Securities and Exchange Commission.

      9.5. Litigation. There shall be no litigation or proceeding pending or threatened for the purpose of enjoining, restraining or preventing the consummation of the Merger, this Agreement or the Plan of Merger or otherwise claiming that such consummation is improper.

      9.6. Tax Opinion. A tax opinion shall have been obtained from Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to the Bank that the conversion of Bank's Common Stock into the Holding Company's Common Stock will be tax free for federal income tax purposes; provided, however, that the requirements of this Section 9.6 may be waived by the affirmative vote of a majority of the Board of Directors of each of the parties hereto.

SECTION 10. TERMINATION, WAIVER AND AMENDMENT.

      10.1. Circumstances of Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Plan of Merger may be terminated at any time before the effective time of the Merger (whether before or after action with respect thereto by the Bank's shareholders) only:

            (a) by the mutual consent of the Board of Directors of the Bank, the Interim Bank and the Holding Company evidenced by an instrument in writing signed on behalf of each by any two of their respective officers; or

            (b) by the Board of Directors of the Bank if in its sole judgment the Merger would be inadvisable because of the number of shareholders of the Bank who perfect their dissenter's rights in accordance with applicable law and the Plan of Merger, or if, in the sole judgment of such Board, the Merger would not be in the best interests of the Bank or its employees, depositors or shareholders for any reason whatsoever.

      10.2. Effect of Termination. In the event of the termination and abandonment hereof, this Agreement and the Plan of Merger shall become void and have no effect, without any liability on the part of any of the parties, their directors, officers or shareholders, except as set forth in Section 11 hereof.

      10.3. Waiver. Any of the terms or conditions of this Agreement and the Plan of Merger may be waived in writing at any time by the Bank by action taken by its Board of Directors, whether before or after action by the Bank's shareholders; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors, such waiver will not have a materially adverse effect on the benefits intended to be granted hereunder to the shareholders of the Bank.

      10.4. Amendment. Anything herein or elsewhere to the contrary notwithstanding, to the extent permitted by law, this Agreement and the Plan of Merger may be amended at any time by the affirmative vote of a majority of the Board of Directors of each of the Bank, the Holding Company and the Interim Bank, whether before or after action with respect thereto by the Bank's shareholders and without further approval of such amendment by the shareholders of the parties hereto; provided, however, that Section 2.1 of this Agreement and
Section 2 of the Plan of Merger may not be amended after the meeting of the Bank's shareholders referred to in Section 7.1 hereof except by the vote of Bank shareholders required for the approval of the Merger by such shareholders.

SECTION 11. EXPENSES.

      11.1. General. Each party hereto will pay its own expenses incurred in connection with this Agreement and the Plan of Merger, whether or not the transactions contemplated herein are effected.

      11.2. Special Dividend. Upon the effective time of the Merger, the surviving bank shall pay a special dividend to the Holding Company in an amount equal to the sum of:

            (a) the expenses of the Holding Company in connection with the transactions contemplated herein, if any;

            (b) the principal amount of any loan that the Holding Company shall have obtained to purchase shares of Common Stock of the Interim Bank as provided in 6.1 hereof; and

            (c) the amount of any interest incurred by the Holding Company on account of any loans obtained by it for the purchase of shares of Common Stock of the Interim Bank as provided in Section 6.1 hereof.

SECTION 12. MISCELLANEOUS.

      12.1. Restrictions on Affiliates. The Holding Company may cause stock certificates representing any shares issued to any shareholder who may be deemed to be an affiliate of the Bank, within the meaning of Rule 145 under the Securities Act of 1933, as amended, to bear a legend setting forth any applicable restrictions on transfer thereof under Rule 145 and may cause stop-transfer orders to be entered with its transfer agent with respect to any such certificates.

      12.2. No Brokers. Each of the parties represents to the other that it has not incurred and will not incur any liability for brokerage fees or agents' commissions in connection with this Agreement, the Plan of Merger and the transactions contemplated hereby.

      12.3. Right to Withhold Dividends. The Board of Directors of the Holding Company reserves the right to withhold dividends from any former shareholder of the Bank who fails to exchange certificates representing the shares of the Bank for certificates representing the shares of the Holding Company in accordance with Section 2 of the Plan of Merger.

      12.4. Failure to Surrender Certificates. Shareholders of the Holding Company shall surrender certificates representing the shares of the Bank for certificates representing the shares of the Holding Company within two (2) years of the date of the letter of transmittal as provided in Section 2 of the Plan of Merger. In the event that any certificates are not surrendered for exchange within such two (2) year period, the shares, represented by appropriate certificates of the Holding Company that would otherwise have been delivered in exchange for the unsurrendered certificates, may be sold and the net proceeds of the sale shall be held for the shareholders of the unsurrendered certificates to be paid to them upon surrender of their outstanding certificates. From and after such sale, the sole right of the holders of the unsurrendered outstanding certificates shall be the right to collect the net sales proceeds held for their account.

      12.5. Entire Agreement. This Agreement (including the Plan of Merger attached as an exhibit hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

      12.6. Captions. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement or the Plan of Merger.

      12.7. Applicable Law. This Agreement and the Plan of Merger shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts executed in and to be performed exclusively within the Commonwealth of Pennsylvania, regardless of where they are executed.

      12.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above mentioned.


(SEAL)

ATTEST:                                     FIDELITY D & D BANCORP, INC.


________________________________            By: _______________________________
John F. Glinsky, Jr., Secretary                 Michael F. Marranca, President


(SEAL)


ATTEST:                                     THE FIDELITY DEPOSIT AND
                                            DISCOUNT BANK


________________________________            By: _______________________________
John F. Glinsky, Jr., Secretary                 Michael F. Marranca, President


(SEAL)


ATTEST:                                     THE FIDELITY DEPOSIT AND
                                            DISCOUNT INTERIM BANK
                                            (In Organization)


________________________________            By: _______________________________
John F. Glinsky, Jr., Secretary                 Michael F. Marranca, President

                                    EXHIBIT A

                                 PLAN OF MERGER

                 THE FIDELITY DEPOSIT AND DISCOUNT INTERIM BANK

                       with, into and under the charter of

                     THE FIDELITY DEPOSIT AND DISCOUNT BANK

      THIS PLAN OF MERGER made between The Fidelity Deposit and Discount Bank (the "Bank"), a Pennsylvania-chartered bank and trust company, located at Blakely and Drinker Streets, Dunmore, County of Lackawanna, in the Commonwealth of Pennsylvania, and The Fidelity Deposit and Discount Interim Bank (in organization) (the "Interim Bank"), a Pennsylvania-chartered bank, located at Blakely and Drinker Streets, Dunmore, County of Lackawanna, in the Commonwealth of Pennsylvania (the two parties being sometimes collectively referred to herein as the "Constituent Banks").

      WHEREAS, Bank, Interim Bank and Fidelity D&D Bancorp, Inc. (the "Holding Company"), a Pennsylvania business corporation of which Interim Bank is a subsidiary, have entered into a Plan of Reorganization of even day herewith (the "Plan of Reorganization"), providing for, among other things, the execution of the Plan of Merger and for the merger (the "Merger") of Bank and Interim Bank in accordance with the terms and conditions hereinafter set forth;

      NOW, THEREFORE, the Constituent Banks, intending to be legally bound hereby, agree to effect the Merger in accordance with the terms and conditions hereinafter set forth.

Section 1. General.

1.1 The Merger. On the Effective Date, as hereinafter defined, Interim Bank shall be merged with, into and under the charter of the bank under the Pennsylvania Banking Code of 1965, as amended (the "Banking Code"), the separate existence of Interim Bank shall cease, and Bank shall be the surviving Bank (the "Surviving Bank"), in accordance with this Plan of Merger.

1.2 Name. The name of the surviving Bank shall be The Fidelity Deposit and Discount Bank, and the location of its principal office shall be Blakely and Drinker Streets, Dunmore, Pennsylvania 18512.

1.3 Articles of Incorporation. At the Effective Date, the Articles of Incorporation of the bank, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Bank.

1.4 By-laws. At the Effective Date, the by-laws of the bank, as in effect immediately prior to the Effective Date, shall be the by-laws of the Surviving Bank.

1.5 Effect of Merger. On the Effective Date, the Surviving Bank shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the banking Code. Any claim existing or action pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Merger had not taken place, and the Surviving Bank may be substituted in its place.

1.6 Continuation in Business. The Surviving Bank shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Bank shall be a bank and trust company organized and having perpetual existence under the laws of the Commonwealth of Pennsylvania. Any branch offices of the Surviving Bank shall consist of the bank's present branch offices and any other branch office or offices that Bank may be authorized to have as of the Effective Date.

1.7 Board of Directors. The Board of Directors of Bank immediately prior to the consummation of the Merger shall serve as the Board of Directors of the Surviving Bank from and after the Effective Date and until such time as their successors have been duly elected and qualified.

1.8 Officers. The persons who are executive or other officers of Bank immediately prior to the consummation of the Merger shall serve as the officers of the Surviving Bank from and after the Effective Date and until such time as the Board of Directors of the Surviving Bank shall otherwise determine.

1.9 Employees. On the Effective Date, all persons who are employees of Bank and of Interim Bank shall become employees of the Surviving Bank.

Section 2. Conversion of Shares. The manner and basis of converting shares of Common Stock of the Constituent Banks shall be as follows:

2.1 Stock of Interim Bank. The shares of Common Stock, par value $2.00 per share, of Interim Bank issued and outstanding immediately prior to the Effective Date shall be converted into fully paid and non-assessable shares of Common Stock of the Surviving Bank so that the number of outstanding shares of Common Stock of the Surviving Bank at and after the Effective Date shall equal the number of outstanding shares of Common Stock of the bank prior to the Effective Date and resulting in all outstanding shares of Common Stock of the Surviving Bank being held by the holding company at and after the Effective Date.

2.2 Stock of the bank. Each share of Common Stock, par value $1.5625 per share, of Bank issued and outstanding immediately prior to the Effective Date (except for shares owned by shareholders who shall have duly perfected dissenters' rights in accordance with this Plan of Merger and applicable law and except for fractional shares) shall, on the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become two (2) shares of fully paid and nonassessable Common Stock, without par value, of the holding company. No fractional shares of Common Stock and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which a shareholder would otherwise be entitled, each former shareholder of Bank shall receive, in cash, an amount equal to the fair market value of his or her fractional interest. From and after the Effective Date, each certificate which, prior to the Effective Date, represented shares of Common Stock of the bank shall evidence ownership of shares of Common Stock of the holding company on the basis set forth herein.

2.3 Treasury Stock. Each share of Common Stock, par value $1.5625 per share, of Bank held as a treasury share immediately prior to the Effective Date, if any, shall thereupon and without notice be canceled.

2.4 Assumption of Stock Options. Holding Company shall assume the obligations of Bank under stock options outstanding to the extent that such options remain unexercised on the Effective Date, and further shall assume the obligations of Bank under the bank's 1998 Independent Directors Stock Option Plan and 1998 Stock Incentive Plan (the "Plans"). Such outstanding stock options shall automatically be converted into the right to purchase double the number of shares at half of the option exercise price per share, had the option or warrant been exercised prior to the Merger, and in accordance with the terms of the Plans. No fractional shares of Holding Company Common Stock, and no scrip or certificates therefor, shall be issued in connection with the assumption or exercise of such stock options. The obligations of the bank, as assumed by the holding company, under the Plans will automatically be adjusted to reflect the two-for-one exchange ratio of Holding Company Common Stock for the bank's Common Stock. Similarly, the number of shares which may be issued under the Plans will automatically be adjusted.

2.5 Exchange Agent. Bank shall designate the Secretary or another officer of the holding company or Bank to act as exchange agent to receive from the holders thereof, certificates that, immediately prior to the Effective Date, represented Bank's Common Stock and to exchange such certificates for Common Stock of the holding company, as provided herein and, if applicable, to pay cash for fractional shares of Bank Common Stock pursuant to Section 2.2 above.

2.6 Exchange Procedure. If appointed pursuant to Section 2.5 hereof, the exchange agent shall promptly mail to each record holder as of the date of exchange of an outstanding certificate or certificates that, prior to the Effective Date, represented shares of Bank's Common Stock, a letter of transmittal (which shall specify how delivery shall be effected, and that risk of loss and title to such certificate or certificates shall pass only upon proper delivery of such certificate or certificates, together with a properly executed letter of transmittal to the exchange agent at is address stated therein) and instructions for use in effecting the surrender of such certificate or certificates for exchange therefor. Upon surrender to the exchange agent of such certificate or certificates, together with such letter of transmittal, properly executed, the exchange agent shall exchange such certificate or certificates for shares of common stock of the holding company, as provided herein.

2.7 Failure to Surrender Certificates. Shareholders will be required to surrender certificates representing shares of the bank for certificates representing shares of the holding company. All Bank Common Stock certificates must be surrendered within two (2) years after notice that surrender will be required. In the event that any former shareholder of

      Bank shall not have properly surrendered his Common Stock certificates within two (2) years after such notice, the shares of Holding Company Common Stock that would otherwise have been issued to him may, at the option of the holding company, be sold, and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a noninterest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of Bank shall be right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of Bank, without interest, upon proper surrender of his Common Stock certificates.

2.8 Dissenters' Rights. Shareholders of Bank shall be entitled to exercise the rights provided in Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA C.S.A. Section 1571 et. seq.) ("Dissenters' Rights") with respect to the Plan of Merger.

Section 3. Miscellaneous.

3.1 Conditions. The obligations of Bank and Interim Bank to effect the Merger shall be subject to all of the terms and conditions contained in the Plan of Reorganization.

3.2 Termination and Agreement. This Plan of Merger may be terminated or amended prior to the Effective Date in the manner and upon the conditions set forth in the Plan of Reorganization. If the Plan of Reorganization is terminated pursuant to the terms thereof, this Plan of Merger shall terminate simultaneously, and the Merger shall be abandoned without further action of the parties hereto.

      WITNESS the signatures and seals of said merging banks this _____ day of ______________, 1999, each hereunto set by its President or a Vice President and attested by its Cashier or Secretary, pursuant to a resolution of its Board of Directors, acting by a majority thereof.

ATTEST:                                     THE FIDELITY DEPOSIT AND
                                            DISCOUNT BANK


________________________________            By: _______________________________
John F. Glinsky, Jr., Secretary                 Michael F. Marranca, President


ATTEST:                                     THE FIDELITY DEPOSIT AND
                                            DISCOUNT INTERIM BANK


________________________________            By: _______________________________
John F. Glinsky, Jr., Secretary                 Michael F. Marranca, President

                                     ANNEX B

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                          FIDELITY D & D BANCORP, INC.

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          FIDELITY D & D BANCORP, INC.

      1. The name of the Corporation is Fidelity D & D Bancorp, Inc.

      2. The address, including street and number, if any, of this Corporation's initial registered office in the Commonwealth of Pennsylvania is Blakely & Drinker Streets, Dunmore, Pennsylvania 18512, and the county of venue is Lackawanna.

      3. The Corporation is incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988 (15 PA C.S.A. Section 1101 et seq.), as the same may be amended.

      4. The purpose or purposes of the Corporation are to have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations may be incorporated under the provisions of the Pennsylvania Business Corporation Law of 1988, as the same may be amended.

      5. (a) The aggregate number of shares that the Corporation shall have authority to issue is Fifteen Million (15,000,000) shares, without par value, divided into a class of Ten Million (10,000,000) shares of common stock, without par value, and a class of Five Million (5,000,000) shares of preferred stock, without par value. The preferred stock shall be divided into one or more series as the Board of Directors may determine as provided herein.

            (b) The holders of common stock shall have one vote per share. The common stock shall be subject to the prior rights of holders of any series of preferred stock outstanding, according to the preferences, if any, of such series.

            (c) Each series of preferred stock may have full, limited, multiple or fractional or no voting rights, and such designations, preferences, limitations, and special rights as determined by the board of directors as provided herein. The division of the preferred stock into series, the determination of the designation and the number of shares of any such series and the determination of the voting rights, preferences, limitations, and special rights of the shares of any such series may be accomplished by an amendment to this Article 5, which amendment may be made solely by action of the board of directors, which shall have the full authority permitted by law to make such division and determinations.

            (d) Unless otherwise provided in a resolution or resolutions establishing any particular series of preferred stock, the aggregate number of authorized shares of preferred stock may be increased by an amendment to the articles approved solely by the holders of the common stock and of any preferred stock who are entitled under voting rights designated by the board to vote thereon, if at all, voting together as a class.

      6. The name and address, including street and number, if any, of each of the Incorporators, and the number and class of shares subscribed to by each Incorporator is:

                                                          Number and
       Name                        Address              Class of Shares
       ----                        -------              ---------------

Paul A. Barrett          2209 Jefferson Ave.              1 share of
                         Dunmore, PA  18509               common stock

Samuel C. Cali           303 W. Elm Street                1 share of
                         Dunmore, PA  18512               common stock

Patrick J. Dempsey       100 Swinck Drive                 1 share of
                         Dunmore, PA  18512               common stock

Michael F. Marranca      119 Johnson Street               1 share of
                         Pittston, PA  18640              common stock

Michael J. McDonald      2016 Green Ridge Street          1 share of
                         Dunmore, PA 18512                common stock

      7. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

            (a) the holders of at least seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to vote thereon; or

            (b) the holders of at least fifty-one percent (51%) of the outstanding shares of stock of the Corporation entitled to vote thereon, provided that such transaction has received the prior approval of at least eighty percent (80%) of all of the members of the Board of Directors.

      8. Cumulative voting rights shall not exist with respect to the election of directors.

      9. A majority of the Board of Directors of this Corporation, or one or more shareholders entitled to cast at least twenty percent (20%) of the votes that all shareholders are entitled to cast at a particular meeting, shall be entitled to call special meetings of the shareholders.

      10. (a) The Board of Directors may, if it deems advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, in considering the best interests of the corporation, consider any relevant, germane or pertinent issue to the extent the Directors deem appropriate; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this Corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

            (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation;

            (ii) Whether a more favorable price could be obtained for this corporation's securities in the future;

            (iii) The social and economic effects of the offer or transaction on this Corporation and any of its subsidiaries, employees, depositors, loan and other customers, creditors, shareholders and other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

            (iv) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock;

            (v) The value of the securities (if any) which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation or other entity whose securities are being offered;

            (vi) The business and financial conditions and earnings prospects of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible effect of such conditions upon this Corporation and any of its subsidiaries and the other elements of the communities in which this Corporation and any of its subsidiaries operate or are located;

            (vii) Any antitrust or other legal and regulatory issues that are raised by the offer.

            (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any or all of the following: advising shareholders not to accept that offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

      11. Articles 7, 8, 9, 10 and 11 shall not be amended unless first approved by the affirmative vote of:

            (a) the holders of at least seventy-five percent (75%) of the outstanding shares of stock of the Corporation entitled to vote thereon; or

            (b) the holders of at least fifty-one percent (51%) of the outstanding shares of stock of the Corporation entitled to vote thereon, provided that such amendment has received the prior approval of at least eighty percent (80%) of all of the members of the Board of Directors.

                                     ANNEX C

                     BY-LAWS OF FIDELITY D & D BANCORP, INC.

                                     BY-LAWS
                                       of
                          FIDELITY D & D BANCORP, INC.

                                    Article 1

                               CORPORATION OFFICE

      Section 1.1 The Corporation shall have and continuously maintain in Pennsylvania a registered office. The registered office shall be Blakely and Drinker Streets, Dunmore, Pennsylvania 18512. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the Board of Directors.

      Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                    Article 2

                              SHAREHOLDERS MEETINGS

      Section 2.1 All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as may be fixed from time to time by the Board of Directors, and such meetings shall be held at such time as may be fixed from time to time by the Board of Directors.

      Section 2.2 The annual meeting of the shareholders shall be held no later than the thirty-first day of May in each year, when the shareholders shall elect members to the Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 2.3 Special meetings of the shareholders may be called at any time by a majority of the Board of Directors or by one or more shareholders entitled to cast at least twenty percent (20%) of the votes which all shareholders are entitled to cast at a particular meeting. At any time, upon written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which, if the meeting is called pursuant to a statutory right, shall be held not more than sixty (60) days after the receipt of the request. If the Secretary refuses to fix the time of the meeting or neglects to fix the time of the meeting within thirty (30) days after the receipt of such a request, the person or persons making the request may issue the call.

      Section 2.4 Written notice of all shareholder meetings (other than adjourned meetings of shareholders), shall state the place, date, hour, the purpose thereof and shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten (10) days before such meeting, unless a greater period of notice is required by statute or by these By-laws, to each shareholder entitled to vote thereat at such address as appears on the transfer books for shares of the Corporation.

      Section 2.5 When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

                                    Article 3

                             QUORUM OF SHAREHOLDERS

      Section 3.1 The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders.

      Section 3.2 If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that those shareholders entitled to vote who attend a meeting of shareholders:

      (1) At which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors;

      (2) That has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

      Section 3.3 At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                                    Article 4

                                  VOTING RIGHTS

      Section 4.1 Except as may be otherwise provided by statute or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the transfer books for shares of the Corporation on the record date fixed for the meeting.

      Section 4.2 When a quorum is present at any meeting the voice vote of the holders of a majority of the stock having voting power, present, in person or by proxy, shall decide any question brought before such meeting except as provided differently by statute or by the Articles of Incorporation.

      Section 4.3 Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

                                    Article 5

                                     PROXIES

      Section 5.1 Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation.

      Section 5.2 A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

                                    Article 6

                                   RECORD DATE

      Section 6.1 The Board of Directors may fix a time, not more than ninety
(90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the transfer books for shares of the Corporation after any record date fixed as aforesaid.

      Section 6.2 The Board of Directors may close the transfer books for shares of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the transfer books for shares of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                    Article 7

                                  VOTING LISTS

      Section 7.1 The Secretary shall have charge of the transfer books for shares of the Corporation and shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

      Section 7.2 Failure to comply with the requirements of Section 7.1 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote an any meeting of shareholders.

                                    Article 8

                               JUDGES OF ELECTION

      Section 8.1 In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

      Section 8.2 In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

      Section 8.3 The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

      Section 8.4 On request of the presiding officer of the meeting, or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                    Article 9

                                    DIRECTORS

      Section 9.1 Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation's then existing Board of Directors) shall so notify the Secretary of the Corporation in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known by the notifying shareholder.

            (a)   the name and address of each proposed nominee;

            (b)   the age of each proposed nominee;

            (c)   the principal occupation of each proposed nominee;

            (d) the number of shares of the Corporation owned by each proposed nominee;

            (e) the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

            (f)   the name and residence address of the notifying shareholder;
                  and

            (g) the number of shares of the Corporation owned by the notifying shareholder.

      Any nomination for director not made in accordance with this Section shall be disregarded by the presiding officer of the meeting, and votes cast for each such nominee shall be disregarded by the judges of election. In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section, the nomination shall be honored and all votes cast for such nominee shall be counted.

      Section 9.2 The number of directors that shall constitute the whole Board of Directors shall be not less than three (3). The Board of Directors shall be classified into three (3) classes, each class to be elected for a term of three
(3) years. The terms of the respective classes shall expire in successive years as provided in Section 9.3 hereof. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications.

      Section 9.3 At the 2000 annual meeting of shareholders of the Corporation, the shareholders shall elect ten (10) directors as follows: four (4) Class A directors to serve until the 2001 annual meeting of shareholders, three (3) Class B directors to serve until the 2002 annual meeting of shareholders, and three (3) Class C directors to serve until the 2003 annual meeting of shareholders. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three (3) years, so that the term of office of one class of directors shall expire in each year. The Board of Directors shall have the sole discretion to increase the number of Directors that shall constitute the whole Board of Directors; provided however, that the total number of Directors in each class remains relatively proportionate to the others.

      Section 9.4 The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or for any other proper cause which these By-laws may specify or if, within sixty (60) days or such other time as these By-laws may specify after notice of his selection, he does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification as these By-laws may specify.

      Section 9.5 Upon application of any shareholder or director, the court may remove from office any director in case of fraudulent or dishonest acts, or gross abuse of authority or discretion with reference to the Corporation, or for any other proper cause, and may bar from office any director so removed for a period prescribed by the court. The Corporation shall be made a party to the action and, as a prerequisite to the maintenance of an action under this Section 9.5, a shareholder shall comply with Section 1782 of the Business Corporation Law of 1988, and any amendments or supplements thereto.

      Section 9.6 An act of the Board of Directors done during the period when a director has been suspended or removed for cause shall not be impugned or invalidated if the suspension or removal is thereafter rescinded by the shareholders or by the Board of Directors or by the final judgment of a court.

      Section 9.7 The Board of Directors may appoint a person who previously held the position of Director to be a Director Emeritus. A Director Emeritus may attend meetings of the Board of Directors and shall have such other rights and privileges as may be determined from time to time by resolution of the Board of Directors.

                                   Article 10

                         VACANCIES ON BOARD OF DIRECTORS

      Article 10.1 Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, or by a sole remaining director, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

                                   Article 11

                          POWERS OF BOARD OF DIRECTORS

      Section 11.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

      Section 11.2 A director shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

      (a) One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

      (b) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such persons.

      (c) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

      A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

      In assessing whether the standard set forth herein has been satisfied, there shall not be any greater obligation to justify, or higher burden of proof with respect to, any act as the board of directors, any committee of the board or any individual director relating to or affecting an acquisition or potential or proposed acquisition of control of the corporation than is applied to any other act as a board of directors, any committee of the board or any individual director.

      Section 11.3 In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers, upon creditors and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 11.2.

      Section 11.4 Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

      Section 11.5 A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

      (a) the director has breached or failed to perform the duties of his office under this Article 11; and

      (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      Section 11.6 The provisions of Section 11.5 shall not apply to:

      (a) the responsibility or liability of a director pursuant to any criminal statute; or

      (b) the liability of a director for the payment of taxes pursuant to local, State or Federal law.

      Section 11.7 A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board of Directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the Secretary of the Corporation before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 11.7 shall bar a director from asserting that minutes of any meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notifies the Secretary of the Corporation, in writing, of the asserted omission or inaccuracy.

                                   Article 12

                      COMMITTEES OF THE BOARD OF DIRECTORS

      Section 12.1 The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

      (a) The submission to shareholders of any action requiring approval of shareholders under applicable law, the Articles of Incorporation or these By-laws.

      (b)   The creation or filling of vacancies in the Board of Directors.

      (c)   The adoption, amendment or repeal of these By-laws.

      (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

      (e) Action on matters committed by these By-laws or resolution of the Board of Directors to another committee of the Board of Directors.

      Section 12.2 The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

      Section 12.3 Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors. The term "Board of Directors," when used in any provision of this Article 12 relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of this Article 12 relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Article 12.

                                   Article 13

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 13.1 An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

      Section 13.2 Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

      Section 13.3 Special meetings of the Board of Directors may be called by the President on one (1) day's notice to each director, either personally or in the manner set forth under Article

32 hereof; special meetings shall be called by the President in like manner and on like notice upon the written request of three (3) directors.

      Section 13.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

                                   Article 14

                    INFORMAL ACTION BY THE BOARD OF DIRECTORS

      Section 14.1 Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation.

                                   Article 15

                            COMPENSATION OF DIRECTORS

      Section 15.1 Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   Article 16

                                    OFFICERS

      Section 16.1 The officers of the Corporation shall be elected by the Board of Directors at its organizational meeting and shall be a President, Secretary and Treasurer. The Board of Directors may elect one of its members as Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any number of offices may be held by the same person, except that the offices of President, Treasurer and Chief Financial Officer, if any, shall not be held by the same person or persons.

      Section 16.2 The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

      Section 16.3 Each officer shall hold office for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation. The Corporation may secure the fidelity of any or all of the officers by bond or otherwise.

      Section 16.4 Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 16.5 An officer shall perform his duties as an officer in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation.

                                   Article 17

                                  THE PRESIDENT

      Section 17.1 The Board of Directors shall appoint one of its members to be President. He shall be the chief executive officer of the Corporation. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on any particular officer or officers of the Corporation. The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have general executory powers in addition to those specific powers conferred by these by-laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. In the absence or incapacity of the Chairman of the Board, the President shall preside at meetings of the shareholders and the directors.

                                   Article 18

                            THE CHAIRMAN OF THE BOARD

      Section 18.1 The Board of Directors may appoint one of its members to be the Chairman of the Board. If elected, he shall preside at all meetings of the shareholders and directors; shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executory powers in addition to those specific powers conferred by these by-laws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

                                   Article 19

                               THE VICE PRESIDENT

      Section 19.1 The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-laws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior," or by departmental or functional classification.

                                   Article 20

                                  THE SECRETARY

      Section 20.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and keep accurate records thereof in one or more minute books kept for that purpose, shall attend to the giving of all notices required by these by-laws to be given, and shall perform the duties customarily performed by the secretary of a corporation and such other duties as may be assigned to him by the Board of Directors or the President.

                                   Article 21

                                  THE TREASURER

      Section 21.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

                                   Article 22

                               ASSISTANT OFFICERS

      Section 22.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President, the Chairman of the Board or the officer to whom he is assistant may from time to time assign him. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

                                   Article 23

                                 INDEMNIFICATION

      Section 23.1 (Third Party Actions) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

      Section 23.2 (Derivative Actions) The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

      Section 23.3 (Mandatory Indemnification) To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 23.4 (Procedure for Effecting Indemnification) Unless ordered by a court, any indemnification under Sections 23.1 (relating to third party actions) or 23.2 (relating to derivative actions) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

      (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

      (b) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      (c) by the shareholders.

      Section 23.5 (Advancing Expenses) Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article 23 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 23 or otherwise.

      Section 23.6 (Supplementary Coverage) (a) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 23 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 23.6 or otherwise.

      (b) Indemnification pursuant to subsection (a) of this Section 23.6 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      (c) Indemnification pursuant to subsection (a) of this Section 23.6 under any By-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 23.6 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.

      Section 23.7 (Power to Purchase Insurance) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article 23.

      Section 23.8 (Application to Surviving or New Corporations) For the purpose of this Article 23, references to "the Corporation" include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that any person who is or was a representative of the constituent, surviving or new corporation, or is or was serving at the request of the constituent, surviving or new corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 23 with respect to the surviving or new corporation as he would if he had served the surviving or new corporation in the same capacity.

      Section 23.9 (Application to Employee Benefit Plans) For purposes of this
Article 23:

      (a) References to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a representative of the Corporation that imposes duties on, or involves services by, the representative with respect to an employee benefit plan, its participants or beneficiaries.

      (b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

      (c) Action with respect to an employee benefit plan taken or omitted in good faith by a representative of the Corporation in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

      Section 23.10 (Duration and Extent of Coverage) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 23 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the Corporation and shall inure to the benefit of the heirs and personal representative of that person.

                                   Article 24

                               SHARE CERTIFICATES

      Section 24.1 The share certificates of the Corporation shall be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be; shall be signed by the Chairman of the Board or the President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors, and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                                   Article 25

                               TRANSFER OF SHARES

      Section 25.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the transfer books for shares of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

                                   Article 26

                                LOST CERTIFICATES

      Section 26.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

                                   Article 27

                                    DIVIDENDS

      Section 27.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, so long as any dividend shall not be in violation of law and the Articles of Incorporation.

      Section 27.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                                   Article 28

                        FINANCIAL REPORT TO SHAREHOLDERS

      Section 28.1 The President and the Board of Directors shall present prior to each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

                                   Article 29

                                   INSTRUMENTS

      Section 29.1 Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or the Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation.

      Section 29.2 The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document.

                                   Article 30

                                   FISCAL YEAR

      Section 30.1 The fiscal year of the Corporation shall be the calendar year.

                                   Article 31

                                      SEAL

      Section 31.1 The President, the Treasurer, the Secretary and any Assistant Treasurer or Assistant Secretary, or any other officer designated by the Board of Directors, shall have the authority to affix the corporate seal to any document requiring such seal and to attest the same. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

                                   Article 32

                           NOTICES AND WAIVERS THEREOF

      Section 32.1 Whenever written notice is required to be given to any person under the provisions of applicable law, by the Articles of Incorporation or of these By-laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer-back received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice if sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of these By-laws.

      Section 32.2 Whenever any written notice is required to be given under the provisions of applicable law, the Articles of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by these By-laws, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted.

      Section 32.3 Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

      Section 32.4 Whenever any notice or communication is required to be given to any person under the provisions of applicable law, the Articles of Incorporation, these By-laws, the terms of any agreement and any other instrument or as a condition precedent to taking any corporate action, and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required and there shall be no duty to apply for a license or other permission to do so. Any action or meeting that is taken or held without notice or communication to that person shall have the same validity as if the notice or communication had been duly given. If the action taken is such as to require the filing of any document with respect thereto under any provision of law or any agreement or other instrument, it shall be sufficient, if such is the fact and if notice or communication in required, to state therein that notice or communication was given to all persons entitled to receive notice or communication except persons with whom communication was unlawful.

      Section 32.5 Section 32.4 shall also be applicable to any shareholder with whom the Corporation has been unable to communicate for more than twenty-four
(24) consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, Section 32.4 shall cease to be applicable to the shareholder under this Section 32.5.

                                   Article 33

                                   EMERGENCIES

      Section 33.1 The Board of Directors may adopt emergency By-laws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any different provisions of law, of the Articles of Incorporation or of these By-laws, be effective during any emergency resulting from an attack on the United States, a nuclear disaster or another catastrophe as a result of which a quorum of the Board of Directors cannot readily be assembled. The emergency By-laws may make any provision that may be appropriate for the circumstances of the emergency including, procedures for calling meetings of the Board of Directors, quorum requirements for meetings and procedures for designating additional or substitute directors.

      Section 33.2 The Board of Directors, either before or during any emergency, may provide, and from time to time modify, lines of succession in the event that during the emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties and may, effective in the emergency, change the head offices or designate several alternative head offices or regional offices of the Corporation or authorize the officers to do so.

      Section 33.3 A representative of the Corporation acting in accordance with any emergency By-laws shall not be liable except for willful misconduct and shall not be liable for any action taken by him in good faith in an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the emergency or other By-laws then in effect.

      Section 33.4 To the extent not inconsistent with any emergency By-laws so adopted, the By-laws of the Corporation shall remain in effect during any emergency and, upon its termination, the emergency By-laws shall cease to be effective.

      Section 33.5 Unless otherwise provided in emergency By-laws, notice of any meeting of the Board of Directors during an emergency shall be given only to those directors to whom it is feasible to reach at the time and by such means as are feasible at the time, including publication, radio or television. To the extent required to constitute a quorum at any meeting of the Board of Directors during any emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency By-laws, be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

                                   Article 34

                                   AMENDMENTS

      Section 34.1 These By-laws may be altered, amended or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose (except that the directors shall not make or alter any by-laws fixing their qualification, classification or term of office), subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of seventy-five percent (75%) of the outstanding shares of Common Stock.

                                     ANNEX D

                               STATUTES REGARDING
                               DISSENTERS' RIGHTS

                  PENNSYLVANIA BANKING CODE OF 1965, AS AMENDED

                             Excerpt from Chapter 12

Section 1222.  Rights of Dissenting Shareholders.

      If a shareholder of an institution shall object to a proposed plan of action of the institution authorized under a section of this act and such section provides that the shareholder shall be entitled to rights and remedies of a dissenting shareholder, the rights and remedies of such shareholder shall be governed by the provisions of the Business Corporation Law(1) applicable to dissenting shareholders and shall be subject to the limitations on such rights and remedies under those provisions. Shares acquired by an institution as a result of the exercise of such rights by a dissenting shareholder may be held and disposed of as treasury shares, or, in the case of a merger or consolidation, as otherwise provided in the plan of merger or consolidation.

                            Excerpt from Chapter 16

Section 1607.  Rights of Dissenting Shareholders.

      (a) A shareholder of an institution which is a party to a plan in which the proposed merger or consolidation will result in an institution subject to this act who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder provided under, and subject to compliance with, the provisions of section 1222 of this act.

          THE PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

                           Excerpt from Subchater 19C

Section 1930. Dissenters Rights

      (a) General Rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

Subchapter 15D - Dissenters Rights

Section 1571. Application and effect of subchapter.

      (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares,

--------
      (1) 15 Pa. C.S.A. Section 1001 et seq.

where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

      Section 1906(c) (relating to dissenters rights upon special treatment).
      Section 1930 (relating to dissenters rights).
      Section 1931(d) (relating to dissenters rights in share exchanges).
      Section 1932(c) (relating to dissenters rights in asset transfers).
      Section 1952(d) (relating to dissenters rights in division).
      Section 1962(c) (relating to dissenters rights in conversion).
      Section 2104(b) (relating to procedure).
      Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
      Section 2325(b) (relating to minimum vote requirement).
      Section 2704(c) (relating to dissenters rights upon election).
      Section 2705(d) (relating to dissenters rights upon renewal of election).
      Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
      Section 7104(b)(3) (relating to procedure).

      (b)   Exceptions.

            (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                  (i)   listed on a national securities exchange; or

                  (ii) held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

            (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                  (i) shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares;

                  (ii) shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class;

                  (iii) shares entitled to dissenters rights under section
                        1906(c) (relating to dissenters rights upon special treatment).

            (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

      (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

      (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

            (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

            (2) a copy of this subchapter.

      (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

      (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

      (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572. Definitions.

      The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

            "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

            "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

            "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

            "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

Section 1573. Record and beneficial holders and owners.

      (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

      (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574. Notice of intention to dissent.

      If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575. Notice to demand payment.

      (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

            (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

            (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

            (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

            (4) Be accompanied by a copy of this subchapter.

      (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

      (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

      (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

      (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577. Release of restrictions or payment for shares.

      (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

      (b) Renewal of notice to demand payment. When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

      (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

            (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter or a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

            (2) A statement of the corporation's estimate of the fair value of the shares.

            (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

      (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those which the original dissenter had after making demand for payment of their fair value.

Section 1578. Estimate by dissenter of fair value of shares.

      (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

      (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579. Valuation proceedings generally.

      (a) General rule. Within 60 days after the latest of:

            (1) effectuation of the proposed corporate action;

            (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

            (3) timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares).

      If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

      (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pacs Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

      (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

      (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

      (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580. Costs and expenses of valuation proceedings.

      (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

      (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses arc assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

      (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 PA. C.S.A. Sections 1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding. The full text of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988 is attached as Exhibit 99.4.

      Section 1741 (relating to third party actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

      Section 1742 (relating to derivative actions) provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

      Section 1743 (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Section 1744 (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

            1. by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

            2. if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

            3. by the shareholders.

      Section 1745 (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

      Section 1746 (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      Section 1746 also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Section 1746 further declares that indemnification under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

      Section 1747 (relating to the power to purchase insurance) provides that a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the Business Corporation Law. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

      Article 23 of the By-laws of the Registrant provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provision of Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended. In addition, Registrant intends to purchase and maintain insurance against liability for acts by these persons, as permitted by law.

Item 21. Exhibits and Financial Statement Schedules.

      (a)   Exhibits:

            2.1 Plan of Reorganization dated as of __________, 1999, among Registrant, The Fidelity Deposit and Discount Bank and The Fidelity Deposit and Discount Interim Bank (included as Annex A to the Proxy Statement/Prospectus contained herein).

            2.2 Plan of Merger dated as of ____________, 1999, between The Fidelity Deposit and Discount Bank and The Fidelity Deposit and Discount Interim Bank (included as Exhibit A to the Plan of Reorganization, which is included in Annex A to the Proxy Statement/Prospectus contained herein).

            3(i) Amended and Restated Articles of Incorporation of Registrant (included as Annex B to the Proxy Statement/Prospectus contained herein).

            3(ii) By-laws of Registrant (included as Annex C to the Proxy
                  Statement/Prospectus contained herein).

            5 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated ____________, 1999, as to the legality of the shares of Registrant's stock being registered.

            8 Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant, dated __________, 1999, as to the tax treatment of the proposed transactions.

            10.1 1998 Independent Directors Stock Option Plan of The Fidelity Deposit and Discount Bank.

            10.2 1998 Stock Incentive Plan of The Fidelity Deposit and Discount Bank.

            10.3 The Fidelity Deposit and Discount Bank Dividend Reinvestment Plan.

            23.1 Consent of Shumaker Williams, P.C. of Camp Hill, Pennsylvania, Special Counsel to Registrant (included in Opinion Letter as
                  Exhibit 5).

            23.2 Consent of Parente, Randolph, Orlando, Carey and Associates, Certified Public Accountants (intentionally omitted).

            24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration Statement).

            99.1  Letter to Shareholders of The Fidelity Deposit and Discount
                  Bank

            99.2 Notice of Special Meeting of Shareholders of The Fidelity Deposit and Discount Bank.

            99.3 Form of Proxy for use by the Shareholders of The Fidelity Deposit and Discount Bank.

            99.4 Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, (15 PA. C.S.A. Sections 1741-1750) relating to indemnification.

            99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).

      (b)   Financial Statement Schedules:

            None required.

      (c)   Opinions:

            The opinions of Shumaker Williams, P.C., Special Counsel to Registrant, are included as Exhibits 5 and 8.

Item 22. Undertakings.

      (a)   Undertakings furnished pursuant to Item 512 of Regulation S-K:

            (1)   The undersigned Registrant hereby undertakes:

                  (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the Proxy Statement/Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   Not applicable.

      (d)   Not applicable.

      (e)   Not applicable.

      (f)   Not applicable.

      (g) (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

            (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss.230.415 of this chapter), will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b)   Undertakings furnished pursuant to Item 22(b) and (c):

            (1) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/ Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (2) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dunmore, Lackawanna County, Commonwealth of Pennsylvania, on the 29th day of October, 1999.

                                       FIDELITY D & D BANCORP, INC.
                                       (Registrant)


                                       By: /s/ Michael F. Marranca
                                           ----------------------------------
                                           Michael F. Marranca,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Marranca and Robert B. Farrell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature and Capacity                             Date
       ----------------------                             ----

/s/ Michael F. Marranca                              October 29, 1999
-------------------------------------------
Michael F. Marranca, President and
Chief Executive Officer, Director
(Principal Executive Officer)

/s/ Robert P. Farrell                                October 29, 1999
-----------------------------------------------
Robert P. Farrell, Treasurer
(Principal Financial and Accounting Officer)

/s/ Samuel C. Cali                                   October 29, 1999
-----------------------------------------------
Samuel C. Cali, Chairman of the Board, Director

/s/ Paul A. Barrett                                  October 29, 1999
-----------------------------------------------
Paul A. Barrett, Director

/s/ Patrick A. Calvey, Jr.                           October 29, 1999
-----------------------------------------------
Patrick A. Calvey, Jr., Director

/s/ John T. Cognetti                                 October 29, 1999
-----------------------------------------------
John T. Cognetti, Director

/s/ Patrick J. Dempsey                               October 29, 1999
-----------------------------------------------
Patrick J. Dempsey,  Director

/s/ John F. Glinsky, Jr.                             October 29, 1999
-----------------------------------------------
John F. Glinsky, Jr., Secretary, Director

/s/ Herbert M. McDonald                              October 29, 1999
-----------------------------------------------
Herbert M. McDonald, Director

/s/ Michael J. McDonald                              October 29, 1999
-----------------------------------------------
Michael J. McDonald, Director

/s/ David L. Tressler, Sr.                           October 29, 1999
-----------------------------------------------
David L. Tressler, Sr., Director

                                INDEX TO EXHIBITS


Exhibit
Number
------

  2.1 Plan of Reorganization dated as of __________, 1999, among Registrant, The Fidelity Deposit and Discount Bank and
        The Fidelity Deposit and Discount Interim Bank (included as
        Annex A to the Proxy Statement/Prospectus contained herein).

  2.2   Plan of Merger dated as of ____________, 1999, between The
        Fidelity Deposit and Discount Bank and The Fidelity Deposit and
        Discount Interim Bank (included as Exhibit A to the Plan of
        Reorganization, which is included in Annex A to the Proxy
        Statement/Prospectus contained herein).

 3(i)   Amended and Restated Articles of Incorporation of Registrant
        (included as Annex B to the Proxy Statement/Prospectus contained herein).

3(ii)   By-laws of Registrant (included as Annex C to the Proxy
        Statement/Prospectus contained herein).

    5   Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania,
        Special Counsel to Registrant, dated ____________, 1999, as to the legality of the shares of Registrant's stock being registered.

    8   Opinion of Shumaker Williams, P.C. of Camp Hill, Pennsylvania,
        Special Counsel to Registrant, dated __________, 1999, as to the tax treatment of the proposed transactions.

 10.1 1998 Independent Directors Stock Option Plan of The Fidelity Deposit and Discount Bank.

 10.2   1998 Stock Incentive Plan of The Fidelity Deposit and Discount
        Bank.

 10.3   The Fidelity Deposit and Discount Bank Dividend Reinvestment
        Plan.

 23.1   Consent of Shumaker Williams, P.C. of Camp Hill, Pennsylvania,
        Special Counsel to Registrant (included  in Opinion Letter as
        Exhibit 5).

 23.2   Consent of Parente, Randolph, Orlando, Carey and Associates,
        Certified Public Accountants (intentionally omitted).

   24 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the Registration
        Statement).

 99.1   Letter to Shareholders of The Fidelity Deposit and Discount Bank

 99.2 Notice of Special Meeting of Shareholders of The Fidelity Deposit and Discount Bank.

 99.3 Form of Proxy for use by the Shareholders of The Fidelity Deposit and Discount Bank.

 99.4   Subchapter D of Chapter 17 of the Pennsylvania Business Corporation
        Law of 1988, as amended, (15 PA C.S.A. Sections 1741-1750) relating to indemnification.

 99.5 Statutes Relating to Dissenters' Rights (included as Annex D to the Proxy Statement/Prospectus contained herein).


                                       ii